     As filed with the Securities and Exchange Commission on May 9, 2002
                                                      Registration No. 333-_____
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                               Kanakaris Wireless
              -----------------------------------------------------
                 (Name of Small Business Issuer in its Charter)

     Nevada                               3714                    86-0888532
----------------------------  ---------------------------    ------------------
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification No.)          Code Number)

                               ------------------

                        2716 Ocean Park Blvd., Suite 2005
                             Santa Monica, CA 90405
                                 (949) 760-5470
         ------------------------------------------------------------------
         (Address and telephone number of Registrant's principal executive offices and principal place of business)

                               ------------------

                                 Alex Kanakaris
                      President and Chief Executive Officer
                               Kanakaris Wireless
                        2716 Ocean Park Blvd., Suite 2005
                             Santa Monica, CA 90405
                                 (949) 760-5470
            ----------------------------------------------------------
            (Name, address, and telephone number of agent for service)

                                   Copies to:
                             Larry A. Cerutti, Esq.
                           Cristy Lomenzo Parker, Esq.
                               Rutan & Tucker, LLP
                         611 Anton Boulevard, 14th Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                               ------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

                               ------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. | |

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

                               ------------------

                                        CALCULATION OF REGISTRATION FEE
============================================ ================= =================== ======================= ==================
                                                                Proposed maximum      Proposed maximum         Amount of
             Title of each class of             Amount to        offering price          aggregate           registration
          securities to be registered        be registered(1)     per share(2)        offering price(2)           fee
-------------------------------------------- ----------------- ------------------- ----------------------- ------------------
Common stock, no par value................     36,506,408 (3)       $.07                $2,555,449              $235.10
============================================ ================= =================== ======================= ==================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) The aggregate offering price of the registrant's shares is estimated solely for the purpose of calculating the registration fee payable pursuant hereto, as determined in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices per share as reported on the NASD's OTC Bulletin Board(R) on May 6, 2002.
(3) Represents shares of common stock being offering by selling security holders, including shares issued and outstanding and shares issuable upon exercise or conversion of outstanding derivative securities.

     Pursuant to Rule 429, this registration statement contains a combined prospectus that covers 15,000 shares of common stock registered on Registration Statement No. 333-31748, 57,010 shares of common stock registered on Registration Statement No. 333-39102, and 219,858 shares of common stock registered on Registration Statement No. 333-54514, in addition to the 36,506,408 shares of common stock registered hereunder.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject To Completion Dated May 9, 2002

PROSPECTUS

                               Kanakaris Wireless

                        36,798,276 Shares of Common Stock

         The shares of Kanakaris Wireless common stock being offered under this prospectus are being offered by selling security holders identified in this prospectus for their own accounts. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "KKRW." On May 6,2002, the high and low sale price for a share of our common stock was $.07. We have adjusted all share numbers shown in this prospectus to reflect the 1-for-20 reverse stock split of our common stock that occurred on December 7, 2001.

         The mailing address and the telephone number of our principal executive offices are 2716 Ocean Park Blvd., Suite 2005, Santa Monica, CA 90405 (949) 760-5470.

                              ---------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.

                  PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this prospectus is              , 2002

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                          ----
Risk Factors...............................................................  3
Special Note Regarding Forward-Looking Statements..........................  9
Use of Proceeds............................................................ 10
Price Range of Common Stock................................................ 10
Dividend Policy............................................................ 10
Capitalization............................................................. 11
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.................................................... 12
Business................................................................... 17
Management................................................................. 28
Principal and Selling Security Holders..................................... 36
Plan of Distribution....................................................... 45
Certain Relationships and Related Transactions............................. 47
Description of Capital Stock............................................... 56
Transfer Agent and Registrar............................................... 59
Legal Matters.............................................................. 59
Experts.................................................................... 60
Where You Can Find More Information........................................ 60
Index to Financial Statements..............................................F-1

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

                          RISKS RELATED TO OUR BUSINESS

     WE HAVE INCURRED OPERATING LOSSES, EXPECT CONTINUED LOSSES AND MAY NOT ACHIEVE PROFITABILITY. IF WE CONTINUE TO LOSE MONEY, WE MAY HAVE TO CURTAIL OUR OPERATIONS.

         Our consolidated financial statements have been prepared assuming we will continue as a viable business. We have not been profitable and we may continue to lose money for the foreseeable future. Historically, we have incurred losses and experienced negative cash flow. As of December 31, 2001, we had an accumulated deficit of approximately $31,574,920. We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business.

     WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD DILUTE OUR STOCKHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS.

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. We have not been able to generate significant cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. We require new financing. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose any existing sources of funding and impair our ability to secure new sources of funding.

     WE RELY HEAVILY ON OUR KEY EMPLOYEES, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris. We have not entered into any employment agreement with Mr. Kanakaris or any other officer of Kanakaris Wireless. The loss of Mr. Kanakaris could have a material adverse effect on Kanakaris Wireless because Mr. Kanakaris has experience, skills and vision upon which we draw heavily in our day-to-day operations and strategic planning and financing activities. We are the beneficiary of 80% of the proceeds of a term life insurance policy in the amount of $10,000,000 covering Mr. Kanakaris. However, we cannot assure you that receipt of these proceeds would be sufficient to enable us to continue our business without significant temporary or permanent disruption following the loss of Mr. Kanakaris.

     BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THESE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary technology and intellectual property rights. We do not hold any patents. However, we believe that some of our proprietary technologies, including our CinemaWEAR(TM) Encoding technology, our CinemaWEAR(TM) Wireless Delivery technology and our Embedded Electronic Commerce(TM) technology, could benefit from patent protection. Accordingly, we intend to file patent applications for those technologies with the United States Patent and Trademark Office. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technologies.

         We own, license or have otherwise obtained the right to use technologies incorporated into our web sites and products. We may receive infringement claims from third parties relating to our technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology that we have licensed from third parties for incorporation into our web sites and products, we would forward those claims to the appropriate third party. If we were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from using that technology, incur substantial costs in redesigning our web sites and products that incorporate that technology, or incur substantial costs defending any legal action taken against us, all of which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         We hold the Internet domain names "AK.TV," "KKRS.Net," "WordPop.com," "CinemaPop.com" and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org," or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

     IF COMMUNICATIONS TO OUR PRIMARY SERVERS ARE INTERRUPTED, OUR OPERATIONS COULD BE NEGATIVELY IMPACTED.

         Our movies and general web sites, including www.AK.TV, our principal web site, are hosted on servers owned and operated by a third party. Although offsite backup servers are maintained by our host, all of our primary servers are vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins and other events beyond our control. We have, from time to time, experienced periodic systems interruptions and anticipate that these interruptions will occur in the future. We do not maintain business interruption insurance. If we experience significant system disruptions, our business, results of operations and financial condition would be materially adversely affected because we would be unable to deliver our Internet-related products and services during the disruption and may therefore lose existing and potential customers.

     OUR COMPUTER INFRASTRUCTURE MAY SUFFER SECURITY BREACHES. ANY SUCH BREACHES COULD JEOPARDIZE CONFIDENTIAL INFORMATION TRANSMITTED OVER THE INTERNET, CAUSE INTERRUPTIONS IN OUR OPERATIONS OR CAUSE US TO HAVE LIABILITY TO THIRD PARTIES.

         We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our insurance does not currently protect us against these losses. Consequently, any security breach could have a material adverse effect on our business, results of operations and financial condition.

     OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

         Our business strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so, particularly if our losses continue and we are unable to obtain sufficient financing. If we are unable to successfully manage our growth, our business, prospects, financial condition and results of operations could be adversely affected.

     ALTHOUGH INTERNET COMMERCE HAS YET TO ATTRACT SIGNIFICANT REGULATION, GOVERNMENT REGULATION MAY RESULT IN FINES, PENALTIES, TAXES OR OTHER COSTS OR CONSEQUENCES THAT MAY REDUCE OUR FUTURE EARNINGS.

         The United States Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

     COMPETITION AMONG VIDEO DISTRIBUTORS HAS INTENSIFIED AND THE MOVEMENT OF SOME OF OUR PRINCIPLE SUPPLIERS INTO THE VIDEO DISTRIBUTION MARKET COULD SIGNIFICANTLY REDUCE OUR MARKET SHARE.

         The ongoing consolidation of traditional video distributors and the movement of some of the major motion picture studios, who are some of our principal suppliers in that industry, into the video distribution market has intensified the competition within the video distribution market. As a result, some of our competitors in the video distribution market have greater access to capital, marketing and advertising resources which gives them a significant advantage over us. The movement of some of the major motion picture studios into the video distribution market has threatened some of our larger accounts because those motion picture studios often contact large retailers directly. If our smaller accounts grow into larger accounts, there is an increasing possibility that major studios may try to sell to these larger accounts directly and circumvent us. If we are unable to protect our customer base as it grows, we may be forced to change our marketing efforts in the video distribution market to target smaller accounts. This potential change in marketing strategy coupled with the potential loss of larger accounts may result in a decrease in our revenues and may adversely affect our business, prospects, financial condition and results of operations.

     CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS ALLOW CONCENTRATION OF VOTING POWER IN ONE INDIVIDUAL, WHICH MAY, AMONG OTHER THINGS, DELAY OR FRUSTRATE THE REMOVAL OF INCUMBENT DIRECTORS OR A TAKEOVER ATTEMPT, EVEN IF SUCH EVENTS MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

         Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving Kanakaris Wireless that is not approved by our board of directors, even if those events may be beneficial to the interest of our stockholders. For example, Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the holder of all of the 1,000,000 authorized, issued and outstanding shares of our Class A Convertible Preferred Stock. Under our articles of incorporation, each share of Class A Preferred Stock is entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Kanakaris has sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving Kanakaris Wireless. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by Kanakaris Wireless. In addition, the concentration of voting power in the hands of Mr. Kanakaris could have the effect of delaying or preventing a change in control of Kanakaris Wireless, even if the change in control would benefit our stockholders, and may adversely affect the market price of our common stock.

     WE ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND THE RESPONSES TO THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC MAY HAVE ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

         The recent terrorist attacks in the United States, which have brought devastation to many people and shaken consumer confidence, have disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. To the extent that such disruptions result in a general decrease in government, business and consumer spending that could decrease demand for our current and planned products and services, in our inability to effectively market our products and services, or in financial or operational difficulties for the service providers, such as server operators, on which we rely, our business and results of operations could be materially and adversely affected. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will result in any long-term commercial disruptions or whether such terrorist activities or responses will have a long-term material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

     BECAUSE OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

         Our common stock trades under the symbol "KKRW" on the NASD's OTC Bulletin Board(R). Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

                     RISKS RELATED TO THIS OFFERING

     CONVERSION OF OUR OUTSTANDING CONVERTIBLE SECURITIES COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT AND CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE BECAUSE THE CONVERSION PRICE OF THOSE SECURITIES DEPENDS UPON THE MARKET PRICE OF OUR COMMON STOCK, AND THERE IS NO CEILING ON THE NUMBER OF SHARES OF OUR COMMON STOCK THAT ARE ISSUABLE UPON EXERCISE OF THOSE SECURITIES.

         We have issued to several security holders debentures, notes, warrants and shares of preferred stock that are convertible or exercisable at prices that are equal to the lesser of a fixed price and a variable price that is based upon a discount on the market price of our common stock. As of May 6, 2002, we had a total of 13,156,325 shares of common stock outstanding, the closing sale price of a share of our common stock on the OTC Bulletin Board(R) was $.07, and the debentures, notes, warrants and shares of preferred stock with variable conversion or exercise prices were convertible or exercisable into approximately 136,500,000 shares of common stock. The number of shares that those debentures, notes and warrants ultimately may be converted into or exercised for could prove to be greater than this estimate if the market price of our common stock declines. You could, therefore, experience substantial dilution and a decline in the value of your investment as a result of the conversion of the debentures and exercise of the warrants.

     IF OUR SECURITY HOLDERS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON CONVERSION OR EXERCISE OF DERIVATIVE SECURITIES, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

         Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large number of other sales within a relatively short period of time can create a downward pressure on the price of the security. The decrease in market price would allow holders of our debentures and warrants that have conversion or exercise prices based upon a discount on the market price of our common stock to convert their debentures and exercise their warrants into an increased number of shares of our common stock. Further sales of common stock issued upon conversion of debentures or exercise of warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

     OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND LITIGATION AGAINST US.

         The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. Our common stock trades on the OTC Bulletin Board(R) under the symbol "KKRW." For the quarter ended March 31, 2002, taking into account the 1-for-20 reverse common stock split that occurred on December 7, 2001, the high and low closing sale prices for a share of our common stock were $0.15 and $0.072, respectively. The trading prices of our common stock could experience wide fluctuations in the future in response to:

         o        quarter-to-quarter variations in our operating results;
         o        material announcements of technological innovations;
         o establishment of strategic partnerships by us or our competitors or providers of alternative products and services;
         o general conditions in the Internet and e-commerce industries; or
         o        other events or factors, many of which are beyond our control.

         If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

     BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements, including among others:

         o the projected growth in the video distribution, Internet and e-commerce industries and the markets for our products and services within these industries;

         o our business strategy for expanding our presence in the existing and proposed markets in which our products and services could be used;

         o anticipated trends in our financial condition and results of operations;

         o the impact of the continuing threat of terrorism and the responses to such threat by military, government, business and the public; and

         o our ability to distinguish ourselves from our current and future competitors.

         You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Business."

         These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

                           PRICE RANGE OF COMMON STOCK

         Our common stock commenced trading on the OTC Bulletin Board(R) under the symbol "KANA" on November 26, 1997. On August 2, 1999 we changed our symbol to "KKRS." On December 7, 2001, our symbol changed to "KKRW" in connection with a 1-for-20 reverse split of our common stock.

         The following table shows the high and low closing bid prices of our common stock for the periods presented, as obtained from Pink Sheets LLC, a research service that compiles quotation information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations shown below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. The quotations shown below have been adjusted to reflect the 1-for-20 reverse split of our common stock that occurred on December 7, 2001.

                                                              High        Low
                                                              ----        ---

Year Ended September 30, 2000:
     First Quarter (October 1 - December 31) ..............$ 18.75     $10.40
     Second Quarter (January 1 - March 31)................. 119.375     13.75
     Third Quarter (April 1 - June 30).....................  48.125     14.10
     Fourth Quarter (July 1 - September 30)................  22.20       9.40

Year Ended September 30, 2001:
     First Quarter.........................................$ 14.00     $ 3.90
     Second Quarter........................................   8.60       2.80
     Third Quarter.........................................   5.20       2.00
     Fourth Quarter........................................   2.16        .46

Year Ended September 30, 2002:
     First Quarter.........................................$   .80     $  .11
     Second Quarter........................................    .145       .075

         The high and low sale price for a share of our common stock on May 6, 2002 was $.07. At May 6, 2002 there were approximately 310 holders of record of our common stock. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                                 DIVIDEND POLICY

         We have never paid any dividends on our common stock and do not anticipate declaring or paying cash dividends in the foreseeable future. We intend to retain future earnings to reinvest in our business. We expect that covenants in our future financing agreements may prohibit or limit our ability to declare or pay cash dividends.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 2001. The information set forth below should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this document.

                                                                    December 31,
                                                                        2001
                                                                  --------------
Short-term convertible debentures................................. $   2,642,500
                                                                   =============

Long-term debt.................................................... $          -
                                                                   -------------

Stockholders' equity:
     Preferred stock, $.01 par value; authorized 5,000,000 shares; Class A
       Convertible Preferred Stock; issued and outstanding
          1,000,000 shares........................................       10,000
     Common stock, $.001 par value; authorized 250,000,000
       shares; issued and outstanding 8,486,073 shares(1).........        8,486
     Additional paid-in capital...................................   30,126,300
     Accumulated deficit..........................................  (31,574,920)
     Deferred expenses............................................   (1,323,012)
     Less subscription receivable (63,000 shares, common).........         --
     Comprehensive loss...........................................      (49,600)
                                                                   -------------
       Total stockholders' deficiency.............................   (2,802,746)
                                                                   -------------
Total capitalization.............................................. $ (2,802,746)
                                                                   =============
-------------------

(1) Excludes 306,795 shares of common stock issuable pursuant to the exercise of stock options outstanding as of December 31, 2001, at an approximate weighted average exercise price of $10.85 per share, all of which options were exercisable on December 31, 2001. Also excludes approximately 51,418,000 shares of common stock that were issuable pursuant to the conversion of convertible debentures and related warrants outstanding as of December 31, 2001, all of which were convertible or exercisable on December 31, 2001 but were subject to certain conversion and exercise limitations under our debenture offering documents.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read with our consolidated financial statements and notes to financial statements included elsewhere in this document.

OVERVIEW

         We provide secure communication services that enable consumers, businesses and government/military to send, receive, store, replicate, monitor and interact with media-rich data, including video, audio, text and real-time telemetry, or two-way wireless monitoring of remote devices. We provide online delivery of films and books and offer business services, including encoding of video for online delivery. We also distribute video products to retailers and directly to consumers through mail order catalogs.

         We derive our revenue from our content delivery services and distribution of video products. We expect to continue to place significant emphasis upon the further development and expansion of our wireless content delivery and e-commerce activities. As funds become available, we intend to increase our marketing efforts substantially in order to develop awareness, brand loyalty and sales for our www.AK.TV interactive online channel, our other web sites and our CinemaWEAR(TM) video-to-Internet encoding process. We also intend to increase our marketing efforts in order to develop awareness and sales for our video distribution business. We intend to generate revenue from advertising sponsorships, subscriptions, pay-per-view and product sales pertaining to the AK.TV channel and our other web sites. We also intend to derive revenue from both product sales and service fees pertaining to our CinemaWEAR(TM) encoding. As funds become available, we intend to continue to invest in the development of new products and services that enhance AK.TV, our other web sites and CinemaWEAR(TM) encoding and to further develop our existing wireless products and services.

         In March 2002, we sold our Desience Division to obtain additional funding for, and to strengthen our focus on, our Internet and e-commerce business activities. Prior to March 2002, our Desience Division's business involved the design, manufacture and installation of ergonomic data control console systems for high-end computer command centers.

         In April 2002, we purchased substantially all of he assets of FFM from its sole shareholder, Intervisual Books, Inc., a California corporation. We intend to further expand into the video distribution market and integrate this new aspect of our business with our existing products and services.

RESULTS OF OPERATIONS

     COMPARISON OF RESULTS OF OPERATIONS FOR QUARTERS ENDED
     DECEMBER 31, 2001 AND 2000

         NET SALES. Net sales decreased $331,628 (59.8%) from $554,313 for the quarter ended December 31, 2000 to $222,685 for the quarter ended December 31, 2001. Net sales derived from our e-commerce business decreased $245,981 (94.2%) from $261,076 for the quarter ended December 31, 2000 to $15,095 for the quarter ended December 31, 2001. This decrease was primarily due to a decrease in advertising revenue generated from our web sites. Net sales derived from our data control console business decreased $85,647 (29.2%) from $293,237 for the quarter ended December 31, 2000 to $207,590 for the quarter ended December 31, 2001. This decrease was primarily due to a decrease in sales of our OPCON Modular System.

         GROSS PROFIT. Gross profit decreased $199,541 (66.9%) from a gross profit of $298,216 for the quarter ended December 31, 2000 to a gross profit of $98,675 for the quarter ended December 31, 2001. This decrease in gross profit was due primarily to the decrease in total sales noted above.

         OPERATING EXPENSES. Total operating expenses decreased $1,749,127 (63.5%) from $2,756,125 for the quarter ended December 31, 2000 to $1,006,998 for the quarter ended December 31, 2000. This decrease in total operating expenses was due primarily to a decrease in marketing, advertising and investor relations costs, executive compensation, salaries, consulting services and other expenses. Marketing, advertising and investor relations costs decreased $371,395 (94.5%) from $393,164 for the quarter ended December 31, 2000 to $21,769 for the quarter ended December 31, 2001, primarily due to our decreased consumer and trade advertising and marketing. Executive compensation decreased $386,965 (57.5%) from $673,300 for the quarter ended December 31, 2000 to $286,335 for the quarter ended December 31, 2001, primarily due to the reduction in the number of executives receiving compensation and a decrease in the issuance of common stock to executives as compensation. Salaries decreased $121,262 (75.2%) from $161,194 for the quarter ended December 31, 2000 to $39,932 for the quarter ended December 31, 2001, due to both decreases in staff and decreases in salaries of existing staff. Consulting services expenses decreased $698,183 (65.2%) from $1,070,438 for the quarter ended December 31, 2000 to $372,255 for the quarter ended December 31, 2001. Some of these operating expenses were paid through the issuance of shares of our common stock to the service provider.

         INTEREST AND OTHER EXPENSE. Interest and other expense increased $18,179 (21.8%) from $83,513 for the quarter ended December 31, 2000 to $101,692 of expense for the quarter ended December 31, 2001. This increase in interest and other expense was due to the financing cost of issuing stock as payment of interest accrued and payable on, and upon conversion of portions of the principal balances of our convertible debentures.

         NET LOSS. Net loss decreased $1,531,407 (60.3%) from $2,541,422 for the quarter ended December 31, 2000 to $1,010,015 for the quarter ended December 31, 2001. This decrease in net loss was due to decreased operating expenses, as discussed above.

     COMPARISON OF RESULTS OF OPERATIONS FOR FISCAL YEARS ENDED
     SEPTEMBER 30, 2001 AND 2000

         NET SALES. Net sales increased by $1,086,000 (176.9%) to $1,700,000 for the year ended September 30, 2001 from $614,000 for the year ended September 30, 2000. Net sales derived from our e-commerce business increased by $1,164,000 (5,061%) to $1,187,000 for the year ended September 30, 2001 from $23,000 for the year ended September 30, 2000. Net sales derived from our data control console business decreased $78,000 (13.2%) to $513,000 for the year ended September 30, 2001 from $591,000 for the year ended September 30, 2000. This decrease was primarily due to a decrease in sales of our OPCON Modular System, which we believe to be a result of customer deferrals of anticipated sales into the quarter ended December 31, 2001.

         GROSS PROFIT (LOSS). Gross profit as a percentage of net sales increased to 59.9% for the year ended September 30, 2001 as compared to 39.2% for the year ended September 30, 2000. In dollar terms, gross profit increased $778,000 (323.7%) to a gross profit of $1,018,000 for the year ended September 30, 2001 from a gross profit of $240,000 for the year ended September 30, 2000. Gross loss for our e-commerce business decreased in dollar terms by $3,762,000 (28.9%) to a gross loss of $9,251,000 for the year ended September 30, 2001 from a gross loss of $13,013,000 for the year ended September 30, 2000. This decrease in gross loss for our e-commerce business primarily was due to an increase in revenues and a decrease in various operating expenses. Gross profit for our data control console business decreased in dollar terms by $8,940 (24.8%) to a gross profit of $27,090 for the year ended September 30, 2001 from a gross profit of $36,030 for the year ended September 30, 2000. This decrease in gross profit for our data control console business primarily was due to the decrease in sales of our data control consoles as noted above and an increase in installation costs.

         OPERATING EXPENSES. Total operating expenses decreased by $3,092,000 (33.4%) to $6,159,000 for the year ended September 30, 2001 from $9,250,000 for the year ended September 30, 2000. This decrease in total operating expenses primarily was due to decreases in consulting fees, marketing, advertising and investor relations costs, and other professional fees. Consulting fees decreased $1,898,000 (51.4%) to $1,793,000 for the year ended September 30, 2001 from
$3,691,000 for the year ended September 30, 2000. Marketing, advertising and investor relations costs decreased by $1,666,000 (73.2%) to $611,000 for the year ended September 30, 2001 from $2,277,000 for the year ended September 30, 2000. Professional fees decreased by $725,000 (47.0%) to $818,400 for the year ended September 30, 2001 from $1,543,000 for the year ended September 30, 2000. Each of these operating expenses was paid primarily through the issuance of shares of our common stock to the service provider. Consulting fees, marketing, advertising and investor relations costs and other professional fees were reduced through cost constraints dictated by management.

         These decreases in operating expenses were offset by an increase in executive compensation of $1,020,000 (240.3%) to $1,444,000 for the year ended September 30, 2001 from $424,000 for the year ended September 30, 2000, which increase was paid primarily through the issuance of stock, an increase in salaries of $190,000 (74.8%) to $444,000 for the year ended September 30, 2001 from $254,000 for the year ended September 30, 2000, which increase resulted primarily from annual base salary adjustments, and an increase in rent of $70,800 (309%) to $94,000 for the year ended September 30, 2001 from $23,000 for the year ended September 30, 2000, which increase resulted primarily from our use of a separate facility for our e-commerce business between March and September 2001.

         INTEREST AND OTHER EXPENSE. Interest and other expense increased $117,000 (2.9%) to $4,083,000 for the year ended September 30, 2001 from
$3,967,000 for the year ended September 30, 2000. This increase in other expense primarily was due to a $980,000 loss on impairment of investment in marketable securities that were received for services rendered, partially offset by a $998,000 (23.5%) decrease in the financing cost of issuing stock through convertible debentures to $3,241,000 for the year ended September 30, 2001 from $4,239,000 for the year ended September 30, 2000.

         NET LOSS. Net loss decreased $3,753,000 (28.9%) to $9,224,000 for the year ended September 30, 2001 from $12,977,000 for the year ended September 30, 2000. This decrease in net loss primarily was due to increases in revenues and decreases in various operating expenses, as described above.

LIQUIDITY AND CAPITAL RESOURCES

         We currently finance our operations primarily through private placements of securities and revenue generated from our operations. We also have available to us a $7,000,000 revolving line of credit from Alliance Equities that can be drawn upon by us for up to $500,000 per month, with interest to accrue at the rate of 10% per annum. However, during the fiscal year ended September 30, 2001 and through May 6, 2002, no amounts were outstanding under the line of credit.

         In January 2001, we issued $650,000 of 12% convertible debentures due January 5, 2002 to four accredited investors in the first stage of a two-stage offering. The debentures were accompanied by warrants to purchase up to an aggregate of 195,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $631,500. In March 2001, we issued $650,000 of 12% convertible debentures due March 9, 2002 in the second stage of the offering. The net proceeds of that offering, after payment of some related expenses, were approximately $647,500.

         On June 29, 2001, we issued an aggregate of $500,000 of 12% convertible debentures in a private offering to three accredited investors. The debentures were accompanied by warrants to purchase up to an aggregate of 75,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were approximately $420,000.

         As of December 31, 2001, we had negative working capital of $3,600,260 and an accumulated deficit of $31,574,920. As of that date, we had approximately $44,000 in cash, $163,000 in accounts receivable - net, $44,000 of interest receivable, and $36,280 in notes receivable from stockholders and related parties. We had accounts payable and accrued expenses of $1,156,169 and outstanding convertible debentures of $2,642,500, including convertible debentures issued prior to the beginning of fiscal year 2001. To the extent convertible debentures we have issued are converted into shares of common stock, we will not be obligated to repay the converted amounts.

         Cash used in our operating activities totaled $327,152 for the quarter ended December 31, 2001 as compared to $728,190 for the quarter ended December 31, 2000. Cash provided by our investing activities totaled $74,530 for the quarter ended December 31, 2001 as compared to cash provided by our investing activities of $68,913 for the quarter ended December 31, 2000.

         Cash provided by our financing activities totaled $245,220 for the quarter ended December 31, 2001 as compared to $50,000 for the quarter ended December 31, 2000. We raised none of the cash provided by financing activities during the quarters ended December 31, 2001 and 2000 from the issuance of convertible debentures.

         For the quarter ended December 31, 2001, we had net sales of $222,685 and a net loss of $1,010,015, of which loss $664,908 (66%) consisted of non-cash expenses. These non-cash expenses included $521,396 of compensation, marketing and professional services expenses incurred in exchange for common stock.

         In January 2002, we issued a 12% convertible debenture due January 9, 2003 in a private offering to one accredited investor, which was accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock. The net proceeds of that offering, after payment of some related expenses, were $165,500. The investor may, at its option, purchase an additional $200,000 of our 12% convertible debentures and warrants to purchase up to 600,000 shares of common stock within 30 days after the effective date of the registration statement of which this prospectus is a part. However, the investor is not committed to purchase the additional debentures.

         In March 2002, we issued an aggregate of $500,000 of our 12% convertible debentures due March 29, 2003 in a private offering to three accredited investors, which were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The net proceeds of that offering, after payment of related expenses, were $380,000. Our continued operations are dependent on securing additional sources of liquidity through debt and/or equity financing.

         As of May 6, 2002, we were in default under our 12% convertible debentures due January 5, 2002, our 12% convertible debentures due March 9, 2002 and our 10% convertible debentures due May 1, 2002. As of May 6, 2002, the aggregate amount of indebtedness outstanding under these debentures was $2,104,100 plus accrued and unpaid interest. We are presently unable to repay the balances of those debentures but are registering for resale a portion of the shares of our common stock that are issuable upon conversion of those debentures and anticipate that the debenture holders will convert portions of those debentures into those shares of common stock.

         We have been, and currently are, working toward identifying and obtaining new sources of funding. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Further, our current debenture financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of our assets in favor of a debenture investor, all of which provisions will restrict our ability to obtain debt and/or equity financing.

         Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts that historically have contributed significantly to our competitiveness.

         In an effort to increase sales related to our wireless business, we are implementing an enhanced marketing and sales strategy. For example, we are selling advertising sponsorships to our AK.TV 24-hour streaming Internet television channel. We also are completing research and development of additional attributes to our CinemaWEAR(TM) technology with the goal of launching an interactive personal meeting site within the AK.TV interactive channel. Also, we are enhancing our efforts to obtain online user registration for movie viewing on AK.TV, soliciting monthly subscriptions to and pay-per-view sales of movie viewing on AK.TV, introducing revenue-sharing web partner programs and improving tracking of our market share.

         In addition, we are devoting efforts to expand our customer base for our video distribution business, in order to increase sales related to this business. We are examining the viability of distributing videos over the Internet in order to increase sales of our video distribution business and to reduce our distribution costs as a result of more efficient video distribution procedures. We believe that if we are successful in implementing the above business strategies, we will generate increased revenues from our Internet and e-commerce business activities.

                                    BUSINESS

COMPANY HISTORY

         We are the surviving company in a series of transactions involving Fast Forward Marketing, Inc., a California corporation that was incorporated on March 15, 2002, Kanakaris InternetWorks, Inc., a Delaware corporation that was incorporated on February 25, 1997, Desience Corporation, a California corporation that was incorporated on April 17, 1984, and Big Tex Enterprises, a Nevada corporation that was incorporated on November 1, 1991. On October 10, 1997, Kanakaris InternetWorks, Inc. purchased all of the outstanding shares of common stock of Desience Corporation in exchange for a royalty payable to the prior sole stockholder of Desience Corporation based upon a percentage of Desience Corporation's gross sales. On November 25, 1997, Big Tex Enterprises purchased all of the outstanding shares of common stock of Kanakaris InternetWorks, Inc. in exchange for 150,000 shares of our common stock owned by Nelson Vasquez, the then president of Big Tex Enterprises, 150,000 newly issued shares of our common stock and 1,000,000 newly issued shares of our preferred stock. On November 26, 1997, Big Tex Enterprises changed its name to Kanakaris Communications, Inc. On June 2, 2000, Kanakaris Communications, Inc. changed its name to Kanakaris Wireless. Consequently, we are a Nevada corporation that was incorporated on November 1, 1991 and is the sole stockholder of Kanakaris InternetWorks, Inc. Kanakaris InternetWorks, Inc. is the sole stockholder of Desience Corporation; however, in March 2002, we sold Desience Corporation's business and in April 2002, our wholly-owned subsidiary, FFM Acquisition Corp. purchased substantially all of the assets of Fast Forward Marketing, Inc., a California corporation, which is a wholly-owned subsidiary of Intervisual Books, Inc., a California corporation and subsequently changed its name to Fast Forward Marketing, Inc. Our common stock trades on the NASD's OTC Bulletin Board(R) under the ticker symbol "KKRW."

COMPANY OVERVIEW

         We provide secure Internet-based encoding and delivery of media-rich content, including video and text for viewing media-rich content. We also are an Internet-based provider of online delivery of films and books. Our films are accessible to Internet users at access rates from 56 kilobits per second, or 56 kbps, to broadband at www.CinemaPop.com. We have over 250 movies of television quality that are available on-demand with full-screen scalability. We plan to increase the number of available movies to over 450 by August 2002.

         We introduced in August 2001 www.AK.TV, a global interactive television-styled web channel that is available for viewing on a variety of Internet-enabled devices, including Pocket PCs and laptop and desktop computers and that, through an imbedded video player, shows regularly scheduled and on-demand programming. We have been an innovator in electronic book delivery through our next generation e-book web site www.WordPop.com. There are over 700 books available on-demand through www.WordPop.com.

         We offer devices that will easily make the content provided through www.AK.TV viewable through the use of a standard television set by connecting the set to an Internet-enabled computer. We also offer various products of the pop culture genre through an area of the www.AK.TV web channel dedicated to shopping. In addition, we solicit sponsorships from businesses for advertising content to be displayed with the programming provided through our www.AK.TV web channel. We are also developing an interactive meeting place, tentatively called My Personal Video, through which we plan to offer various messaging services, including one-on-one video meetings and on-line chat features.

         In April 2001, we expanded our Internet business through the introduction of our Kanakaris Wireless Independent Network, or KANWIN(TM). Our three anchor services of KANWIN(TM) are digital encoding, web hosting and wired and wireless delivery. Our KANWIN(TM) services enable businesses to deliver video, audit and text to Internet-enabled devices, including Pocket PCs, laptop and desktop computers and televisions.

         In addition to operating our Internet and e-commerce business, through the acquisition of the assets of Fast Forward Marketing, or FFM, we are also engaged in the business of independently distributing video products for major motion picture studios such as Buena Vista Home Video (Walt Disney), Warner Bros., Universal Pictures, Paramount Pictures and 20th Century Fox as well as several independent producers.

         We derive our revenue through our content delivery and advertising services as well as distribution of video products to traditional video retailers, gift shops, museum stores and other specialty retailers as well as educational distributors and direct mail catalogs. We expect to continue to place significant emphasis upon the further development and expansion of our wireless content delivery and e-commerce activities and also our video distribution business.

         Our currently available and planned wireless content delivery and e-commerce activities are designed to provide the following key benefits to individual consumers and businesses:

         ONLINE MOVIES

         o   Wireless delivery of full-length films
         o   Works with any device that has an Internet connection
         o   Compatible with any browser or on any platform
         o   Pay-per-view for individual movies
         o   Monthly access to unlimited viewing of movies
         o   Full-screen viewing of movies
         o   High-quality encoding of movies using proprietary technology
         o Interactive video advertisements that permit consumers to purchase and businesses to sell products

         ONLINE BOOKS

         o   Real-time delivery
         o   Direct delivery through a secured server
         o   Dynamic updates
         o Wireless delivery to handheld devices, including Pocket PCs and Palm(TM) handhelds
         o   Print-on-demand

         CINEMAWEAR(TM)

         o Video encoding for high-quality video transmission and viewing
         o   Direct licensing of CinemaWEAR(TM) proprietary technology
         o Bundling of CinemaWEAR(TM) proprietary technology with hardware and software products

         ONLINE MESSAGING

         o   Interactive one-on-one personal video meetings
         o   Video messaging and quick chat features

         We currently offer or plan to offer the services described above through our various web sites, including www.AK.TV, our global interactive television-styled web channel, www.CinemaPop.com and www.WordPop.com.

INTERNET INDUSTRY BACKGROUND

         The Internet began in the late 1960s as an experiment in the design of robust computer networks. The Internet is a collection of computer networks - a network of networks - that allows anyone to connect with their computer to the Internet and immediately communicate with other computers and users across the world. Its users for decades were primarily limited to defense contractors and academic institutions. With the advent of high-speed modems for digital communication over common telephone lines, individuals and organizations began connecting to and taking advantage of the Internet's advanced global communications ability.

         Although there were several factors responsible for the growth of the Internet, the factors that are most often attributed to its success are the advent of HTML, the World Wide Web and Internet browsers. With the expansion in the number of Internet users and web sites, we believe development of two phenomena, growth in the amount of commerce that is being transacted over the Internet and willingness of businesses to spend money to be a part of the Internet, will continue for the foreseeable future.

         Because the Internet has experienced rapid growth, it has developed into a significant tool for global communications, commerce and media, enabling millions of people to share information and transact business electronically. Internet-based businesses have emerged to offer a variety of products and services over the Internet. Advances in online security and payment mechanisms have also prompted more businesses and consumers to engage in electronic commerce.

OUR STRATEGY

         It is our strategy to deliver interactive content, including movies and books, directly over the Internet to computer devices available in schools, offices, homes and cars on a worldwide, around-the-clock basis. Our objective is to maintain our position as a competitive provider of viewable and downloadable content and to become a leading provider of proprietary encoding technology and Internet business services. To achieve this objective, we have developed a strategy with the following key elements:

         o DEVELOP AND DEPLOY WWW.AK.TV. WWW.AK.TV, our television-styled web channel, was officially launched in August 2001.

         o DEVELOP AND DEPLOY CINEMAWEAR(TM). We are pursuing the development and marketing of CinemaWEAR(TM) as a stand-alone consumer product, bundled consumer product and as a business service.

         o CONTINUE DEVELOPMENT OF OUR MOVIE PARTNER PROGRAM. We intend to further develop our movie partner program to allow mainstream web sites to host a virtual theater. Eligible web sites may join our program free of charge and share in our revenues generated through their participation in our program.

         o FURTHER DEVELOP DIRECT-OVER-THE-INTERNET DELIVERY OF BOOKS. We have implemented direct-over-the-Internet delivery of books to Pocket PCs and Palm(TM) handhelds. We have introduced an interactive digital books posting program that allows web site visitors to directly post books for online delivery at www.WordPop.com and allows authors to access information on how many of their books have been ordered online. We intend to further develop direct-over-the-Internet delivery of books by, among other things, seeking new relationships with publishers and authors.

         o DEVELOP AND CULTIVATE STRATEGIC ALLIANCES. We intend to cultivate our existing strategic alliances with Microsoft Corporation and others and to develop new strategic alliances that will aid us in building brand awareness for our Internet and e-commerce web sites and enhancing the products and services we provide.

         o LEVERAGE OUR CUSTOMER BASE AND INTENSIFY OUR MARKETING ACTIVITIES. We have built a database of viewers of movies at www.CinemaPop.com by requesting information from subscribers and plan to continue to supplement the database with new information. We are using the database to market our Internet services.

         It is also our strategy to distribute video products of major motion picture studios and independent producers to a wide variety of retail outlets and through other distribution channels such as mail order catalogs and over the Internet. Our objective in our video distribution business is to become the leading distributor of videos to a broad customer base of retailers and through mail order catalogs and to integrate at least part of our video distribution business with our content delivery and e-commerce initiatives in order to enhance the efficiency of our distribution services. To achieve this objective, we have developed a strategy with the following key elements:

         o DEVELOP BROAD RETAIL CUSTOMER BASE. Our personnel have extensive experience in the video distribution business and have the know-how to effectively solicit and engage potential customers of our distribution services. We intend to aggressively pursue additional customers of our distribution services.

         o CULTIVATE MAIL ORDER CATALOG BUSINESS. We intend to cultivate our mail order catalog business by increasing the number of catalogs that carry video products that we distribute and by increasing the number of video products in the catalogs in which we currently offer products.

         o        INTEGRATE DISTRIBUTION SERVICES WITH OUR INTERNET INITIATIVES.
                  We intend to integrate our distribution services with our Internet initiatives in order to streamline our distribution operations and expand our potential customer base by offering videos for sale directly over the Internet.

OUR INTERNET AND DISTRIBUTION PRODUCTS AND SERVICES

     INTERNET SERVICES FOR BUSINESSES

         In April 2001, we began offering a series of Internet services for businesses. We collectively call these services KANWIN(TM), or The Kanakaris Wireless Independent Network. We developed these services using our experience in creating our own proprietary, media-rich web sites. We designed these services to enable businesses to enhance the quality of video on their corporate web sites, to expand the scope of distribution of corporate web sites to all Internet-enabled devices, and to offer e-commerce-related Internet services. The three key elements of KANWIN(TM) are encoding, hosting and transport/bandwidth. Our encoding, hosting, transport/bandwidth and other KANWIN(TM) services, which are available individually or as customized packages, are described in further detail below.

         CinemaWEAR(TM) Encoding and Embedded Electronic Commerce(TM)
         ------------------------------------------------------------

         Our proprietary CinemaWEAR(TM) encoding technology is used to prepare video for delivery to Internet-enabled devices. Our CinemaWEAR(TM) encoding technology significantly improves the quality of streaming video delivery over the Internet by capturing the look and feel of real cinema delivery. CinemaWEAR(TM) encoding facilitates delivery of video to a wide variety of digital devices at bit rates, such as 56 kbps and 100 kbps, that result in frames per second that equate to digital versatile disc, or DVD, quality. CinemaWEAR(TM) encoding also enables delivery of video over the Internet to Pocket PCs, personal digital assistants, or PDAs, desktop computers, satellite systems and systems that can transmit at SuperBroadband(TM) speed. SuperBroadband(TM) is a Kanakaris Wireless term that refers to a 700 kbps bit rate, which equates to DVD quality.

         Our proprietary Embedded Electronic Commerce(TM) platform is designed to work in tandem with our CinemaWEAR(TM) encoding technology. Our Embedded Electronic Commerce(TM) platform enables businesses to sell products, track sales and generate leads from within a streaming video and enables viewers to submit secure orders for advertised products through clickable links appearing within the streaming video. Embedded Electronic Commerce(TM) technology works with wired and wireless video delivery to Internet-enabled devices.

         Hosting
         -------

         Hosting is the storage of files digitally in a format that can be distributed over the Internet. We provide fully-managed enterprise-class storage solutions at a co-location facility managed by us or at a client's own data center. KANWIN(TM) services include 24-hours-a-day, 7-days-a-week remote system monitoring. KANWIN(TM) services also include storage management, administration and security through a remote network operations center and data replication within a local storage system or between remote storage systems.

         NeuralNet(TM) Transport/Bandwidth
         ---------------------------------

         Transport/bandwidth is the delivery over the Internet of encoded and stored digital material from its originating destination to the end user destination. Bandwidth is a range of consecutive frequencies. Our NeuralNet(TM) transport/bandwidth provides optimal delivery across the spectrum of bandwidths through a fiber optic network. Our delivery services are flexible, scalable and cost-effective because they are designed to provide the amount of bandwidth needed at any given time. This scalability avoids unnecessary costs to businesses who, without scalable services, might otherwise purchase unused bandwidth in order to avoid inconvenience to users and loss of potential customers that can result from traffic spikes on inflexible systems. We deliver content, including text, pictures, order forms, audio and video, and live webcasts, through our NeuralNet(TM) transport/bandwidth services. These services can be bundled with CinemaWEAR(TM) encoding services to provide simultaneous encoding and streaming, or DVOD (downloadable video on demand), and to allow storage for online archiving.

         Live Video Streaming Preparation
         --------------------------------

         CinemaWEAR(TM) Wireless Delivery is our proprietary encoding technology that is used to prepare content for what we believe to be the first ever full-length streaming video delivery to handheld computing devices such as the Pocket PC. We believe that CinemaWEAR(TM) Wireless Delivery is ideal for wide area network, or WAN, and local area network, or LAN, users who are working at transmission rates from 10 kbps for super low streaming video with marginal signal strength, to 19.2 kbps for streaming video for standard WANs, to 128 kbps for streaming video for LANs. We anticipate that CinemaWEAR(TM) Wireless Delivery will produce revenue for our Internet business by enabling us to assist businesses in enhancing their corporate web sites.

         Managed Services
         ----------------

         Our KANWIN(TM) technology management services include a variety of customized management services that can be made available on demand.

         Point-To-Point Communications
         -----------------------------

         Peer-to-peer or broad array real-time video conferencing uses CinemaWEAR(TM) encoding technology to deliver face-to-face communications in real time at 30 frames per second. In conjunction with a world-leading telecommunications provider, we intend to offer digital subscriber line, or DSL, services that offer delivery speeds that are from twelve to 100 times faster than 56 kbps. In addition, employers can convey corporate messages or training requirements to remote employee locations through our KANWIN(TM) distance learning services. Print on demand, using Ricoh technology, is being made available for text source materials such as training manuals, owners' manuals and corporate information.

         Mass Media Exposure Sponsorships
         --------------------------------

         We have developed a 24-hour Internet television-styled web channel called www.AK.TV. We anticipate that this channel will include a variety of entertainment content, including movies and a combination of prerecorded and live programs relating to entertainment, technology and other subjects. We intend to allow eligible businesses to sponsor programs on www.AK.TV that could consist of a combination of recurring video ads, special corporate promotions, targeted e-mails to www.AK.TV subscribers and/or customized promotions.

    ONLINE MOVIES

         We operate an online movie web site at www.CinemaPop.com that enables Internet users to view full-length motion pictures with no download time and no plug-in required by utilizing Microsoft(R) Windows Media(TM) technology. More than 250 movies are currently available for online viewing and we plan to increase the number of available movies to over 450 by August 2002. We offer pay-per-view movies and also charge a monthly access fee for those customers who desire unlimited viewing access to our web site. We also sell advertising space on our web site. We have implemented a merchant service system that enables us to charge and collect access fees for our movie web sites.

         We have developed a movie partner program aimed at attracting web sites to use our innovative technology. Over 1,000 web sites have applied to set up clickable links to our movie content and to receive a commission for subscription and pay-per-view fees generated by visitors to their web sites. Many of these sites are in the process of setting up the clickable links.

         In September 2000, we launched a new online movie web site, the third generation of "CinemaPop.com." Features of our www.CinemaPop.com web site include a streamlined subscription process, the ability for consumers to post movie reviews and the introduction of CinemaWEAR(TM) content that is accessible through the use of wireless handheld computing devices.

         Our web sites, which include www.CinemaPop.com, www.WordPop.com, www.AK.TV and www.KanWin.com share a common header format. The header provides one-click access to our web sites as well as access to corporate information.

         We plan to fully integrate our various web sites to allow one-password membership access. Online visitors to our web sites will be able to see a free 90- second preview of www.AK.TV and free 5-minute previews of all available movies. For $4.95 per month, members receive 24-hour unlimited access to our www.AK.TV web channel and all of the movies featured at www.CinemaPop.com. Non-members may view individual movies on a pay-per-view basis for $1.95 per movie.

    ONLINE BOOKS

         In August 2000, we launched our www.WordPop.com web site, offering approximately 700 books for click and view delivery. Those books, like our movies, were viewable in real-time, which meant that there was not a significant delay in the display of text or images. This allowed consumers to obtain immediate access to the medium of their choice. We believe that our site was secure to the extent that it preserved the author's rights to ownership. We also believe that we were the only online Internet publisher that provided real-time secure fulfillment from one source file.

         Books and articles were available through high-speed access for use on desktops, laptops, personal data assistants, Pocket PCs, Palm(TM) handhelds and other innovative end user hardware. Most importantly, there was no end user software needed.

         In May 2001, we replaced our www.WordPop.com web site with a beta test of new technologies in conjunction with Ricoh Business Systems. This web site initially consisted of excerpts of over 300 book titles, initially available in two different ways. Each book is available in whole or in part for electronic viewing and for print-on-demand delivery. Excerpts of the electronic versions are free-of-charge, and the print-on-demand versions are sold at various prices. The free excerpts of the electronic versions promote exposure for authors, have hyperlinks to promote the sale of print copies, and may contain advertising sponsorship. Our www.WordPop.com web site now has over 700 book titles available for preview and print-on-demand delivery.

    VIDEO DISTRIBUTION

         In March 2002, we acquired the video distribution business of Fast Forward Marketing, Inc. and continue to operate the business under that name. Fast Forward Marketing is a leading distributor dedicated to distributing video titles produced by major motion picture studios, independent producers and others to specialty retail outlets, direct mail catalogs, mass merchandisers and other distributors of video products. We plan to diligently seek out new customers as the market for our video products evolves. We employ a dedicated sales force that has access to a database containing information on thousands of available titles which is used to provide our customers with current pricing and product information. Once we receive confirmed orders from our customers, we place orders with our video product suppliers. The ordered products are either drop-shipped directly to our customers or received in an independent warehouse, consolidated and then shipped to our customers. We do not generally maintain an inventory of video products.

         We provide our video distribution services to major motion picture studios, independent licensing and releasing companies and independent producers. Because of our broad base of suppliers, we offer a diverse selection of video products, in cassette and DVD formats, to a national customer base servicing a variety of clients in the retail business. Because we distribute video products for many of the motion picture industry's top producers, we are able to offer retailers and end-users the latest releases in a wide variety of genres, which include the educational, science, nature, music, performing arts and theatrical genres. With our extensive availability of titles and our knowledgeable sales force, we are able to distribute videos in many markets throughout the United States and Canada.

         We seek to provide numerous video titles, but focus also on the nature and quality of the titles that we distribute. Hundreds of the titles that we distribute have won prestigious awards from entities such as Parents Choice, Kids First!, the Television Academy of Arts and Sciences, and the Academy of Motion Picture Arts and Sciences.

         We are able to provide our customers with up-to-date information on numerous video product releases and promotions being offered to the video product market. We generally pass on to our customers all advertising and promotional allowances allocated by our suppliers. When ordering, our customers complete and submit only one purchase order enabling access to thousands of titles and numerous video product suppliers, but need only communicate with one entity. By working with us as a single source, all of our customers' video product needs and the related billing, payment and customer service issues can be handled efficiently.

         We plan to increase our marketing efforts in order to expand our customer base and boost sales of our video distribution business. We also plan to integrate all or part of our distribution business with our Internet operations to take advantage of the efficiencies that can be achieved through utilizing the Internet, such as on-line ordering and communication with our customers. In addition, we plan to offer directly over the Internet the video products that we distribute in order to take advantage of a new customer base and leverage the customers that currently are the focus of our content delivery efforts.

STRATEGIC RELATIONSHIPS

         In order to expand our Internet and e-commerce businesses, we have developed strategic relationships with various Internet, technology and software companies and others. The following is a brief description of some of our strategic relationships.

         MICROSOFT CORPORATION

         In August 1999, we entered into an Internet content partner agreement with Microsoft Corporation. Under the terms of the agreement, Microsoft promotes certain portions of our web content and provides assistance in the use of Microsoft's Windows Media(TM) technology. Microsoft Corporation agreed to promote four of our web sites through December 30, 2001 and continues to promote our web sites. Microsoft is providing clickable headline links to our www.CinemaPop.com web site consisting of brief summaries of the content available via the site link on their www.WindowsMedia.com web site. This site link enables Internet users to read about and click on the descriptions of content available from Kanakaris Wireless and then be directly connected to our web site.

         In addition, in November 1999 Kanakaris Wireless was selected by Microsoft to participate in the Microsoft(R) Windows Media(TM) Technologies Broadband Jumpstart Initiative. On December 7, 1999, we launched 45 movie titles at 100 kbps and 300 kbps broadband speeds on our www.CinemaPop.com web site, and Microsoft is providing links to this content from its WindowsMedia.com web site. As part of the Broadband Jumpstart Initiative, William Gates, the Chairman of Microsoft, introduced a new Microsoft Broadband web site at the StreamingMedia West conference in San Jose, California on December 7, 1999. Kanakaris Wireless is represented on this web site through a clickable link. On that same day, InterVu began providing server space and bandwidth for 45 movies. Microsoft Corporation covered the cost of this service for a period of six months. In March 2000, we entered into an additional Internet content partner agreement under which Microsoft Corporation agreed to promote additional portions of our web content through March 2001 as part of the Broadband Jumpstart Initiative.

         LAIN INTERNATIONAL

         On November 9, 1999, we signed a memorandum of understanding with Lain International, or Lain. Lain has agreed to make available to us all Spanish-language, Spanish-dubbed and Spanish-subtitled films to which it has Internet distribution rights. We have created a web site called CineManiaNetwork.com, which is devoted exclusively to these titles. We have agreed to collect web visit statistics and perform accounting functions for the site and will pay Lain royalties based upon advertising, subscription and pay-per-view fees less expenses.

         DISTRIBUTION RIGHTS TO "DEAD ANGEL"

         On April 20, 2000, we entered into a distribution agreement with John Clark for the Internet distribution rights to his book "Dead Angel," which book pertains to his relationship with entertainer Jerry Garcia. Under the terms of the agreement, we paid $7,000 to support the completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party, both of which were webcast on our web site and made into a videotape. Also, under the terms of agreement, John Clark has agreed to pay to us 50% of the gross sales of the book on the Internet in perpetuity and 50% of the royalties generated by the book and the interviews and party videotape for two years.

SALES AND MARKETING

         Sales and marketing activities with respect to our Internet and e-commerce businesses currently include headline links provided by Microsoft Corporation from its web site to our www.CinemaPop.com web site and clickable links to others' web sites. We also promote our web sites through an affiliate program with Commission Junction, which operates an advertising network of thousands of web sites. We are also soliciting monthly subscriptions, pay-per-view sales and advertising sales for our www.CinemaPop.com web site.

         In January 2002, we conducted an extensive review of our registered user database for www.AK.TV and www.CinemaPop.com. After purging duplicate and invalid e-mail addresses, we had over 240,000 registered users, and the ability to send e-mail messages to these users. We plan to increase our marketing efforts associated with our video distribution business in order to increase our sales and may offer some of our video products to our over 240,000 registered users.

ADVERTISING AND PROMOTION

         We have placed advertisements for the www.CinemaPop.com web site in influential trade publications catering to the entertainment industry, such as the national and international editions of The Hollywood Reporter. Since 1997, we have created Internet web events in order to drive traffic to our web sites. We intend to continue to create high profile Internet events as a means to further promote our business.

         Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the author of the book "Signs of Intelligent Life on the Internet" that highlights the impact of the Internet on our society. From December 2000 through April 2002, approximately 5,000 copies of the book were downloaded from www.WordPop.com. Mr. Kanakaris is currently working on his latest book, with an anticipated release date in September 2002. His latest book focuses on business in what he describes as the "post-Internet world" and follows up on his earlier book, "Signs of Intelligent Life on the Internet." We believe that ongoing exposure of "Signs of Intelligent Life on the Internet" and future exposure of Mr. Kanakaris' latest book will bring further attention to our web sites and Kanakaris Wireless.

         As part of our advertising and promotion efforts, we have entered into a number of agreements, including:

         IFILM

         In May 2000, we entered into an agreement with IFILM under the terms of which IFILM has agreed to allow visitors to the IFILM web site to view multimedia content by uniform resource locater, or URL, links to the www.CinemaPop.com web site. IFILM has agreed to provide www.CinemaPop.com with "Preferred Partner" status on the IFILM site, which means that IFILM will provide www.CinemaPop.com with a suite of benefits and services that may include placement of the www.CinemaPop.com logo on the IFILM site, listing on the IFILM Preferred Partners page, placement of a link to the www.CinemaPop.com home page on the IFILM home page on a rotating basis with other Preferred Partners, and other promotional or preferential services that IFILM accords to its Preferred Partners in the future. In exchange for IFILM's commitments under the agreement, we have agreed to deliver film information to IFILM by making accessible a document matching IFILM's formatting standards. We have agreed to keep the film information current to reflect any changes to the URLs for the multimedia content. Also, www.CinemaPop.com has granted to IFILM a non-exclusive, worldwide, royalty-free license to reproduce, distribute, publicly perform and publicly display on the IFILM site www.CinemaPop.com's logo and film information.

COMPETITION

         The Internet, e-commerce and video distribution businesses are extremely competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer preferences, brand name recognition and marketing and the development of new and competing technologies. We expect that existing businesses that compete with us and which have greater resources than us will be able to undertake more extensive marketing campaigns and adopt more aggressive advertising sales policies than us, thereby generating more traffic to their web sites.

         We believe that we are the only company that currently offers both Internet business services such as encoding, hosting and transport/bandwidth and proprietary direct-over-the-Internet delivery of movies. Although other companies offer some services that are similar to those we offer, we believe that our combination of services is unique and that we have a competitive edge in the online movie industry because, among other things:

         o We have introduced subscription, pay-per-view, advertising and web partner programs to our www.CinemaPop.com movie site. We currently offer or plan to introduce advertising and web partner programs through our www.AK.TV web channel and various products, including print-on-demand books and products of the pop culture genre through our other web sites in order to provide a variety of revenue streams.

         o We believe that www.CinemaPop.com currently offers the largest number of full-length, mainstream Hollywood movies with Internet access at multiple access speeds.

         o Most of our full-length movies start to stream and can begin to be viewed in approximately one minute rather than having a downloading process of a few hours before the movie can be viewed, as required on many other web sites.

         o We currently have over 250 full-length films online, which are viewable in streams from 56 kbps to broadband. We plan to increase the number of available movies to over 450 by August 2002. Because of the significant time involved in translating film into streaming media technology, we believe that our film library gives us a significant lead over others in the online movie industry.

         o Our content can be viewed on multiple platforms, including through CinemaWEAR(TM) Wireless Delivery to Pocket PCs and Palm(TM) hand-held devices.

         o Our Embedded Electronic Commerce(TM) technology allows us to enable viewers to place secure online orders for products offered by businesses through clickable links within streaming video.

         Although there are numerous book sites on the Internet, we believe that our www.WordPop.com web site is one of the few web sites that provides real-time secure fulfillment from one source file. In addition, we believe that our www.WordPop.com web site was, at the time of introduction, the only web site that offered simultaneous paid print-on-demand delivery and free electronic delivery of excerpts of over 300 book titles.

         We believe that our video distribution business is operated by experienced personnel who will enable us to compete effectively with other distributors. We also believe that we offer a unique combination of expertise and distribution infrastructure that provides substantial benefit to major motion picture studios and independent producers and that will deter them from terminating our relationship with them or utilizing other distributors. However, larger distribution companies and even major motion picture studios and independent producers present a substantial threat to the success of our video distribution business. We believe that we have substantially less resources that other distribution companies and our suppliers of video products, the major motion picture studios and independent producers, may enter the distribution business and prevent us from distributing certain video products, especially those products that have higher margins.

PATENTS AND PROPRIETARY RIGHTS

         We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary technology and intellectual property rights. We do not hold any patents. However, we believe that some of our proprietary technologies, including our CinemaWEAR(TM) encoding technology, our CinemaWEAR(TM) Wireless Delivery technology and our Embedded Electronic Commerce(TM) technology, could benefit from patent protection. Accordingly, we intend to file patent applications for those technologies with the United States Patent and Trademark Office. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technologies.

         Third party products and brand names referred to in this document may be trademarks or registered trademarks of their respective owners. We own, license or have otherwise obtained the right to use certain technologies incorporated into our web sites and products. We may receive infringement claims from third parties relating to our technologies. In such event, we intend to investigate the validity of any such claims and, if we believe the claims have merit, we intend to respond through licensing or other appropriate actions. Certain of these claims may relate to technology that we have licensed from third parties for incorporation into our web sites or products. In such event, we would forward these claims to the appropriate third party. If we were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from using that technology, incur substantial costs in redesigning our web sites and products that incorporate that technology, or incur substantial costs defending any legal action taken against us, all of which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

         We hold the Internet domain names "WordPop.com," "CinemaPop.com," "AK.TV" and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

GOVERNMENT REGULATION

         The United States Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

EMPLOYEES

         As of May 6, 2002, we employed or contracted a total of thirteen employees, all of which employees were employed on a full-time basis. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical, marketing and management personnel. Our employees are not represented by any collective bargaining unit. We have never experienced a work stoppage. We believe our relationship with our employees is good.

FACILITIES

         We currently occupy one facility in Santa Monica, California on a month-to-month lease with a monthly rental expense of approximately $6,200. This facility houses our Internet studio and video distribution headquarters and includes approximately 3,000 square feet of office space.

LEGAL PROCEEDINGS

         Dataview Consoles, Inc., a California corporation dba Swanson Engineering & Manufacturing Company, commenced an action against Kanakaris Wireless and our subsidiary, Desience Corporation, in the Los Angeles Superior Court (Case No. BC245203) on February 14, 2001. The complaint alleged that Kanakaris and Desience owed Dataview $104,601 under several invoices for equipment manufactured for Desience by Dataview in 1997. Concurrently with the filing of the complaint, Dataview filed an application for a right to attach order against Kanakaris and Desience to secure repayment of the debt alleged in the complaint. Effective as of April 3, 2001, the parties to the dispute entered into a settlement agreement under which Kanakaris and Desience paid Dataview $63,584 and agreed to pay Dataview an additional $42,000 in twelve monthly installments of $3,500 beginning May 1, 2001. The agreement provides that we will be entitled to file a request for dismissal after we have made all of the installment payments in accordance with the agreement. The agreement also provides that Kanakaris and Desience, on the one hand, and Dataview and Nels Swanson, on the other hand, shall all retain the unrestricted right to market, sell, distribute and manufacture or have manufactured under their own respective names all of the data control console products that Dataview had been manufacturing for Desience.

         Loudeye Technologies, Inc., or Loudeye, filed a complaint for money due and owing against us in the Superior Court for the State of Washington (King County) (Case No. 01-2-07608-6SEA) on March 8, 2001. Loudeye claims we failed to pay $44,107 owing for encoding services furnished by Loudeye under the parties' purported contract. The complaint also seeks attorneys' fees, court costs and late charges. We filed an answer to the Loudeye complaint on October 11, 2001 that includes a general denial of all allegations made by Loudeye.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of Kanakaris Wireless and their ages and positions as of May 6, 2002 were as follows:

                  Name         Age                   Position
                  ----         ---                   --------

Alex Kanakaris (1)(2).........  45          Chairman of the Board, President,
                                            Chief Executive Officer and Director

John Robert McKay (1).........  40          Webmaster and Director

Van Holster...................  32          Director

Lisa Lawrence ................  26          Director

Caroline Michaels.............  54          Director

Rose Forbes (2)...............  53          Director

Charles Moore (2).............  32          Director

David T. Shomaker.............  45          Acting Chief Financial Officer and
                                            Advisor to the Board
---------------
(1) Member of executive committee and 2000 Stock Option Plan committee.
(2) Member of audit committee.

BUSINESS EXPERIENCE

   DIRECTORS

         Alex F. Kanakaris has served as a director and as our Chairman of the Board, President and Chief Executive Officer since November 1997. Mr. Kanakaris served as the President of Kanakaris InternetWorks, Inc. from 1994 until it was acquired by Kanakaris Wireless in November 1997. Mr. Kanakaris created what is believed to be the first real-time online delivery of motion pictures, the first online book web site that allows type resizing, page turning without scrolling, searching by word or phrase and has security attributes, and the first entertainment web site for wireless personal digital assistants. Mr. Kanakaris makes frequent appearances as an Internet expert at trade shows, digital economy conferences, on radio and television and in print. He is author of the book "Signs of Intelligent Life on the Internet" published by Dace/Brentwood Media Group, November 1999, and currently is working on a business motivational book for the digital age.

         On August 2, 1999, the Securities and Exchange Commission filed suit in the United States District Court in the District of Nevada against Kanakaris Wireless, Mr. Kanakaris, David Valenti, a stockholder of Kanakaris Wireless, and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of approximately 300,000 shares of Kanakaris Wireless common stock in 1996 and 1997 to the former stockholders of Kanakaris InternetWorks, Inc., a subsidiary of Kanakaris Wireless. On August 9, 1999, a final judgment of permanent injunction and other relief was entered in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of Mr. Kanakaris and Mr. Valenti of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, Mr. Kanakaris, Mr. Valenti and Kanakaris Wireless each agreed under the consents to entry of injunction not to take actions that would violate federal securities laws in connection with the offer, purchase or sale of securities.

         John Robert McKay has served as a director and as our webmaster since August 1999. Mr. McKay served as our Vice President-Internet Division from May 1997 through July 1998. Mr. McKay has been a webmaster since 1995 and has worked both full-time and as a consultant to our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, since 1994. Mr. McKay was a web site administrator for NNA Services, a non-profit educational organization, from 1993 to 1994. Prior to that, he served as Sales Promotion Manager for ORA Electronics/Alliance Corporation, an international consumer electronics company, from 1991 to 1992. From 1987 to 1991, Mr. McKay served as the advertising manager for Kelly-Moore Paint Co. Mr. McKay is a graduate of San Francisco State University with a Bachelor of Science degree in Marketing.

         Van Holster has served as a director since August 2001 and as our Chief Operating Officer from August 2001 until March 2002. Mr. Holster served as Product Manager of our Desience Division from May 1996 to August 2001, where his responsibilities included duties relating to order initiation, product fulfillment and installation and customer support. Prior to his employment with our Desience Division, Mr. Holster was a student at Pasadena City College, where he earned an Associate in Arts Degree in Liberal Arts and an Associate in Science Degree in Marketing.

         Lisa Lawrence has served as a director since February 2002 and from September 2000 until December 2001. Ms. Lawrence has been associated with our company since 1996. From July 1999 until December 2001, Ms. Lawrence held the office of Director of Internet Business Affairs, and from July 2000 until December 2001, Ms. Lawrence held the office of Vice President of Internet. From August 1997 until June 1999, Ms. Lawrence worked at Curb Entertainment, where her responsibilities included sales of international film rights and representation at major film festivals. Prior to her employment at Curb Entertainment, Ms. Lawrence was a student at Pepperdine University, where she earned a Bachelor of Arts degree in Telecommunications.

         Caroline Michaels has served as a director since November 2001. Ms. Michaels has been associated with Kanakaris Wireless since September 1988 in her capacity as a consultant and independent sales representative of our Desience Division that was sold in March 2002. Prior to that time, Ms. Michaels was General Manager of Little Bear Organic Foods from February 1986 through December 1987. Ms. Michaels was born in London, England, and started her career at The Sunday Times of London. Ms. Michaels moved to New York in 1969 and became a partner and co-owner of a music publishing, management and production company, where she worked directly with various artists.

         Rose Forbes has served as a director since November 2000 and was an advisor to our board of directors since November 1997. Ms. Forbes' background includes work at Sony Pictures Entertainment, MCEG/Virgin Home Entertainment and Paramount Pictures. Ms. Forbes has been Manager of Music Clearance at Sony Pictures Entertainment since December 1995 and has been with Sony since July 1990.

         Charles Moore has served as a director since January 2001. Mr. Moore is founder and President of the New York Internet Chamber of Commerce, a not-for-profit agency that provides a forum for political and business leaders in the State of New York. Mr. Moore was Director of Sales for Plenar Corporation from November 1999 to July 2000. Mr. Moore was also President of Blue Nile Consulting, Inc., a technology consulting firm based in New York City, from June 1996 until November 1999. Mr. Moore holds a Bachelor of Science degree in Computer Science from Drexel University.

         All directors hold office until the next annual stockholders' meeting or until their respective successors are elected or until their earlier death, resignation or removal. Each officer serves at the discretion of the board of directors.

   ADVISORS TO OUR BOARD OF DIRECTORS

         Branch Lotspeich has served as an advisor to our board of directors since February 2002 and served as President of Desience Corporation since June 1997 until its sale in March 2002. He has served as our Vice Chairman of the Board and Secretary and as a director since November 1997 until his resignation in February 2002. Mr. Lotspeich was appointed Vice President of Kanakaris Wireless in May 2000. Prior to that, he served as Vice President of Desience Corporation from March 1992 through June 1997. Prior to that, Mr. Lotspeich worked as an independent consultant in telecommunications. Mr. Lotspeich is a Summa Cum Laude graduate of the University of Cincinnati with a Bachelor of Fine Arts degree in Television Broadcasting.

         David T. Shomaker has served as our acting Chief Financial Officer and as an advisor to our board of directors since May 1999. He has been a partner of Haynie & Company, Certified Public Accountants, based in Orange County, California and Salt Lake City, Utah since 1990. Mr. Shomaker is a Certified Public Accountant in the States of California and Utah and is a Certified Fraud Examiner and a Certified Valuation Analyst. Mr. Shomaker holds a Bachelor of Science degree in Accounting from Brigham Young University, Provo, Utah.

         Frank Ake has served as an advisor to our board of directors since November 1997. He has acted as a consultant in connection with over $1 billion of real estate acquisition, development and redevelopment projects worldwide, some of which projects have used state-of-the-art Internet technology. Mr. Ake's experience includes a position with Skidmore Owings & Merrill as Chicago Intern Architect with the world's largest architecture firm at their headquarters office from 1976-1979. Mr. Ake participated in the design of over $7 billion of airports, hotels, and office towers worldwide from 1979-2000. Mr. Ake has an architectural degree from The Illinois Institute of Technology in Chicago.

         George Atkinson has served as an advisor to our board of directors since November 1997. He was a pioneer of home video and was the President of the 600+ Video Station network, which preceded major chains such as Blockbuster Video. He was named by the Video Software Dealers Association as Video Retailer of the Year and Video Man of the Year in 1979, and was a central character in the New York Times best-selling book "Fast Forward: Hollywood, the Japanese and the VCR Wars" by James Lardner.

COMPENSATION OF DIRECTORS

         Our directors receive no compensation for attending meetings of the board of directors but receive stock grants from time to time as compensation for services rendered.

EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning compensation earned for all services rendered to Kanakaris Wireless in all capacities during the last three fiscal years, for our Chief Executive Officer and our three other executive officers, or the Named Officers, whose total compensation exceeded $100,000 for the year ended September 30, 2001.


                       SUMMARY COMPENSATION TABLE
                                                                              LONG-TERM
                                                                             COMPENSATION
                                           ANNUAL COMPENSATION                  AWARDS
                                      --------------------------------       -------------
                           AS OF
                           YEAR                                OTHER          SECURITIES
          NAME AND         ENDED                               ANNUAL         UNDERLYING
     PRINCIPAL POSITION   SEPT. 30    SALARY       BONUS   COMPENSATION(1)  STOCK OPTIONS
     ------------------    ------     ------       -----    ------------    ---------------
Alex Kanakaris              2001     $167,708     $1,849,725(2)  --                --
  Chairman of the Board,    2000     $175,000     $42,760(3)     --            188,125(4)
  President and Chief       1999     $105,000     $97,098(5)     --                --
  Executive Officer

Branch Lotspeich            2001     $60,375      $67,069(6)     --                --
  Former Vice Chairman      2000     $125,000     $ 4,829(3)     --             76,250(7)
  of the Board,             1999     $105,000     $25,134(8)     --                --
  Former Secretary and
  Former President of
  Desience Corporation

John Robert McKay           2001     $105,000     $16,760(9)     --                --
  Webmaster                 2000     $105,000     $12,145(10)    --             24,750(11)
                            1999     $ 14,998     $ 9,513(3)     --                --

Lisa Lawrence               2001     $49,583      $110,000(12)   --                --
  Former Vice President-    2000     $61,083      $ 34,900(13)   --             33,750(14)
  Internet Division,        1999     $14,750      $  6,875(13)   --                --
  Former Director of
  Internet Business Affairs

------------------------
(1) Aggregate amounts do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in this table.
(2) Represents $227,225 of debt forgiveness and $1,622,500 of common stock granted.
(3)      Represents debt forgiveness.
(4) Of this total, options to purchase an aggregate of 83,125 shares were cancelled on March 14, 2001.
(5)      Represents $73,378 of cash and $23,720 of debt forgiveness.
(6) Mr. Lotspeich resigned as a member of our board of directors, as our Vice President and Secretary and as President of Desience Corporation in February 2002. Amount represents $4,569 of debt forgiveness and $62,500 of common stock granted.
(7) Of this total, options to purchase an aggregate of 16,250 shares were cancelled on March 14, 2001.
(8)      Represents $18,838 of cash and $6,296 of debt forgiveness.
(9) Represents $6,760 of debt forgiveness and $10,000 of common stock granted.
(10)     Represents $5,000 of cash and $7,145 of debt forgiveness.
(11) Of this total, options to purchase an aggregate of 7,500 shares were cancelled on March 14, 2001.
(12) Ms. Lawrence resigned as our Vice President-Internet Division and as Director of Internet Business Affairs in May 2001 and resigned as a member of our board of directors in December 2001. Ms. Lawrence was appointed as a member of our board of directors in February 2002. Amount represents common stock granted.
(13)     Amount represents common stock granted.
(14) Of this total, options to purchase an aggregate of 20,000 shares were cancelled on March 14, 2001.

                OPTION GRANTS FOR THE LAST FISCAL YEAR

         We did not grant any options or stock appreciation rights to the Named Officers during the year ended September 30, 2001.

                OPTION EXERCISES AND FISCAL YEAR-END VALUES

         There were no exercises of options by the Named Officers during the fiscal year ended September 30, 2001. The following table sets forth the number of exercisable and unexercisable in-the-money stock options and their values at September 30, 2001 for the Named Officers. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.

                              NUMBER OF
                        SECURITIES UNDERLYING       VALUE ($) OF UNEXERCISED
                       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         SEPTEMBER 30, 2001           SEPTEMBER 30, 2001(1)
                     ---------------------------   ---------------------------
      NAME           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----           -----------   -------------   -----------   -------------

Alex F. Kanakaris...    105,000         --              $0            --

Branch Lotspeich....     60,000         --              $0            --

John Robert McKay...     17,250         --              $0            --

Lisa Lawrence.......     13,750         --              $0            --

---------------
(1) The closing price of our common stock on September 28, 2001, as adjusted for the 1-for-20 reverse split of our common stock that occurred on December 7, 2001, was $.60, which price did not exceed the exercise price of the options.

                             2000 STOCK OPTION PLAN

         Our board of directors and stockholders adopted our 2000 Stock Option Plan, or the 2000 Plan. The 2000 Plan is designed to enable us to offer an incentive-based compensation system to employees, officers and directors of Kanakaris Wireless and to employees of companies who do business with us. The 2000 Plan provides for the grant of incentive stock options, or ISOs, and nonqualified stock options, or NQOs. ISOs and NQOs both are referred to below as options.

         A total of 150,000 shares of our common stock are authorized for issuance under the 2000 Plan. As of May 6, 2002, we had eighteen employees, officers and directors eligible to receive options under the 2000 Plan, and options to purchase up to 23,125 shares of our common stock were outstanding under the 2000 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the exercise price of any option, may again be used for awards under the 2000 Plan.

         The 2000 Plan is to be administered by a committee of not less than two nor more than five persons appointed by the board of directors, each of whom must be a director of Kanakaris Wireless. The board of directors also may act as the committee under the 2000 Plan. It is the intent of the 2000 Plan that it be administered in a manner such that option grants and exercises would be exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The committee for the 2000 Plan is presently comprised of Alex Kanakaris and John McKay.

         The committee is empowered:

         o to select those eligible persons to whom options shall be granted under the 2000 Plan;
         o to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs, and the number of shares to be subject to each option; and
         o to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2000 Plan.

         The committee has sole discretion to interpret and administer the 2000 Plan, and its decisions regarding the 2000 Plan are final.

         ISOs granted under the 2000 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of Kanakaris Wireless on the date of grant, such exercise price shall be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2000 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by the committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

         The 2000 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee or materially increase the number of shares subject to the 2000 Plan, materially increase the benefits to optionees under the 2000 Plan, materially modify the requirements as to eligibility to participate in the 2000 Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2000 Plan after May 24, 2010.

         Although not intended as an anti-takeover measure by the board of directors, one of the possible effects of the 2000 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of Kanakaris Wireless. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

         In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of Kanakaris Wireless, or other attempted changes in the control of Kanakaris Wireless. In the opinion of the board of directors, such an acceleration provision merely ensures that optionees under the 2000 Plan will be able to exercise their options as intended by the board of directors and stockholders of Kanakaris Wireless prior to any such extraordinary corporate transaction that might serve to limit or restrict such right. The board of directors is, however, presently unaware of any threat of hostile takeover involving shares of Kanakaris Wireless.

BOARD COMMITTEES; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We do not have nominating or compensation committees of the board of directors and, except as described below, no committee of the board of directors performs similar functions.

         Our board of directors has appointed an executive committee that currently consists of directors Alex Kanakaris and John McKay. Subject to any actions that may be taken by our full board of directors, the executive committee has the authority to:

         o Appoint officers and agents of Kanakaris Wireless and determine their salaries;
         o Borrow money, and issue bonds, notes or other obligations and evidences of indebtedness;
         o Authorize the corporate seal to be affixed to documents of our company;
         o Determine questions of general policy with regard to the business of Kanakaris Wireless;
         o        Make recommendations as to declaration of dividends;
         o Issue equity securities for cash, property or services rendered, at prices no less than 40% of the last bid price on the NASD's OTC Bulletin Board(R) on the day prior to approval of issuance; and
         o Make loans from time to time to officers and employees of our company and determine the amount, interest rate and due date for the loans and whether the loans will be collateralized, provided that no loan may result in an outstanding loan balance of more than $300,000 at any one time (notwithstanding any loans made prior to May 17, 2000) and provided further that no funds received from any debenture agreement entered into by Kanakaris Wireless during 1999 and 2000 were to be used to fund any such loans.

         In February 2001, our board of directors appointed an audit committee consisting of three directors: Alex Kanakaris, Rose Forbes and Charles Moore. The audit committee members were appointed to serve for a term of one year or until their successors are appointed. The audit committee shall perform the following functions:

         o review the scope and effectiveness of audits by our independent public accountants and internal auditors;
         o select and recommend to the board of directors the employment of independent public accountants;
         o review the audit plans of our independent public accountants and internal auditors;

         o review and approve the fees charged by the independent public accountants;
         o review our quarterly and annual financial statements before their release;
         o review the adequacy of our system of internal controls and recommendations of the independent public accountants with respect thereto; and
         o review and act on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities.

         While the audit committee has the responsibilities and powers described above, it is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those duties are the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

         No executive officer of Kanakaris Wireless has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of Kanakaris Wireless.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation and Bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Our Articles of Incorporation also provide that a director of Kanakaris Wireless shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from limitation or liability is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of Kanakaris Wireless in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law. However, we have purchased directors and officers liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as Kanakaris Wireless that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that as of September 30, 2001, we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code,
Section 317 which governs indemnification of directors, officers and others.
Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of Kanakaris Wireless for breach of a director's duties to Kanakaris Wireless or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of Kanakaris Wireless or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to Kanakaris Wireless or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Kanakaris Wireless or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Kanakaris Wireless or our stockholders; and

     o for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Kanakaris Wireless under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     PRINCIPAL AND SELLING SECURITY HOLDERS

         The following table sets forth information as of May 6, 2002 with respect to the beneficial ownership of our common stock both before and immediately following the offering by:

         o Each person known by us to own beneficially 5% or more of our outstanding common stock;

         o    Each of the selling security holders;

         o    Each of our directors;

         o Each of our current executive officers named in the summary compensation table in this prospectus; and

         o    All of our directors and executive officers as a group.

         Calculations of the percent of outstanding shares owned are based on 13,156,325 shares of our common stock, 1,000,000 shares of our Class A Convertible Preferred Stock and 900 shares of our Series B Convertible Preferred Stock issued and outstanding as of the date of the table. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock underlying options, warrants, debentures, notes or preferred stock held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

         The terms of debentures and warrants owned by Bristol Investment Fund, Ltd., AJW Partners, LLC, New Millennium Capital Partners, LLC, Bank Insinger de Beaufort N.V., Equilibrium Equity, LLC and Alliance Equities, Inc., the terms of the notes held by Rutan & Tucker, LLP and Haynie & Company, and the terms of the Series B Convertible Preferred Stock held by Bristol Capital, LLC prohibit conversion of those debentures, notes or shares or exercise of those warrants to the extent that a conversion of those debentures, notes or shares would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% or 9.999% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% of our outstanding shares of common stock. A holder may waive the 4.999% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a holder from converting or exercising a debenture, note or warrant and selling shares underlying that debenture, note or warrant in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amounts. In light of the limitations contained in those debentures, notes and warrants, the number of shares shown in the table as beneficially owned by each holder of those debentures, note and warrants prior to this offering has been limited to 4.999% of the shares of our common stock outstanding as of the date of the table. However, the number of shares being offered by each holder under this prospectus is in excess of the amount of shares issuable to that holder without such holder's waiver of the conversion and exercise limitations discussed above.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders. Alexander Dunham Capital Group, Inc. is the parent corporation of Alexander Dunham Securities, Inc., an NASD Broker-Dealer. Although Alexander Dunham Capital Group, Inc. is affiliated with an NASD member firm, it has represented to us that it is not acting as an underwriter in this offering, it received the securities to be resold by it under this prospectus in the ordinary course of business, and at the time of such receipt it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

All of the shares being offered under this prospectus were issued or are issuable upon exercise of options or warrants or upon conversion of debentures or notes that the selling security holders acquired from us in the following private placement transactions:

         o In February 2000, we issued an aggregate of $1,000,000 of 10% Convertible Debentures due February 1, 2001, or February 2000 debentures, to AJW Partners, New Millennium Capital Partners and Bank Insinger. No amounts remain outstanding under the February 2000 debentures. In the February 2000 debenture offering, we issued five-year warrants to the three investors, or February 2000 warrants, to purchase up to an aggregate of 15,000 shares of common stock at an initial exercise price of $38.00 per share. Certain antidilution adjustments were applied from time to time resulting in an aggregate of 19,676 February 2000 warrants outstanding and the February 2000 warrants currently have, with respect to February 2000 warrants held by AJW Partners and New Millennium Capital Partners, an adjusted per share exercise price equal to $27.35 and, with respect to February 2000 warrants held by Bank Insinger, an adjusted exercise period of seven years and an adjusted per share exercise price equal to 50% of the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the exercise date. We have included for resale under this prospectus an aggregate of 16,012 shares of common stock that are issuable upon the exercise of our February 2000 warrants held by AJW Partners, New Millennium Capital Partners and Bank Insinger.

         o In April and August 2000, we issued an aggregate of $4,500,000 of 10% Convertible Debentures due May 1, 2001, or May 2000 debentures, to AJW Partners, New Millennium Capital Partners, Equilibrium Equity and Bank Insinger. The May 2000 debentures held by AJW Partners, New Millennium Capital Partners and Equilibrium Equity have an adjusted per share conversion price equal to the lesser of $2.00 and 50% of the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the conversion date and, with respect to a May 2000 debenture held by Bank Insinger, an adjusted per share conversion price equal to the lesser of $.055 and 50% of the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the conversion date. In the May 2000 debenture offering, we issued five-year warrants to the four investors, or May 2000 warrants, to purchase up to an aggregate of 45,000 shares of common stock at an initial exercise price of $38.00 per share. Certain antidilution adjustments were applied from time to time resulting in an aggregate of 78,278 May 2000 warrants outstanding and the May 2000 warrants currently have, with respect May 2000 warrants held by AJW Partners, New Millennium Capital Partners and Equilibrium Equity, an adjusted per share exercise price equal to the lesser of $1.17 and the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the exercise date and, with respect to May 2000 warrants held by Bank Insinger, an adjusted exercise period of seven years and an adjusted per share exercise price equal to 50% of the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the exercise date. We have included for resale under this prospectus 760,684 shares of common stock that are issuable upon conversion of our May 2000 debentures held by Bank Insinger and Equilibrium Equity. We have also included for resale under this prospectus an aggregate of 60,044 shares of common stock that are issuable upon the exercise of our May 2000 warrants held by AJW Partners, New Millennium Capital Partners, Equilibrium Equity and Bank Insinger.

         o In June 2000, Bank Insinger transferred to Bristol Capital, LLC, May 2000 warrants to purchase up to 12,010 shares of common stock. Certain antidilution adjustments were applied from time to time resulting in 13,882 of these May 2000 warrants outstanding. These May 2000 warrants have an adjusted exercise period of seven years and an adjusted per share exercise price equal to 50% of the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the exercise date. We have included for resale under this prospectus an aggregate of 12,010 shares of common stock that are issuable upon the exercise of our May 2000 warrants held by Bristol Capital, LLC.

         o In May 2001, we issued five-year warrants, or May 2001 warrants, to purchase up to an aggregate of 67,500 shares of common stock to AJW Partners, New Millennium Capital Partners, Equilibrium Equity and Bank Insinger in connection with the extension of the maturity date of our May 2000 debentures. The May 2001 warrants have, with respect to May 2001 warrants held by AJW Partners, New Millennium Capital Partners and Equilibrium Equity, a per share exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants and have, with respect to May 2001 warrants held by Bank Insinger, an adjusted exercise period of seven years and an adjusted per share exercise price equal to 50% of the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the exercise date. We have included for resale under this prospectus an aggregate of 22,500 shares of common stock that are issuable upon the exercise of our May 2001 warrants held by Bank Insinger.

         o We have included for resale under this prospectus 4,614 shares of common stock that were issued to Bank Insinger upon conversion of our May 2000 debentures.

         o In January 2001, we issued an aggregate of $650,000 of 12% Convertible Debentures due January 5, 2002, or January 2001 debentures, to AJW Partners, New Millennium Capital Partners, Equilibrium Equity and Bristol Investment Fund. The January 2001 debentures held by the four investors have an adjusted per share conversion price equal to the lesser of $.055 and 50% of the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date. In the January 2001 debenture offering, we issued five-year warrants to the four investors, or January 2001 warrants, to purchase up to an aggregate of 195,001 shares of common stock at an initial exercise price equal to the lesser of $2.50 per share and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise. Certain antidilution adjustments were applied from time to time resulting in an aggregate of 230,366 January 2001 warrants outstanding and the January 2001 warrants currently have, with respect to January 2001 warrants held by AJW Partners, New Millennium Capital Partners and Equilibrium Equity, an adjusted per share exercise price equal to the lesser of $1.17 and the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the exercise date and, with respect to January 2001 warrants held by Bristol Investment Fund, an adjusted exercise period of seven years and an adjusted per share exercise price equal to 50% of the average of the three lowest intraday trading prices during the 20 trading days immediately preceding the exercise date. We have included for resale under this prospectus an aggregate of 3,886,088 shares of common stock that are issuable upon conversion of our January 2001 debentures held by AJW Partners, New Millennium Capital Partners, Equilibrium Equity and Bristol Investment Fund. We have also included for resale under this prospectus an aggregate of 195,001 shares of common stock that are issuable upon the exercise of our January 2001 warrants held by AJW Partners, New Millennium Capital Partners, Equilibrium Equity and Bristol Investment Fund.

         o We have included for resale under this prospectus an aggregate of 206,294 shares of common stock that were issued to AJW Partners, New Millennium Capital Partners and Bristol Investment Fund upon conversion of our January 2001 debentures.

         o In March 2001, we issued an aggregate of $650,000 of 12% Convertible Debentures due March 9, 2002, or March 2001 debentures, to AJW Partners, New Millennium Capital Partners, Equilibrium Equity and Bristol Investment Fund. The March 2001 debentures held by the four investors have an adjusted per share conversion price equal to the lesser of $.055 and 50% of the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date. We have included for resale under this prospectus an aggregate of 3,626,348 shares of common stock that are issuable upon conversion of our March 2001 debentures held by AJW Partners, New Millennium Capital Partners and Equilibrium Equity.

         o We have included for resale under this prospectus 38,578 shares of common stock that were issued to Bristol Investment Fund upon conversion of our March 2001 debentures.

         o In June 2001, we issued an aggregate of $500,000 of 12% Convertible Debentures due June 29, 2002, or June 2001 debentures, to AJW Partners, New Millennium Capital Partners and Alliance Equities, Inc. The June 2001 debentures held by the four investors have an adjusted per share conversion price equal to the lesser of $2.00 and 50% of the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date. In the June 2001 debenture offering, we issued five-year warrants to the three investors, or June 2001 warrants, to purchase up to an aggregate of 75,000 shares of common stock at an initial exercise price per share equal to the lesser of $1.17 and the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding exercise. Certain antidilution adjustments were applied from time to time resulting in an aggregate of 91,603 warrants outstanding. In May 2002, we restated our June 2001 debenture issued to Alliance Equities to reflect an additional investment of $125,000 resulting in an aggregate amount of $625,000 in June 2001 debentures outstanding. We have included for resale under this prospectus an aggregate of 12,662,192 shares of common stock that are issuable upon conversion of our June 2001 debentures held by AJW Partners, New Millennium Capital Partners and Alliance Equities. We have also included for resale under this prospectus an aggregate of 18,321 shares of common stock that are issuable upon the exercise of our June 2001 warrants held by Alliance Equities.

         o In January 2002, we issued an aggregate of $200,000 of 12% Convertible Debentures due January 9, 2003, or January 2002 debentures, to Bank Insinger. The January 2002 debentures have a per share conversion price equal to the lesser of $.055 and 50% of the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date. In the January 2002 debenture offering, we issued five-year warrants to Bank Insinger, Bristol Capital, LLC and Alexander Dunham Capital Group, Inc., or January 2002 warrants, to purchase up to an aggregate of 660,000 shares of common stock at an initial exercise price per share equal to the lesser of $.055 and 50% the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding exercise. We have included for resale under this prospectus an aggregate of 7,753,845 shares of common stock that are issuable upon conversion of our January 2002 debentures held by Bank Insinger and as payment of accrued penalties on those debentures. We have also included for resale under this prospectus an aggregate of 660,000 shares of common stock that are issuable upon the exercise of our January 2002 warrants held by Bank Insinger, Bristol Capital, LLC and Alexander Dunham Capital Group, Inc.

         o In February 1999, we issued options to purchase up to 5,000 shares of common stock at an exercise price equal to $6.00 per share, or February 1999 options, to ION Systems, Inc. in connection with a February 1999 license agreement that are exercisable through December 31, 2005. We have included for resale under this prospectus 5,000 shares of common stock that are issuable upon the exercise of our February 1999 options held by ION Systems, Inc.

         o In March 1999, we issued options to purchase up to 8,750 shares of common stock at an exercise price equal to $.20 per share, or March 1999 options, to ION Systems, Inc. in connection with the first amendment to our February 1999 license agreement and are that exercisable through May 1, 2003. We have included for resale under this prospectus 8,750 shares of common stock that are issuable upon the exercise of our March 1999 options held by ION Systems, Inc.

         o In May 2000, we issued under our 2000 Stock Option Plan options to purchase up to 4,375 shares of common stock at an exercise price equal to $25.90 per share, or May 2000 options, to ION Systems, Inc. in connection with the second amendment to our February 1999 license agreement and that are exercisable through May 1, 2003. We have included for resale under this prospectus 4,375 shares of common stock that are issuable upon the exercise of our May 2000 options held by ION Systems, Inc.

         o In September 2000, we issued options, or September 2000 options, to purchase up to 25,000 shares of common stock at an exercise price equal to 50% of the average of the lowest three intraday trading prices of our common stock during the 20 trading days immediately preceding exercise, to Paul Kessler in connection with consulting services rendered that are exercisable through September 26, 2007. We have included for resale under this prospectus 25,000 shares of common stock that are issuable upon the exercise of our September 2000 options held by Mr. Kessler.

         o In February 2002, we issued a 6% Convertible Promissory Note due November 30, 2002, or a February 2002 note, to Rutan & Tucker, LLP for services rendered which has a per share conversion price equal to the lesser of $.085 and the average of the three lowest intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date. We have included for resale under this prospectus 4,241,926 shares of common stock that are issuable upon the exercise of our February 2002 note held by Rutan & Tucker, LLP.

         o In February 2002, we issued a 6% Convertible Promissory Note due November 30, 2002, or a February 2002 note, to Haynie & Company for services rendered which has a per share conversion price equal to the lesser of $.085 and the average of the three lowest intraday trading prices of our common stock during the 20 trading days immediately preceding the conversion date. We have included for resale under this prospectus 1,748,709 shares of common stock that are issuable upon the exercise of our February 2002 note held by Haynie & Company.

         o We have included for resale under this prospectus 65,200 shares of common stock that were issued to Gerard Casale as compensation for consulting services rendered.

         o We have included for resale under this prospectus 62,500 shares of common stock that were issued to David Valenti in settlement of a dispute.

         o We have included for resale under this prospectus 714,285 shares of common stock that were issued to The Hopkins Family Trust in a private placement transaction in exchange for gross proceeds of $30,000.

         We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed with some of the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act of 1933 to keep it effective until the earlier of:

         o The date that all shares of common stock offered under this prospectus may be resold by those holders in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, under Rule 144 under the Securities Act; and

         o The date that all shares of common stock offered by those holders under this prospectus have been resold.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                                                   Shares of Class                  Shares of
                                                     Beneficially                  Class Being                 Shares of Class
     Name and Address of              Title of        Owned Prior                 Offered Under               Beneficially Owned
     Beneficial Owner(1)              Class        to this Offering              this Prospectus             After this Offering(2)
      -----------------               -----       -------------------            ------------------         ------------------------
                                               Number           Percent                                     Number          Percent
                                               ------           -------                                     ------          -------
AJW Partners, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common      676,828(3)      4.99%               4,419,156(4)              -              -

New Millennium Capital Partners II, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common      676,828(3)      4.99%               4,419,156(4)              -              -

Bristol Investment Fund, Ltd.
c/o Olympia Capital (Cayman) Limited
Williams House
20 Reid Street
Hamilton HM 11, Bermuda...............Common      679,443(3)      4.99%               3,364,190(5)              -              -

Bank Insinger de Beaufort N.V.
Heregracht 537
1017 BV Amsterdam
The Netherlands.......................Common      692,049(3)      4.99%               8,565,021(6)              -              -

Equilibrium Equity, LLC
155 First Street, Suite B
Mineola, NY 11501.....................Common      681,309(3)      4.99%               1,493,411(7)              -              -

Rutan & Tucker, LLP
611 Anton Blvd., Suite 1400
Costa Mesa, CA 92626..................Common      692,292(3)      4.99%               4,241,926(8)              -              -

Alliance Equities
12147 NW 9th Drive
Coral Springs, FL  33071..............Common      692,203(3)      4.99%               7,589,587(9)              7,108          *

Haynie & Company
4910 Campus Drive
Newport Beach, CA 92660...............Common      691,239(3)      4.99%               1,748,709(8)             20,000          *

Alex F. Kanakaris.....................Common    2,033,478(10)    15.28%                      -              2,033,478        15.28%
                         Class A Convertible
                                   Preferred    1,000,000       100.00%                      -              1,000,000       100.00%

David Valenti
519 Idaho Ave., No. 4
Santa Monica, CA 90403 ...............Common      140,000(11)     1.06%                  62,500                77,500          *

Bristol Capital, LLC
6363 Sunset Blvd., 5th Floor
Los Angeles, CA 90028.................Common      692,292(3)      4.99%                  66,010(12)           654,706(3)      4.99%
                        Series B Convertible
                                   Preferred          900       100.00%                      -                    900       100.00%

Alexander Dunham Capital Group, Inc.
10850 Wilshire Blvd., Suite 350
Los Angeles, CA 90024.................Common        6,000(13)        *                    6,000(13)             -              -

Gerard Casale
11755 Wilshire Blvd., Suite 1200
Los Angeles, CA 90025.................Common       65,200            *                   65,200                 -              -

John Robert McKay.....................Common      486,275(14)     3.69%                      -                486,275         3.69%

Lisa Lawrence.........................Common       77,250            *                       -                 77,250          *

Paul Kessler
6363 Sunset Blvd., 5th Floor
Los Angeles, CA 90028.................Common       25,000(15)        *                   25,000(15)             -              -

                                       42




ION Systems, Inc
107 Mississippi Ave.
Crystal City, MO 63019................Common       18,125(16)        *                   18,125(16)             -              -

Van Holster...........................Common       37,760(17)        *                       -                 37,760          *

Caroline Michaels.....................Common       27,250(18)        *                       -                 27,250          *

Rose Forbes...........................Common      105,000            *                       -                105,000          *

David T. Shomaker.....................Common          750            *                       -                    750          *

Charles Moore.........................Common       25,000            -                       -                 25,000          -

Hopkins Family Trust
25981 Glen Canyon
Laguna Hills, CA 92653................Common      714,285           5.43%               714,285                 -              -

All directors and executive
   officers as a group
   (8 persons)........................Common    2,792,763(19)      22.14%                    -              2,792,763        22.14%
                         Class A Convertible
                                   Preferred    1,000,000         100.00%                    -              1,000,000       100.00%
                        Series B Convertible
                                   Preferred           -             -                       -                  -              -

---------------
 *       Less than 1%.

(1) The address of each director and executive officer named in this table is c/o Kanakaris Wireless, 3303 Harbor Blvd., Suite F-3, Costa Mesa, California 92626. Mr. Kanakaris, Mr. McKay and Mr. Holster are directors and executive officers of Kanakaris Wireless. Ms. Forbes, Ms. Lawrence, Ms. Michaels and Mr. Moore are directors of Kanakaris Wireless. Mr. Shomaker is Acting Chief Financial Officer of Kanakaris Wireless and an advisor to our board of directors.

(2)      Assumes all shares of class being offered are sold.

(3) The number of shares shown has been limited to 4.999% of the shares of our common stock outstanding as of the date of the table due to contractual beneficial ownership limitations.

(4) Consists of (a) 4,003 shares of common stock issuable upon exercise of February 2000 warrants, (b) 20,014 shares of common stock issuable upon exercise of May 2000 warrants, (c) 31,238 shares of common stock issuable upon exercise of January 2001 warrants, (d) 339,147 shares of common stock issuable upon conversion of January 2001 debentures and as payment of interest on those debentures, (e) 341 shares of common stock that were issued as payment of interest on January 2001 debentures, (f) 1,478,950 shares of common stock issuable upon conversion of March 2001 debentures and as payment of interest on those debentures, (g) 2,545,463 shares of common stock issuable upon conversion of June 2001 debentures and as payment of interest on those debentures.

(5) Consists of (a) 120,000 shares of common stock issuable upon exercise of January 2001 warrants, (b) 3,000,000 shares of common stock issuable upon conversion of January 2001 debentures and as payment of interest on those debentures, (c) 205,612 shares of common stock that were issued upon conversion of January 2001 debentures and as payment of interest on those debentures and (d) 38,578 shares of common stock that were issued as payment of interest on March 2001 debentures.

(6) Consists of (a) 8,006 shares of common stock issuable upon exercise of February 2000 warrants, (b) 600,000 shares of common stock issuable upon exercise of January 2002 warrants, (c) 164,046 shares of common stock issuable as payment of interest on May 2000 debentures, (d) 12,010 shares of common stock issuable upon exercise of May 2000 warrants (e) 4,614 shares of common stock that were issued as payment of interest on May 2000 debentures, (f) 22,500 shares of common stock issuable upon exercise of May 2001 warrants, and (g) 7,753,845 shares of common stock issuable upon conversion of January 2002 debentures and as payment of interest and penalties on those debentures.

(7) Consists of (a) 8,006 shares of common stock issuable upon exercise of May 2000 warrants, (b) 12,525 shares of common stock issuable upon exercise of January 2001 warrants, (c) 596,638 shares of common stock issuable upon conversion of May 2000 debentures and as payment of interest on those debentures, (d) 207,794 shares of common stock issuable upon conversion of January 2001 debentures and as payment of interest on those debentures, and (e) 668,448 shares of common stock issuable upon conversion of March 2001 debentures and as payment of interest on those debentures.

(8) Consists of shares of common stock issuable upon conversion of a promissory note and as payment of interest on that promissory note.

(9) Consists of 18,321 shares of common stock issuable upon exercise of June 2001 warrants, and 7,571,266 shares of common stock issuable upon conversion of June 2001 debentures and as payment of interest on those debentures.

(10) Consists of 1,878,478 shares of common stock issued and outstanding, 50,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 105,000 shares of common stock issuable upon exercise of options.

(11) Consists of 125,000 shares of common stock issued and outstanding, and 15,000 shares of common stock issuable upon exercise of options.

(12) Consists of 12,010 shares of common stock issuable upon exercise of May 2000 warrants and 54,000 issued upon exercise of January 2002 warrants.

(13) Consists of 6,000 shares of common stock issuable upon exercise of January 2002 warrants.

(14) Consists of 469,025 shares of common stock issued and outstanding and 17,250 shares of common stock issuable upon exercise of options.

(15) Consists of 25,000 shares of common stock issuable upon exercise of options.

(16) Consists of 5,000 shares of common stock issuable upon exercise of February 1999 options, 8,750 shares of common stock issuable upon exercise of March 1999 options and 4,375 shares of common stock issuable upon exercise of May 2000 options. Prior to May 2, 2002, holders of February 1999 options, March 1999 options and May 2000 options may not in the aggregate sell or transfer more than 2,250 shares issued upon exercise of those options in any period of one calendar month.

(17) Consists of 36,760 shares of common stock issued and outstanding and 1,000 shares of common stock issuable upon exercise of options.

(18) Consists of 26,250 shares of common stock issued and outstanding and 1,000 shares of common stock issuable upon exercise of options.

(19) Consists of 2,618,513 shares of common stock issued and outstanding, 124,250 shares of common stock issuable upon exercise of options and 50,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law.

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to such prevailing market price;

         o        at negotiated prices; or

         o such other price as the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of our company or derivatives of Kanakaris Wireless securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders have not indicated to us that they expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In such event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to some of the selling security holders. We have agreed to indemnify some of the selling security holders against specified losses, claims, damages and liabilities, including liabilities under the Securities Act.

         This prospectus does not cover the sale or other transfer of the debentures, promissory notes, warrants, or options or the issuance of shares of common stock to holders of debentures or promissory notes upon conversion or to holders of warrants or options upon exercise. If a selling security holder transfers its debentures, notes, warrants or options prior to conversion or exercise, the transferee of the debentures, notes, warrants or options may not sell the shares of common stock issuable upon conversion or exercise of the debentures, notes, warrants or options under the terms of this prospectus unless we appropriately amend or supplement this prospectus.

         For the period a holder holds our debentures, notes, warrants or options, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the debentures or notes or upon exercise of the warrants or options. The holders of the debentures, notes, warrants and options may be expected to voluntarily convert their debentures, notes or exercise their warrants or options when the conversion or exercise price is less than the market price for our common stock. Further, the terms on which we could obtain additional capital during the period in which the debentures, notes, warrants or options remain outstanding may be adversely affected.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     DIRECTORS AND EXECUTIVE OFFICERS

         In connection with the acquisition by Kanakaris InternetWorks, Inc. of Desience Corporation in October 1997, Mr. Lotspeich, our former Vice Chairman of the Board and Secretary, became entitled to receive 2.5% of the gross sales of Desience Corporation. Effective as of January 1, 2000, Mr. Lotspeich voluntarily relinquished his rights to receive a percentage of gross sales for periods after December 31, 1999. As of March 31, 2001, $16,526 was due and payable to Mr. Lotspeich under this arrangement.

         Effective as of February 26, 1997, Alex Kanakaris, who is our Chairman of the Board, President and Chief Executive Officer and who was then a director and the President of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on February 26, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by our company as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $9,920.

         Effective as of April 7, 1997, John McKay, who is a director and the webmaster of Kanakaris Wireless and who was then a director and the webmaster of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $18,000 or the sum of the drawn amounts between April 7, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on April 7, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $3,400.

         Effective as of May 19, 1997, Branch Lotspeich, who is a former director and executive officer of Kanakaris Wireless and who was then a director of Kanakaris InternetWorks, Inc. and the President of Desience Corporation, executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $10,000 or the sum of the drawn amounts between May 19, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on May 19, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $1,920.

         Effective as of September 30, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of $153,000, with interest at an annual rate of 8.0%. Principal and interest payments under the note were due in annual installments of $38,250 commencing September 30, 1998 and continuing until September 30, 2002, at which time the remaining unpaid principal and interest were due in full. Amounts due under this note have been forgiven by Kanakaris Wireless as part of compensation for services rendered.

         Effective as of December 31, 1997, John McKay executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1999, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $2,400.

         Effective as of December 31, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by Kanakaris Wireless as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $4,160.

         Effective as of December 31, 1997, Branch Lotspeich executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $30,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2001 have been forgiven by our company as part of compensation for services rendered. As of March 31, 2001, the outstanding principal balance of this note was $2,000.

         David Shomaker, our acting Chief Financial Officer, is a partner of Haynie & Company, a certified public accounting firm. We engaged Haynie & Company to provide us with accounting assistance, tax preparation services and acting Chief Financial Officer services commencing in May 1999. Through April 30, 2001, we issued 28,750 shares of common stock to Haynie & Company in connection with this arrangement. Also in connection with this arrangement, Kanakaris Wireless paid to Haynie & Company a fee of $1,000 per month during each month from May 1999 through October 1999, $2,000 per month from November 1999 through January 2000, and $4,000 per month from February 2000 through April 2001. Since May 2001, we have agreed to make cash payments based upon Haynie & Company's regular per diem rates.

         On December 27, 1999, we executed an unsecured promissory note in favor of Branch Lotspeich in the principal amount of $35,000, with interest at an annual rate of 5% as payment for services rendered. Payment of principal and accrued interest was due on or before January 10, 2002, with monthly payments of at least 5% of the outstanding balance to be made beginning in February 2000. This note was repaid in full.

         On December 31, 1999, as incentive compensation, we granted options to purchase up to 105,000 shares of common stock to Alex Kanakaris, options to purchase up to 60,000 shares of common stock to Branch Lotspeich, options to purchase up to 17,250 shares of common stock to John McKay and options to purchase up to 13,750 shares of common stock to Lisa Lawrence, each with an exercise price of $10.40 per share, which was the fair market value of a share of common stock on the date of grant.

         On January 7, 2000, our Desience Division executed an unsecured promissory note in favor of Alex Kanakaris in the principal amount of $35,000, with interest at an annual rate of 5%. The promissory note was executed in connection with a loan from Mr. Kanakaris that was made in order to satisfy short-term financing needs. Payment of principal and accrued interest was due on or before May 10, 2000. This note was repaid in full.

         On January 12, 2000, our board of directors authorized us to obtain a term life insurance policy in the amount of $10,000,000 covering Alex Kanakaris which, in the event of the death of Mr. Kanakaris, shall result in 80% of the proceeds of the policy being paid to us and 20% of the proceeds of the policy being paid to the heirs of Mr. Kanakaris, who include, among others, directors Rose Forbes and Lisa Lawrence and then director Branch Lotspeich.

         On January 13, 2000, as incentive compensation, we granted options to purchase up to 1,500 shares of common stock to then director Jeff Hall at an exercise price of $26.20 per share, which was approximately, but not in excess of, the fair market value of a share of common stock on the date of grant.

         On May 11, 2000 we issued 500 shares of common stock to director Lisa Lawrence as compensation for consulting services rendered.

         On May 17, 2000, Alex Kanakaris executed a promissory note in favor of Kanakaris Wireless in the principal amount of $160,000, with interest on the unpaid principal balance at an annual rate of 7%. Principal and all accrued interest were due on or before May 16, 2001. The note was collateralized by 7,112 shares of common stock of Kanakaris Wireless owned by Mr. Kanakaris. Amounts due under this note were forgiven as part of compensation for services rendered.

         On May 25, 2000, we granted non-qualified options to purchase shares of common stock at $14.10 per share, which was the closing sale price of a share of common stock on the trading day immediately preceding that date, under our 2000 Stock Option Plan to certain officers and directors as follows: Alex Kanakaris received an option to purchase 45,000 shares, then director Branch Lotspeich received an option to purchase up to 16,250 shares, John McKay received an option to purchase up to 5,000 shares, then director Patrick McKenna received an option to purchase up to 12,500 shares, Caroline Michaels, who subsequently became a director, received an option to purchase up to 1,000 shares, and Lisa Lawrence received an option to purchase up to 12,500 shares. On March 14, 2001, the 78,750 options held by Messrs. Kanakaris, Lotspeich and McKay and by Ms. Lawrence were cancelled.

         Effective as of June 12, 2000, David Shomaker executed an unsecured promissory note in favor of Kanakaris Wireless in the principal amount of $15,000, with interest on the unpaid principal balance at an annual rate of 10%. As of September 30, 2000, we cancelled the outstanding balance due in lieu of payment of compensation for services rendered.

         In August 2000, we issued 1,500 shares of common stock valued at $22,500 to director Lisa Lawrence as compensation for services rendered.

         In August 2000, we granted non-qualified stock options to purchase shares of common stock at $15.00 per share, which was the closing sale price of a share of common stock on the trading day immediately preceding that date, under our 2000 Stock Option Plan to certain officers and directors as follows:
Alex Kanakaris received an option to purchase 38,125 shares, John McKay received an option to purchase up to 2,500 shares and then director Lisa Lawrence received an option to purchase up to 7,500 shares. On March 14, 2001, these options were cancelled.

         On November 6, 2000, we issued 2,500 shares of common stock valued at $19,000 to then director Jeff Hall as compensation for consulting services rendered.

         On November 6, 2000, we issued 5,000 shares of common stock valued at $38,000 to Rose Forbes as compensation for consulting services rendered.

         On November 6, 2000, we issued 12,500 shares of common stock valued at $95,000 to Lisa Lawrence as compensation for extraordinary services rendered.

         On November 6, 2000, we issued 2,500 shares of common stock valued at $19,000 to then director Pat McKenna as compensation for consulting services rendered.

         On December 11, 2000, we issued 100,000 shares of common stock valued at $510,000 to Alex Kanakaris as a stock bonus for extraordinary services rendered.

         On January 17, 2001, we entered into a Charter Membership Agreement with the New York Internet Chamber of Commerce, or NYICC, of which Charles Moore is founder and President, which resulted in our payment to NYICC of $5,000 for various promotional services to be provided by NYICC to Kanakaris Wireless.

         On April 6, 2001, we issued 12,500 shares of common stock valued at $31,250 to then director Branch Lotspeich as compensation for services rendered.

         On April 18, 2001, we issued 50,000 shares of common stock to Alex Kanakaris, 5,000 shares of common stock to John McKay, 7,500 shares of common stock to Lisa Lawrence and 1,250 shares of common stock to each of Caroline Michaels and Van Holster. The shares were issued as compensation for services rendered with an aggregate value of $130,000.

         On May 1, 2001, we issued 14,881 shares of common stock valued at $31,250 to then director Branch Lotspeich as compensation for services rendered.

         As of May 15, 2001, we issued 375,000 shares of common stock to Alex Kanakaris as compensation for services rendered and to be rendered.

         On October 17, 2001, we issued to then director Branch Lotspeich 50,000 shares of common stock valued at $21,000 as compensation for services rendered.

         On October 17, 2001, we issued to Caroline Michaels 10,000 shares of common stock valued at $4,200 as compensation for services rendered.

         On October 17, 2001, we issued to Van Holster 5,000 shares of common stock valued at $2,100 as compensation for services rendered.

         On October 17, 2001, we issued to John McKay 5,000 shares of common stock valued at $2,100 as compensation for services rendered.

         On October 17, 2001, we issued to Lisa Lawrence 5,000 shares of common stock valued at $2,100 as compensation for services rendered.

         On January 11, 2002, we loaned Alex Kanakaris $36,000 at an annual percentage rate of 5%. The loan plus all accrued and unpaid interest is payable five years following the date of the loan.

         On March 18, 2002, we issued to Alex Kanakaris 350,000 shares of common stock valued at $35,000 as a stock bonus for extraordinary services rendered.

         On March 18, 2002, we issued to John McKay 180,000 shares of common stock valued at $18,000 as a stock bonus for extraordinary services rendered.

         On March 18, 2002, we issued to Lisa Lawrence 50,000 shares of common stock valued at $5,000 as compensation for services rendered.

         On March 18, 2002, we issued to Van Holster 20,000 shares of common stock valued at $2,000 as a stock bonus for extraordinary services rendered.

         On March 18, 2002, we issued to Caroline Michaels 15,000 shares of common stock valued at $1,500 as a stock bonus for extraordinary services rendered.

         On March 18, 2002, we issued to Rose Forbes 100,000 shares of common stock valued at $10,000 as compensation for services rendered.

         On March 18, 2002, we issued to Charles Moore 25,000 shares of common stock valued at $2,500 as compensation for services rendered.

         On April 16, 2002, we issued to Alex Kanakaris 1,000,000 shares of common stock valued at $90,000 as a stock bonus for extraordinary services rendered.

         On April 16, 2002, we issued to John McKay 250,000 shares of common stock valued at $22,500 as a stock bonus for extraordinary services rendered.

         We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Management -- Compensation of Directors" and "Management -- Executive Compensation."

     DEBENTURE INVESTORS

         On February 25, 1999, we entered into a memorandum of agreement with Alliance Equities, Inc. that provided that Alliance would provide ongoing consulting services to us that include, without limitation, strategic growth advice and introductions, marketing advice, and business ideas. Alliance would be compensated for these services, at our option, in cash, through the issuance of our common stock or as credit toward the purchase of our common stock. Since August 1999 and as of December 31, 2001, we had issued to Alliance an aggregate of 150,000 shares of our common stock valued at approximately $2,290,400 for consulting services rendered under the agreement.

         On December 10, 1999, we entered into a Revolving Line of Credit Agreement with Alliance Equities, Inc. Under the terms of the agreement, Alliance made available a $7 million revolving line of credit with interest on the unpaid principal at 10% per annum. Under the terms of the agreement, we may draw up to $500,000 per month on the total line of credit upon our written request. Additionally, we have agreed that any portion of the indebtedness may be paid back either with cash or by the issuance of our common stock. As of March 1, 2002, no amounts were outstanding under this line of credit.

         In February 2000, we issued an aggregate of $1,000,000 of 10% convertible debentures due February 1, 2001 and accompanying warrants to purchase up to 15,000 shares of common stock in a private offering. Bank Insinger de Beaufort purchased $500,000 of the debentures and New Millennium Capital Partners II, LLC and AJW Partners, LLC each purchased $250,000 of the debentures. The debentures initially were convertible into shares of common stock at the lesser of $19.40 per share or 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $38.00 per share. No amounts remain outstanding under these debentures.

         In April 2000, we issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 45,000 shares of common stock in a private offering to four accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $19.40 per share and 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $38.00 per share. Bank Insinger de Beaufort purchased $1,500,000 of these debentures and received a proportionate number of the accompanying warrants. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $625,000 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $250,000 of these debentures and received a proportionate number of the accompanying warrants. As of March 31, 2001, an aggregate of $261,000 of principal plus related interest was outstanding under these debentures.

         In August 2000, we issued an aggregate of $1,500,000 of 10% convertible debentures and accompanying warrants to purchase up to 22,500 shares of common stock in a private offering to three accredited investors. The debentures initially were convertible into shares of common stock at the lesser of $19.40 per share and 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $38.00 per share. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $625,000 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $250,000 of these debentures and received a proportionate number of the accompanying warrants. As of March 31, 2001, an aggregate of $1,257,500 of principal plus related interest was outstanding under these debentures.

         On November 6, 2000, we issued 532,000 shares of common stock valued at $532,000 to Alliance Equities, Inc. as compensation for consulting services rendered.

         On January 5, 2001, we issued an aggregate of $650,000 of 12% convertible debentures and accompanying warrants to purchase up to 195,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $3.00 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants are exercisable into shares of common stock at the lesser of $2.50 per share and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise. Bristol Investment Fund, Ltd. purchased $400,000 of these debentures and received a proportionate number of the accompanying warrants. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $104,125 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $41,750 of these debentures and received a proportionate number of the accompanying warrants. As of December 31, 2001, an aggregate of $185,181 of principal plus related interest was outstanding under these debentures.

         On March 9, 2001, we issued an aggregate of $650,000 of 12% convertible debentures in a private offering to four accredited investors. The debentures initially are convertible into shares of common stock at the lesser of $3.00 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. Bristol Investment Fund, Ltd. purchased $400,000 of these debentures. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $104,125 of these debentures, and Equilibrium Equity, LLC purchased $41,750 of these debentures. As of March 31, 2001, an aggregate of $438,819 of principal plus related interest was outstanding under these debentures.

         As of April 30, 2001, $1,848,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, we entered into an agreement with the holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, we granted to New Millennium Capital Partners II, LLC, AJW Partners, LLC, Bank Insinger de Beaufort and Equilibrium Equity, LLC warrants to purchase up to an aggregate of 67,500 shares of common stock at an exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants.

         On June 29, 2001, we issued an aggregate of $500,000 of 12% convertible debentures due June 29, 2002 in a private offering. AJW Partners, LLC, New Millennium Capital Partners II, LLC each purchased $200,000 of the debentures and Alliance Equities, Inc. purchased $100,000 of the debentures. The debentures initially were convertible into shares of common stock at the lesser of $2.00 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 75,000 shares of common stock. As of March 31, 2001, an aggregate of $500,000 of principal plus related interest was outstanding under these debentures.

         As of June 29, 2001, we entered into a letter agreement with some of our debenture holders. The agreement provided various anti-dilution adjustments to the debentures and warrants issued in April and August 2000 and in January and March 2001. These adjustments were made partly in lieu of other adjustments that would have been imposed under the terms of the debenture offering documents. As a result of these adjustments, the conversion prices for the debentures issued to these holders in April and August 2000 and in January 2001 and March 2001 were reduced to the lesser of $2.00 per share and 50% of the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the conversion of the debentures. In addition, the exercise prices of the warrants issued to the holders in connection with the offering of the debentures in April and August 2000 and in January and March 2001 were reduced to the lesser of $1.168 per share and the average of the three lowest intraday trading prices of a share of our common stock for the 20 trading days immediately preceding the exercise of the warrants.

         In January 2002, we issued to Bank Insinger de Beaufort N.V. an aggregate of $200,000 of our 12% Convertible Debentures due January 9, 2003, which were accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock. Bank Insinger may, at its option, purchase an additional $200,000 of our 12% convertible debentures and warrants to purchase up to 600,000 shares of common stock within 30 days after the effective date of the registration statement of which this prospectus is a part. The debentures are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. The full amount of these debentures remains outstanding. The warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. As of March 31, 2001, an aggregate of $200,000 of principal plus related interest was outstanding under these debentures.

         In January 2002, we entered into an agreement with Bank Insinger de Beaufort, Bristol Investment Fund, Ltd., Bristol Capital, LLC, and Paul Kessler, who is a principal of Bristol Capital, LLC. Under the agreement, the conversion price of the 10% Convertible Debenture due May 1, 2002 that Bank Insinger purchased in the April 2000 offering was amended to be the lesser of $.055 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion. In addition, the exercise prices of the warrants issued to Bank Insinger in the February 2000, April 2000 and May 2001 offerings, the warrants issued to Bristol Investment Fund in the January 2001 offering, the warrants issued to Bank Insinger in the April 2000 offering that were transferred to Bristol Capital, and the option issued to Paul Kessler pursuant to a consulting agreement dated as of September 26, 2000 were amended so that the exercise prices are equal to 50% of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise. The expiration dates of each of the warrants and options described in the preceding sentence were extended so that each is exercisable until the seventh anniversary of its issuance.

         In March 2002, we issued to AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and AJW/New Millennium Offshore, Ltd. an aggregate of $500,000 of our 12% Convertible Debentures due March 29, 2003, which were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock. The debentures are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.035 and 50% of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. The full amount of these debentures remains outstanding. The warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.035 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. As of March 31, 2001, an aggregate of $500,000 of principal plus related interest was outstanding under these debentures.

         In May 2002, we restated our June 2001 debenture issued to Alliance Equities to reflect an additional $125,000 investment by Alliance Equities, resulting in a June 2001 debenture held by Alliance Equities in the principal amount of $225,000 and an aggregate of $625,000 in June 2001 debentures outstanding.

     SELLING SECURITY HOLDERS OTHER THAN DEBENTURE INVESTORS

         Effective as of February 27, 1997, David Valenti, who was then a director and the national sales manager of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note were due annually commencing June 30, 1998, with a final interest payment at maturity of the note on February 26, 2002. Principal payments were due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. The outstanding principal balance of this note is zero.

         On January 8, 1998, David Valenti executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note were due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments were due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. The outstanding principal balance of this note is zero.

         In September 1999, we engaged Gerard Casale to provide us with legal services and agreed to make cash payments based on Mr. Casale's regular per diem rates. In lieu of some of these cash payments, and as detailed below, we issued 75,200 shares of common stock to Mr. Casale in connection with this arrangement and agreed to register for resale 65,200 of those shares.

         In October 1999, we engaged Rutan & Tucker, LLP to provide us with legal services. We have agreed to make cash payments based upon Rutan & Tucker, LLP's customary billing rates.

         On January 13, 2000 we granted options to purchase up to 15,000 shares of common stock to David Valenti as compensation for consulting services rendered at an exercise price of $26.20 per share, which was approximately, but not in excess of, the fair market value of a share of common stock on the date of grant.

         On January 17, 2000, we issued an aggregate of 5,000 shares of common stock valued at $200,000 to Gerard Casale as compensation for services rendered.

         On March 9, 2000, we issued an aggregate of 5,000 shares of common stock valued at $600,000 to Gerard Casale as compensation for services rendered.

         On September 26, 2000, we entered into a consulting agreement with Paul Kessler under which he agreed to provide consulting services to us in exchange for an option to purchase 25,000 shares of common stock at an initial exercise price equal to the lesser of $14.60 and 65% of the average of the lowest three intraday trading prices of a share of our common stock during the twenty trading days immediately preceding the date of conversion.

         On April 18, 2001, we issued 12,500 shares of common stock valued at $25,000 to Haynie & Company as compensation for consulting services rendered.

         In December 2001, we issued an aggregate of 125,000 shares of common stock valued at $37,500 to David Valenti in settlement of a dispute.

         On January 11, 2002, we issued an aggregate of 65,200 shares of common stock valued at approximately $7,950 to Gerard Casale as compensation for consulting services rendered and agreed to register those shares for resale.

         In January 2002, we issued to Bristol Capital, LLC warrants to purchase up to 54,000 shares of common stock, which issuance was made in connection with the issuance of our January 2002 debentures to Bank Insinger de Beaufort. The warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise.

         In January 2002, we issued to Alexander Dunham Capital Group, Inc. warrants to purchase 6,000 shares of common stock, which issuance was made in connection with the issuance of our January 2002 debentures to Bank Insinger de Beaufort. The warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise. Also in connection with the issuance of our January 2002 debentures, we paid to Alexander Dunham Securities, Inc., a subsidiary of Alexander Dunham Capital Group, Inc., a cash transaction fee of $20,000 out of the gross proceeds of that debenture offering.

         In February 2002, we issued to Haynie & Company a 6% convertible promissory note due November 30, 2002 in the principal amount of $108,750 in connection with payment for services rendered. The promissory note is immediately convertible into shares of common stock at an initial per share price equal to the lesser of $.085 and the average of the three lowest intraday trading prices during the 20 trading days immediately preceding a conversion.

         In February 2002, we issued to Rutan & Tucker, LLP a 6% convertible promissory note due November 30, 2002 in the principal amount of $263,800 in connection with payment for services rendered. The promissory note is immediately convertible into shares of common stock at an initial per share price equal to the lesser of $.085 and the average of the three lowest intraday trading prices during the 20 trading days immediately preceding a conversion.

         Effective April 10, 2002, we entered into an Exchange Agreement with Bristol Capital, LLC pursuant to which we issued 900 shares of our Series B Convertible Preferred Stock and acquired from Bristol Capital its 50% interest in our now wholly-owned Fast Forward Marketing subsidiary which was issued to Bristol Capital in consideration for providing the opportunity to acquire the Fast Forward Marketing business. Each share of our Series B Convertible Preferred Stock has a stated value of $1,000 and is convertible into shares of our common stock at the lesser of (i) $0.086, and (ii) 82% of the average of the three lowest intraday trading prices of a share of our common stock during the twenty trading preceding the conversion date. The Series B Convertible Preferred Stock accrues dividends at a rate of 8% per annum, which is payable on a quarterly basis in arrears, at the option of the holder, in cash or shares of our common stock based on the then applicable conversion price.

         On May 4, 2002, we entered into a private placement transaction with the Hopkins Family Trust in which we issued 714,285 shares of common stock in exchange for $30,000 cash.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. Of the 5,000,000 shares of preferred stock, 1,000,000 shares have been designated as Class A Convertible Preferred Stock and 900 shares have been designated as Series B Convertible Preferred Stock. The remaining 3,999,100 shares of preferred stock are undesignated. As of May 6, 2002, there were 13,156,325 shares of common stock outstanding held by approximately 310 holders of record, 1,000,000 shares of Class A Convertible Preferred Stock outstanding held by Alex Kanakaris, a director and the Chairman of the Board, President and Chief Executive Officer of Kanakaris Wireless and 900 shares of Series B Convertible Preferred Stock held by Bristol Capital, LLC. The following is a summary description of our capital stock.

COMMON STOCK

         The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

         The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding-up of Kanakaris Wireless, the assets legally available for distribution to stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and the rights of any outstanding class or series of preferred stock to have priority to distributed assets.

         All outstanding shares of common stock are, and the shares of common stock that are registered for resale under this prospectus and are issuable upon exercise or conversion of options, warrants or debentures will be, when issued and delivered, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subordinate to any series of preferred stock that we may issue in the future.

PREFERRED STOCK

         Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. No shares of preferred stock presently are outstanding other than the shares of our Class A Convertible Preferred Stock, and we have no present plans to issue any additional preferred shares. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock.

    CLASS A CONVERTIBLE PREFERRED STOCK

         Shares of our Class A Convertible Preferred Stock rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Class A Preferred are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, before any dividend is paid on common stock, but only if a majority of the holders of outstanding shares of Series B Preferred consent.

         Holders of Class A Preferred are entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Class A Preferred then outstanding, voting as a separate class, is required for Kanakaris Wireless to do any of the following:

         o amend, alter or repeal any of the preferences or rights of the Class A Preferred;
         o        authorize any reclassification of the Class A Preferred;
         o        increase the authorized number of shares of the Class A
                  Preferred; or
         o create any class or series of shares ranking prior to the Class A Preferred as to dividends or upon liquidation.

         Shares of Class A Preferred are not entitled to preemptive rights.

         Shares of Class A Preferred have a liquidation preference of $.10 per share plus accumulated and unpaid dividends. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Class A Preferred will not be entitled to any further participation in any distribution of assets by Kanakaris Wireless.

         The Class A Preferred may be redeemed by Kanakaris Wireless at any time upon 30 days' prior written notice at a redemption price of $.50 per share. Holders of Class A Preferred have the right to convert their shares of Class A Preferred into our common stock until the third business day prior to the end of the 30-day notice period. The redemption price for Class A Preferred is payable together with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Class A Preferred through the most recent dividend payment date have not been paid, the Class A Preferred may not be redeemed in part unless approved by the holders of a majority of the outstanding shares of Class A Preferred, and we may not purchase or acquire any share of Class A Preferred other than under a purchase or exchange offer made on the same terms to all holders of Class A Preferred. If less than all outstanding shares of Class A Preferred are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

         The shares of Class A Preferred are not subject to any sinking fund or other similar provision. The redemption by us of all or part of the Class A Preferred is subject to the availability of cash. Moreover, under Nevada law, shares of capital stock shall not be redeemed when the capital of a company is impaired or when the redemption would cause any impairment of capital.

         Holders of Class A Preferred have the right to convert their shares of Class A Preferred into shares of common stock at any time before the third business day prior to the end of any 30-day redemption notice period, at a conversion rate equal to one-twentieth of one share of common stock per share of Class A Preferred. The conversion rate is subject to anti-dilution adjustments. If we disappear in a merger or consolidation or we sell substantially all of our assets, then each share of Class A Preferred will entitle the holder to convert such share into the kind and amount of consideration that the holder would have been entitled to receive immediately after the merger, consolidation or sale.

    SERIES B CONVERTIBLE PREFERRED STOCK

         Shares of our Series B Convertible Preferred Stock, or Series B Preferred, rank senior to our common stock and our Series A Preferred, as to distribution of assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary. The stated value of the Series B Preferred is $1,000 per share. Shares of Series B Preferred bear dividends at an annual rate of 8%, payable on a quarterly basis in cash or, at the option of the holder of the Series B Preferred, in shares of our common stock at the then applicable conversion price. So long as any shares of Series B Preferred are outstanding, no dividends or distribution may be made to the holders of any other equity securities, nor may any other equity securities be redeemed without the prior written consent of holders of a majority of the shares of Series B Preferred, voting together as a single class.

         Holders of Series B Preferred are entitled to no voting rights whatsoever, except as specifically provided by Nevada law or with respect to the following matters for which approval of the affirmative vote of the holders of a majority of the shares of Series B Preferred then outstanding, voting as a separate class, is required for Kanakaris Wireless to do any of the following:

         o amend, alter or repeal any of the preferences or rights of the Series B Preferred or any capital stock of Kanakaris Wireless so as to affect adversely the Series B Preferred;
         o create any class or series of shares ranking prior to or on parity with the Series B Preferred as to distribution of assets upon liquidation, dissolution or winding up;
         o        increase the authorized number of shares of the Series B
                  Preferred;
         o issue any class or series of shares ranking prior to or on parity with the Series B Preferred;
         o        increase the par value of the common stock; or
         o do any act or thing not authorized or contemplated by the certificate of designation of preferences and rights of the Series B Preferred which would result in taxation of the holders of shares of the Series B Preferred under Section 305 of the Internal Revenue Code of 1986, or any comparable provision of the Internal Revenue Code.

         Shares of Series B Preferred have a liquidation preference of $1,000 per share plus accumulated and unpaid dividends and any penalties that may be payable as a result of our failure to satisfy our obligations in connection with one or more conversions of shares of Series B Preferred or any other amount that may be owed under our agreements with the holders of the shares of Series B Preferred. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Series B Preferred will not be entitled to any further participation in any distribution of assets by Kanakaris Wireless.

         We are required to redeem the shares of Series B Preferred upon the occurrence of the following events after the election of holders of a majority of the outstanding shares of Series B Preferred:

         o we fail to satisfy our obligations upon a conversion of shares of Series B Preferred or our obligations under our agreements with the holders of the shares of Series B Preferred;

         o we fail to register for resale with the Securities and Exchange Commission shares of our common stock underlying the shares of Series B Preferred within certain specified time periods or maintain the effectiveness of that registration;

         o we or any of our subsidiaries makes an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee or a receiver or trustee is otherwise appointed;

         o bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against us or any of our subsidiaries;

         o we fail to maintain the listing of our common stock on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, or the Over-the- Counter Bulletin Board.

         Upon the occurrence of one of the redemption events set forth above and upon the consent of the holders of a majority of the shares of Series B Preferred, we will be required to redeem the shares of Series B Preferred for an amount per share equal to the greater of (i) $1,000 plus any accrued and unpaid dividends and any penalties that may be payable as a result of our failure to satisfy our obligations in connection with one or more conversions of shares of Series B Preferred or any other amount that may be owed under our agreements with the holders of the shares of Series B Preferred, multiplied by 120%, and
(ii) the highest number of shares of common stock issuable upon conversion of the shares of Series B Preferred to be redeemed calculated immediately prior to the redemption payment, multiplied by the highest closing price of a share of our common stock during the period beginning on the date of the first event that required redemption and ending one day prior to the redemption payment.

         If the shares of Series B Preferred cease to be convertible as a result of limitations imposed by the securities market on which our common stock is listed or traded, then we will be obligated to immediately redeem the shares of Series B Preferred at the redemption price set forth above.

         We are permitted to redeem the shares of Series B Preferred if (i) we are not then required to redeem shares of Series B Preferred, (ii) the shares of common stock underlying the shares of Series B Preferred have been registered and the registration statement covering those shares has been effective for at least twenty days prior to our redemption, and (iii) we have sufficient number of authorized shares of common stock reserved for issuance upon full conversion of the shares of Series B Preferred. The redemption payment per share for shares of Series B Preferred that we are permitted to redeem is equal to 120% multiplied by $1,000 plus any accrued and unpaid dividends and any penalties that may be payable as a result of our failure to satisfy our obligations in connection with one or more conversions of shares of Series B Preferred or any other amount that may be owed under our agreements with the holders of the shares of Series B Preferred. If we deliver a redemption notice and fail to make the redemption payment within twelve business days following that notice, we will forever forfeit our right to redeem shares of Series B Preferred.

         The shares of Series B Preferred are not subject to any sinking fund or other similar provision. The optional redemption by us of all or part of the Series B Preferred is subject to the availability of cash. Moreover, under Nevada law, shares of capital stock shall not be redeemed when the capital of a company is impaired or when the redemption would cause any impairment of capital.

         Holders of Series B Preferred have the right to convert their shares of Series B Preferred into our common stock based on the stated value per share of $1,000 and a conversion price equal to the lesser of (i) $0.086, and (ii) 82% of the average of the three lowest intraday trading prices of a shares of our common stock for the twenty day period immediately preceding conversion. The conversion price during certain specified major announcements is the lesser of
(i) the conversion price as calculated above, and (ii) the conversion price as calculated on the announcement date, which shall continue until the consummation, termination or abandonment of the transaction that was the subject of the announcement. Upon the issuance from time to time of securities with conversion prices less than the then applicable Series B Preferred conversion price, the conversion price of the shares of Series B Preferred is automatically adjusted to be equivalent to the conversion prices of those securities.

         If we make any distribution of assets, including rights to acquire our assets, to holders of our common stock as a dividend, stock repurchase, by way of return of capital or otherwise, then holders of shares of Series B Preferred are entitled, upon conversion of their shares of Series B Preferred after the date of that distribution, to receive the amount of such assets which would have been payable to the holder with respect to shares of common stock issuable upon such conversion had that holder been the holder of the shares of common stock on the record date for determination of shareholders entitled to that distribution.

         If we make any issuance of convertible securities or rights to purchase stock, warrants, securities or other property pro rata to holders of our common stock, then the holders of shares of Series B Preferred will be entitled to acquire the same securities or rights to purchase as if the holder had the number of shares of common stock into which his shares of Series B Preferred were the convertible on the date used to determine the holders of common stock entitled to receive those securities or rights to purchase.

                          TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is STALT Inc., and their phone number is (775) 831-3335.

                      LEGAL MATTERS AND INTEREST OF COUNSEL

         Certain legal matters with respect to the legality of the shares offered under this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California. Rutan & Tucker, LLP holds a 6% convertible promissory note that is immediately convertible into shares of our common stock at an initial per share price equal to $.085. Shares of common stock issuable upon conversion of the note are included in the shares being offered under this prospectus.

                                     EXPERTS

         The consolidated financial statements of Kanakaris Wireless and subsidiaries for the years ended September 30, 2001 and 2000 have been included in this prospectus in reliance upon the report of Weinberg & Company, P.A., independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933, and the rules and regulations enacted under its authority, with respect to the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document that is filed as an exhibit to the registration statement. Each statement concerning a contract or document that is filed as an exhibit should be read along with the entire contract or document. For further information regarding us and the common stock offered in this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these documents may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of charges prescribed by the Securities and Exchange Commission.

         The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's address on the World Wide Web is http://www.sec.gov. Our main web site is at http://www.AK.TV.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                       KANAKARIS WIRELESS AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                           ----

Independent Auditors' Report................................................F-2

Consolidated Balance Sheets as of September 30, 2001 and 2000...............F-3

Consolidated Statements of Operations for the Years Ended
     September 30, 2001 and 2000............................................F-5

Consolidated Statements of Comprehensive Loss for the Years Ended
     September 30, 2001 and 2000............................................F-6

Consolidated Statements of Changes in Stockholders' Deficiency
     For the Years Ended September 30, 2001 and 2000........................F-7

Consolidated Statements of Cash Flows for the Years Ended
     September 30, 2001 and 2000............................................F-9

Notes to Consolidated Financial Statements as of September 30, 2001
     and 2000...............................................................F-11

Condensed Consolidated Balance Sheet at December 31, 2001 (Unaudited).......F-44

Condensed Consolidated Statements of Operations for the Three Months
     Ended December 31, 2001 and 2000 (Unaudited)...........................F-46

Condensed Consolidated Statements of Comprehensive Loss for the
     Three Months Ended December 31, 2001 and 2000 (Unaudited)..............F-47

Condensed Consolidated Statements of Cash Flows for the Three Months
     Ended December 31, 2001 and 2000 (Unaudited)...........................F-48

Condensed Consolidated Statement of Changes in Stockholders' Equity
     (Deficiency) for the Three Months Ended December 31, 2001 (Unaudited)..F-50

Notes to Condensed Consolidated Financial Statements (Unaudited)............F-51

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of:
Kanakaris Wireless

We have audited the accompanying consolidated balance sheets of Kanakaris Wireless and Subsidiaries as of September 30, 2001 and 2000 and the related consolidated statements of operations, comprehensive loss, changes in stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kanakaris Wireless and Subsidiaries as of September 30, 2001 and 2000 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

WEINBERG & COMPANY, P.A.

Los Angeles, California
December 7, 2001

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                           Consolidated Balance Sheets
                        As of September 30, 2001 and 2000

                                                            2001         2000
                                                        -----------  -----------
ASSETS
------

Current assets:
   Cash and cash equivalents                            $   51,473   $  615,101
   Accounts receivable - net                               122,093      302,246
   Inventories                                               1,960        4,455
   Investments in marketable securities                     64,000            -
   Current maturities of note and loan receivable - net          -      102,500
   Current maturities of notes receivable -
      shareholders and related parties                     110,810      249,529
   Interest receivable                                      35,305       10,069
   Prepaid expenses                                         20,063      165,033
                                                        -----------  -----------

           TOTAL CURRENT ASSETS                            405,704    1,448,933
                                                        -----------  -----------

Property and equipment, net of accumulated
   depreciation and amortization                            48,683       49,876
                                                        -----------  -----------

Other assets:
   Notes receivable - shareholders and
      related parties - noncurrent                               -      102,500
   Note and loan receivable - noncurrent                         -       95,810
   Film library - net of accumulated amortization          384,936      452,916
   Goodwill - net of accumulated amortization              328,565      336,766
   Other                                                     2,836        1,400
                                                        -----------  -----------

           TOTAL OTHER ASSETS                              716,337      989,392
                                                        -----------  -----------

           TOTAL ASSETS                                 $1,170,724   $2,488,201
                                                        ===========  ===========

          See accompanying notes to consolidated financial statements.

                          KANAKARIS WIRELESS AND SUBSIDIARIES
                              Consolidated Balance Sheets
                           As of September 30, 2001 and 2000

                                                               2001            2000
                                                          -------------   -------------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------

Current liabilities:
   Accounts payable and accrued expenses                  $  1,087,331    $    797,992
   Due to former shareholder of subsidiary                     104,695          89,358
   Convertible debentures                                    2,756,500       3,720,000
                                                          -------------   -------------

           TOTAL CURRENT LIABILITIES                         3,948,526       4,607,350
                                                          -------------   -------------

Stockholders' deficiency:
   Preferred stock, $0.01 par value; 5,000,000 shares
       authorized; 1,000,000 Class A Convertible
       issued and outstanding                                   10,000          10,000
   Common stock, $0.001 par value; 250,000,000 and
       100,000,000 shares authorized; 4,514,704 and
       1,729,884 in 2001 and 2000 respectively, issued
       and outstanding                                           4,514           1,730
   Additional paid-in capital                               28,928,690      19,211,227
   Accumulated deficit                                     (30,564,905)    (21,340,846)
   Deferred expenses                                        (1,108,101)              -
   Less subscription receivable
       (63,000 shares, common)                                       -          (1,260)
   Comprehensive loss                                          (48,000)              -
                                                          -------------   -------------

           TOTAL STOCKHOLDERS' DEFICIENCY                   (2,777,802)     (2,119,149)
                                                          -------------   -------------

           TOTAL LIABILITIES AND
           STOCKHOLDERS' DEFICIENCY                       $  1,170,724    $  2,488,201
                                                          =============   =============

              See accompanying notes to consolidated financial statements.

                                          F-4

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                        Consolidated Statements of Operations
                   For the Years Ended September 30, 2001 and 2000

                                                            2001            2000
                                                       -------------   -------------
Net sales                                              $  1,699,817    $    613,838
Cost of sales                                               681,489         373,487
                                                       -------------   -------------

           GROSS PROFIT                                   1,018,328         240,351
                                                       -------------   -------------

Operating expenses:
   Executive compensation                                 1,443,982         424,380
   Salaries                                                 443,741         253,900
   Payroll taxes                                             38,023          43,319
   Employee benefits                                          3,393          15,517
   Consulting services                                    1,793,110       3,691,027
   Royalties                                                    119           2,333
   Travel and entertainment                                 192,177         206,507
   Telephone and utilities                                   51,015          62,630
   Marketing, advertising and investor relations            611,278       2,277,090
   Professional fees                                        818,429       1,542,975
   Rent                                                      94,263          23,420
   Office and other expenses                                209,293         199,689
   Equipment rental and expense                               2,529           3,485
   Insurance                                                 79,283          59,553
   Auto expense                                                   -             234
   Depreciation and amortization                            146,931          66,091
   Bad debt provision                                       173,928         313,000
   Taxes - other                                              4,253           9,286
   Bank charges                                               2,230           3,082
   Website development                                       50,932               -
   Outside labor                                                  -          52,957
                                                       -------------   -------------

           TOTAL OPERATING EXPENSES                       6,158,909       9,250,475
                                                       -------------   -------------

       Loss from operations before interest
         and other income (expense)                      (5,140,581)     (9,010,124)
                                                       -------------   -------------

Interest and other income (expense):
   Interest income                                           43,847          16,526
   Dividend income                                              474           5,563
   Interest and financing expense                        (3,240,584)     (4,238,671)
   Other income                                              92,785               -
   Settlement agreement - attorney                                -         250,000
   Loss on impairment of investment
     in marketable securities                              (980,000)              -
                                                       -------------   -------------

           TOTAL INTEREST AND OTHER INCOME (EXPENSE)     (4,083,478)     (3,966,582)
                                                       -------------   -------------

       Net loss                                        $ (9,224,059)   $(12,976,706)
                                                       =============   =============

       Net loss per common share - basic and diluted   $      (3.27)   $      (8.69)
                                                       =============   =============

       Weighted average common shares
          outstanding - basic and diluted                 2,820,250       1,492,921
                                                       =============   =============

            See accompanying notes to consolidated financial statements.

                                       F-5

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                  Consolidated Statements of Comprehensive Loss
                 For the Years Ended September 30, 2001 and 2000

                                                        2001            2000
                                                   -------------   -------------

Net loss                                           $ (9,224,059)   $(12,976,706)
Other comprehensive loss:

   Unrealized loss on marketable securities             (48,000)              -
                                                   -------------   -------------

Comprehensive loss                                 $ (9,272,059)   $(12,976,706)
                                                   =============   =============

          See accompanying notes to consolidated financial statements.

                                              KANAKARIS WIRELESS AND SUBSIDIARIES
                                 Consolidated Statement of Changes in Stockholders' Deficiency
                                        For the Years Ended September 30, 2001 and 2000

                                             Preferred Stock               Common Stock
                                      ----------------------------  ----------------------------                   Accumulated
                                          Shares         Amount         Shares         Amount         APIC           Deficit
                                      -------------  -------------  -------------  -------------  -------------   -------------
Balances
September 30, 1999                       1,000,000   $     10,000      1,297,902   $      1,298   $  7,932,406    $ (8,364,140)

   Stock issued for cash:                        -              -         32,300             32        325,468               -

   Stock issued for:
     Accounts payable                            -              -          3,676              3         53,007               -
     Compensation                                -              -          2,000              2       (135,022)              -
     Consulting services                         -              -        101,050            101      2,042,422               -
     Marketing, advertising
       and investor relations                    -              -         54,512             55      1,278,161               -
     Professional
       services                                  -              -         18,750             19        887,981               -

   Converted debentures                          -              -        219,694            220      2,808,682               -

   Convertible debt
    financing costs                              -              -              -              -      3,257,500               -

   Issuance of 48,375 common
     stock options to a consultant-              -              -              -              -        760,622               -

   Net (loss)                                    -              -              -              -              -     (12,976,706)
                                      -------------  -------------  -------------  -------------  -------------   -------------

Balances
September 30, 2000                       1,000,000   $     10,000      1,729,884   $      1,730   $ 19,211,227    $(21,340,846)

(CONTINUED BELOW)

                                        Treasury          Stock
                                         Stock        Subscriptions
                                         Amount         Receivable        Total
                                      -------------   -------------   -------------
Balances
September 30, 1999                    $   (201,920)   $     (1,260)   $   (623,616)

   Stock issued for cash:                        -               -         325,500

   Stock issued for:
     Accounts payable                            -               -          53,010
     Compensation                          201,920               -          66,900
     Consulting services                         -               -       2,042,523
     Marketing, advertising
       and investor relations                    -               -       1,278,216
     Professional
       services                                  -               -         888,000

   Converted debentures                          -               -       2,808,902

   Convertible debt
    financing costs                              -               -       3,257,500

   Issuance of 48,375 common
     stock options to a consultant-              -               -         760,622

   Net (loss)                                    -               -     (12,976,706)
                                      -------------   -------------   -------------

Balances
September 30, 2000                      $        -    $     (1,260)   $ (2,119,149)

                                  See accompanying notes to consolidated
financial statements.

                                       F-7

                                              KANAKARIS WIRELESS AND SUBSIDIARIES
                                 Consolidated Statement of Changes in Stockholders' Deficiency
                                        For the Years Ended September 30, 2001 and 2000

                                              Preferred Stock                Common Stock
                                       ----------------------------  ----------------------------                  Accumulated
                                           Shares         Amount         Shares         Amount         APIC          Deficit
                                       -------------  -------------  -------------  -------------  -------------  -------------

   Stock issued for cash:                         -   $          -        178,833   $        178   $    249,822   $          -

   Stock issued for:
     Compensation                                 -              -        587,381            587      1,828,288              -

     Consulting services                          -              -        420,342            420      1,293,470              -

     Marketing, advertising
       and investor relations                     -              -         30,000             30        177,970              -
     Professional
       services                                   -              -         15,000             15         43,985              -

     Settlement of
       Netbooks.com dispute                       -              -          1,250              1          3,749              -

   Converted debentures                           -              -      1,552,514          1,553      3,089,119              -

   Convertible debt
    financing costs                               -              -              -              -      2,665,002              -

   Issuance of 125,000 common
     stock warrants to a consultant-              -              -              -              -        366,058              -

   Cancellation of stock
     subscriptions                                -              -              -              -              -              -

   Unrealized loss on
      marketable securities                       -              -              -              -              -              -

   Net (loss)                                     -              -              -              -              -     (9,224,059)
                                       -------------  -------------  -------------  -------------  -------------  -------------

BALANCES
SEPTEMBER 30, 2001                        1,000,000   $     10,000      4,514,704   $      4,514   $ 28,928,690   $(30,564,905)
                                       =============  =============  =============  =============  =============  =============

(CONTINUED BELOW)

                                                                       Treasury         Stock
                                         Deferred         Stock       Subscriptions  Comprehensive
                                         Expenses         Amount       Receivable        Loss            Total
                                       -------------   -------------  -------------  -------------   -------------

   Stock issued for cash:              $          -    $          -   $          -   $          -    $    250,000

   Stock issued for:
     Compensation                          (822,656)              -              -              -       1,006,219

     Consulting services                   (285,445)              -              -              -       1,008,445

     Marketing, advertising
       and investor relations                     -               -              -              -         178,000
     Professional
       services                                   -               -              -              -          44,000

     Settlement of
       Netbooks.com dispute                       -               -              -              -           3,750

   Converted debentures                           -               -              -              -       3,090,672

   Convertible debt
    financing costs                               -               -              -              -       2,665,002

   Issuance of 125,000 common
     stock warrants to a consultant-              -               -              -              -         366,058

   Cancellation of stock
     subscriptions                                -               -          1,260              -           1,260

   Unrealized loss on
      marketable securities                       -               -              -        (48,000)        (48,000)

   Net (loss)                                     -               -              -              -      (9,224,059)
                                       -------------   -------------  -------------  -------------   -------------

BALANCES
SEPTEMBER 30, 2001                     $ (1,108,101)   $          -   $          -   $    (48,000)   $ (2,777,802)
                                       =============   =============  =============  =============   =============

                                  See accompanying notes to consolidated
financial statements.

                                       F-8

                             KANAKARIS WIRELESS AND SUBSIDIARIES
                            Consolidated Statements of Cash Flows
                       For the Years Ended September 30, 2001 and 2000

                                                                    2001            2000
                                                               -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                    $ (9,224,059)   $(12,976,706)
   Adjustments to reconcile net loss
       to net cash used in operating activities:
           Amortization of goodwill                                  28,538          27,580
           Depreciation and amortization                            118,393          38,511
           Write off of organizational costs                              -           1,450
           Stock issued for Netbooks.com legal settlement             3,750               -
           Income from settlement agreement                               -        (250,000)
           Income realized from stock received for services      (1,092,000)              -
           Loss on impairment of investment in
             marketable securities                                  980,000               -
           Provision for bad debts                                  159,260         313,000
           Stock issued for compensation, consulting,
             marketing and professional services                  2,236,664       4,275,639
           Stock options issued for consulting services             366,058         760,622
           Convertible debt - marketing cost                        270,100         715,000
           Convertible debt - financing cost                      2,992,175       3,257,500
   Changes in assets and liabilities (Increase) decrease in:
              Accounts receivable                                   180,153        (161,136)
              Inventory                                               2,495          (4,455)
              Prepaid expenses                                      144,970        (104,220)
              Interest receivable                                   (25,236)         (7,665)
       Increase (decrease) in:
              Accounts payable and accrued expenses                 289,339        (123,306)
                                                               -------------   -------------

           NET CASH USED IN OPERATING ACTIVITIES                 (2,569,400)     (4,238,186)
                                                               -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                               (17,824)        (31,631)
   Decrease (increase) in notes receivable -
      shareholders and related parties                              234,529         (98,306)
   Increase in security deposits                                     (1,436)              -
   Increase in notes receivable - other                                   -        (300,000)
   Note receivable repayments                                        47,000          45,000
   Acquisition of film library                                      (31,397)       (472,339)
                                                               -------------   -------------

           NET CASH PROVIDED BY
           (USED IN) INVESTING ACTIVITIES                           230,872        (857,276)
                                                               -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment to former shareholder of subsidiary                       (5,000)         (5,000)
   Proceeds from convertible debt                                 1,529,900       5,235,000
   Proceeds from sale of common stock                               250,000         325,500
                                                               -------------   -------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES              1,774,900       5,555,500
                                                               -------------   -------------

Net (decrease) increase in cash and cash equivalents               (563,628)        460,038

Cash and cash equivalents, beginning of year                        615,101         155,063
                                                               -------------   -------------

Cash and cash equivalents, end of year                         $     51,473    $    615,101
                                                               =============   =============

                 See accompanying notes to consolidated financial statements

                                       F-9

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                 For the Years Ended September 30, 2001 and 2000

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the years ended September 30, 2001 and 2000, the Company issued 465,342 and 174,312 respectively, of shares of common stock for consulting, marketing, advertising, investor relations and professional services having a fair value of $1,515,890 and $4,208,739, respectively.

During the year ended September 30, 2001, the Company issued 587,381 of shares of common stock in lieu of compensation of $1,006,219.

During the year ended September 30, 2001, the Company issued 1,250 shares of common stock in settlement of the Netbooks.com dispute.

During the year ended September 30, 2000, the Company distributed 4,951 of shares of treasury stock and issued 2,000 shares of common stock in lieu of compensation of $32,000 and $66,900, respectively.

During the year ended September 30, 2000, the Company issued 3,676 shares of common stock in exchange for the satisfaction of certain accounts payable having a value of $53,010.

During the year ended September 30, 2000, the Company recorded a note receivable in the amount of $250,000, which represented a legal settlement. As of September 30, 2001, $158,000 was still outstanding, which was deemed to be uncollectable and the Company recorded an allowance for the entire balance.

The Company has a liability in the total amount of $104,695 in 2001 and $89,358 in 2000 which represents the amount due to a former sole shareholder of the Company's subsidiary pursuant to the agreement regarding the acquisition of the subsidiary.

During the years ended September 30, 2001 and 2000, the Company issued 125,000 and 48,375 common stock warrants and options respectively, to consultants for services having a fair value as computed under SFAS No. 123 using the Black-Scholes Model of $366,058 and $760,622, respectively.

          See accompanying notes to consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------

        (A) BUSINESS ORGANIZATION AND ACTIVITY
        --------------------------------------

        Kanakaris Wireless, which on June 2, 2000 changed its name from Kanakaris Communications, Inc. (formerly Big Tex Enterprises, Inc.) (the "Company"), was incorporated in the State of Nevada on November 1, 1991. The Company develops and supplies Internet products for electronic commerce, an on-line on-demand movie network and operates a subsidiary which designs and installs modular data control consoles. The Company has introduced a website called AK.TV, an interactive TV channel viewable in devices including Pocket PCs, laptop and desktop computers and TV's.

        (B) BUSINESS COMBINATIONS
        -------------------------

        On October 10, 1997 (the "Acquisition Date"), Kanakaris Internetworks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the Seller had no continuing affiliation with KIW, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive 5% of funds which are to be allocated to Desience arising from KIW's next securities offering as a non-refundable advance on the royalty. As of September 30, 2001, no advances have been given. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities, and prior shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of KIW. The fair value of the assets and liabilities acquired pursuant to the acquisition of Desience was $148,776 and $468,120, respectively, which resulted in goodwill of $319,344 at the Acquisition Date since no trademarks, copyrights, existing or identified long-term requirement contracts or other intangibles existed at that date. Additions to goodwill resulting from the royalty for the years ended September 30, 2001 and 2000 were $20,337 and $23,649, respectively (See Note 1(J)).

        Desience is not a high technology company, but designs and installs specialized business furniture for a variety of industries utilizing base designs developed in 1985. No changes have been made or are contemplated to be made to the basic furniture design, with the exception of minor additions or accouterments. Because of the relative stability of the design of the furniture, management considered the goodwill attributable to the acquisition to be greater than 10 years. However, because of the potential for changes to the basic design in the future, management decided that a life of twenty years was not appropriate. Consequently a 15-year life was adopted.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On November 25, 1997, KIW and its stockholders (the "Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 1,300,000 shares (300,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange") (See Note 6). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, Big Tex changed its name to Kanakaris Communications, Inc., which was subsequently changed to Kanakaris Wireless.

        Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the Big Tex acquisition was accounted for as an acquisition of Big Tex by KIW and a recapitalization of KIW.

        (C) PRINCIPLES OF CONSOLIDATION
        -------------------------------

        The accompanying consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries Kanakaris Internetworks Inc. and Desience. All significant intercompany balances and transactions have been eliminated in consolidation.

        (D) USE OF ESTIMATES
        --------------------

        The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        (E) CASH AND CASH EQUIVALENTS
        -----------------------------

        For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

        (F) PROPERTY AND EQUIPMENT
        --------------------------

        Property and equipment are stated at cost and depreciated using the straight line method over the estimated economic useful life of 5 to 7

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the years ended September 30, 2001 and 2000 was $19,016 and $10,806, respectively.

        (G) INVENTORIES
        ---------------

        Inventories at September 30, 2001 and 2000 consisted of parts and finished goods and were recorded at the lower of cost or market, cost being determined using the first-in, first-out method.

        (H) INVESTMENTS IN MARKETABLE SECURITIES
        ----------------------------------------

        The Company classifies marketable debt securities as "held to maturity" if it has the positive intent and ability to hold the securities to maturity. All other marketable securities are classified as "available for sale." Securities classified as "available for sale" are carried on the financial statements at fair market value. Realized gains and losses are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholder's equity. Securities classified as held to maturity are carried at amortized cost.

        At September 30, 2001, investments in marketable securities consisted of available-for-sale securities of $64,000. For the year ended September 30, 2001, the Company had an unrealized loss from marketable securities of $48,000 due to a temporary decline in fair market value and a realized loss from marketable securities of $980,000 due to a decline in fair value, that in accordance with FASB 115 the Company determined was other than temporary and accordingly is included in the statement of operations (See Notes 5(F) and 5(I)).

        (I) FILM LIBRARY
        ----------------

        The cost to acquire and encode the Company's film library, which at September 30, 2001 aggregated $503,736, is being amortized on a straight-line basis over a 5-year period. Amortization expense for the years ended September 30, 2001 and 2000 amounted to $99,377 and $19,423, respectively.

        (J) SOFTWARE DEVELOPMENT COSTS
        ------------------------------

        In accordance with EITF Issue No. 00-2, the Company accounts for its web site development costs in accordance with Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1").

        SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization and amortization of all internal or external direct costs incurred during the application development stage.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        (K) GOODWILL
        ------------

        Goodwill arising from the acquisition of Desience, as discussed in Note 1 (B) - Business Combinations, is being amortized on a straight-line basis over 15 years. Amortization expense for the years ended September 30, 2001 and 2000 was $28,538 and $27,580, respectively.

        (L) REVENUE RECOGNITION
        -----------------------

        Kanakaris Wireless produces revenues from the sale of monthly non-refundable subscriptions to its website for movies and books and from advertising on the Company's website. Revenues are recognized as they are received for subscriptions and over the term of the advertising contract.

        Desience, a wholly-owned subsidiary of the Company, produces revenues from product sales of business furniture and modular consoles and incidental revenues for installation and freight. Product sale revenues and freight revenues are recognized when the product is shipped. Installation revenues are recognized as work is completed.

        (M) EARNINGS PER SHARE
        ----------------------

        Earnings (loss) per share is computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." The assumed exercise of outstanding common share equivalents was not utilized in 2001 since the effect was anti-dilutive.

        (N) INCOME TAXES
        ----------------

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net operating loss carryforwards have been offset by a deferred tax valuation allowance on the entire amount (See Note 13).

        (O) CONCENTRATION OF CREDIT RISK
        --------------------------------

        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk for cash and cash equivalents.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        (P) NEW ACCOUNTING PRONOUNCEMENTS
        ---------------------------------

        The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" ("SFAS No. 141") supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in SFAS No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS No. 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

        Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") supersedes APB Opinion 17 and related interpretations. SFAS No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned at the date of the business combination.

        SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

        Statement No. 143 "Accounting for Asset Retirement Obligations" ("SFAS No. 143") establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

        (Q) FAIR VALUE OF FINANCIAL INSTRUMENTS
        ---------------------------------------

        Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

        The carrying amount of the Company's financial instruments, including accounts receivable, notes and loans receivable, accounts payable, accrued liabilities, convertible debentures and amount due to the former Desience stockholder, approximates fair value due to the relatively short period to maturity for these instruments.

        (R) ADVERTISING COSTS
        ---------------------

        In accordance with the Accounting Standards Executive Committee Statement of Position 93-7, costs incurred for producing and communicating advertising of the Company are charged to operations.

        (S) STOCK OPTIONS
        -----------------

        In accordance with Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS No. 123"), the Company has elected to account for stock options issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations (See Note 8). The Company accounts for stock options issued to consultants and for other services in accordance with SFAS No. 123 (See Note 9).

        (T) COMPREHENSIVE INCOME (LOSS)
        -------------------------------

        Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income(Loss)," requires that total comprehensive income(loss) be reported in the financial statements. Total comprehensive income(loss) is presented on the consolidated statement of comprehensive income(loss).

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 2 ACCOUNTS RECEIVABLE AND CONCENTRATIONS
---------------------------------------------

        Accounts receivable at September 30, 2001 and 2000 were $122,093 and $302,246, respectively, and are deemed fully collectable.

        At September 30, 2001 and 2000, approximately 79% and 27%, respectively, of accounts receivable were due from one customer.

NOTE 3 NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES
----------------------------------------------------------

        The following is a summary of notes receivable at September 30, 2001 and 2000:

                                                                                            2001                 2000
                                                                                       ---------------     --------------
         Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until
         February 26, 2002 when all outstanding principal and interest is due.         $       28,160      $      42,240

         Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until
         February 26, 2002 when all outstanding principal and interest is due.                 24,960             37,440

         Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until
         February 26, 2002 when all outstanding principal and interest is due.                 11,600             17,399

         Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until
         February 26, 2002 when all outstanding principal and interest is due.                  7,840             11,760

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

         Note receivable - Shareholder, unsecured. Interest at 8%, principal and interest is payable in five annual installments of $38,250 beginning
         September 30, 1998.                                                           $       38,250      $      76,500

         Note receivable - Shareholder, secured by 7,112 shares of the Company's common stock held by the shareholder. Interest at 7% was payable in full in May 2001 when all accrued and outstanding interest
         was due. Principal payment was due in full in May 2001.                                    -            160,000
                                                                                       ---------------     --------------
         Total Notes Receivable                                                               110,810            345,339
         Less:  Current maturities                                                            110,810            249,529
                                                                                       ---------------     --------------

         TOTAL NOTES RECEIVABLE -
         ------------------------
         LESS CURRENT MATURITIES                                                       $            -      $      95,810
         -----------------------                                                       ===============     ==============

NOTE 4 NOTE AND LOAN RECEIVABLE
-------------------------------

        As a result of certain actions by its former securities attorney, which led, among other things, to the Company's recognition of a bad debt in the year ended September 30, 1998 of $300,000, the Company entered into a settlement agreement with the former attorney and received a $250,000 non-interest bearing promissory note dated February 3, 1999. The note was payable in monthly installments of $20,833 commencing February 15, 1999. The note was in default and the Company had recorded a bad debt allowance on the entire amount of the note as of September 30, 1999.

        During the year ended September 30, 2000, the Company received $45,000 in payments from the former securities attorney and believed that the balance of the note, in the amount of $205,000, would be fully collectible under a new repayment agreement by March 2003. Therefore, the Company reinstated the note in the amount of $250,000 during the year ended September 30, 2000. The new monthly payments were originally scheduled to begin in January 2000 in the amount of $5,694.44 per month. This repayment schedule was subsequently revised on December 1, 2000, calling for payments in the amount of $6,000 per week. As of September 30, 2001 the Company had received payments aggregating $47,000 under the revised repayment schedule. At September 30, 2001, the Company's management deemed the balance due of $158,000 uncollectible and reserved the entire amount.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On August 3, 2000, the Company executed a non-binding letter of intent relating to the acquisition of all of the outstanding shares of stock of PCS Link, Inc., a California Corporation dba Greenwood & Hall. The letter of intent provided, among other things, that the Company would issue 150,000 shares of restricted common stock to the sellers at the closing and would be obligated to issue an additional 100,000 shares of restricted common stock approximately one year later if certain performance criteria were met. In addition, the letter of intent provided that the Company would be required to provide Greenwood & Hall with working capital of $1,200,000 over the next twelve months, of which $300,000 had already been advanced.

        As of October 2000 the letter of intent effectively was cancelled and the Company was due $300,000 for the funds previously advanced. A dispute exists between the parties with regard to the period of time over which the loan may be repaid. The Company wants the loan to be repaid within one year, but Greenwood & Hall wants to repay the loan over a two year period. The Company and Greenwood & Hall have been in negotiations to resolve this dispute. As of September 30, 2001 and 2000, the Company accounted for such advances as a demand loan. The loan is collateralized by 25% of the outstanding common stock of Greenwood & Hall. The ability of the Company to recover these advances and the value of the loan's collateral is in doubt; therefore, a bad debt allowance for the entire amount of the loan $300,000 was recorded at September 30, 2001. If the dispute is not resolved in a timely manner, management intends to bring legal action against Greenwood & Hall.

NOTE 5 COMMITMENTS AND CONTINGENCIES
------------------------------------

        (A) LEASES
        ----------

        On October 8, 1998 the Company, as subtenant, entered into a sublease agreement with the then existing tenant of the Company's headquarters space commencing on October 15, 1998. The term of the sublease was through and including the end of the original term of the tenant's lease of the premises, which was August 20, 2000. The monthly rent on this sublease was $1,512 through August 20, 1999 at which time it increased to $1,579 a month until August 20, 2001. As of September 30, 2001, the Company occupies the same facilities under a month-to- month rental agreement at $1,579 per month. In addition, in April of 2001, the Company rented a second office in Aliso Viejo, California. The office was leased on a month-to-month basis through September 30, 2001. The monthly rent on this lease was approximately $8,500 per month. Rent expense for both offices for the years ended September 30, 2001 and 2000 was $94,263 and $23,420, respectively.

        (B) LEGAL ACTIONS
        -----------------

        On September 15, 1999, an individual filed a complaint against the Company and the executive who is the Chairman of the Board, President, and Chief Executive Officer of the Company in Los Angeles Superior Court

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        alleging breach of contract and fraud. The fraud claim was based primarily on alleged misrepresentation and concealment involving a consulting agreement between the Company and the individual. The individual alleged that he was entitled to certain stock options, of which 75% of the option price allegedly was already deemed paid in exchange for services allegedly rendered to the Company. The individual attempted to exercise the options for the purchase of a certain number of shares to which he claimed to be entitled pursuant to the agreement. The claims against the Company executive were dismissed. The case was submitted for mediation, and a hearing was held resulting in the Company and the individual entering into a Settlement Agreement and General Release on November 1, 2000 whereby the Company agreed to pay $24,000 to the individual and his attorney in three equal installments of $8,000. As of September 30, 2001, all payments had been made and the Company was awaiting an order from the court dismissing the case.

        On October 14, 1999, an Illinois corporation filed suit against the Company and the Company's stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois. The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division. In the complaint, the Illinois corporation sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with the Company's unwillingness to permit them to transfer shares of the Company's common stock held by the Illinois corporation. The Company believes that the shares were wrongfully converted by a predecessor to the Illinois corporation. The Company engaged counsel to analyze the complaint and vigorously defend the Company against all of the Illinois corporation's claims.

        The Company counterclaimed and commenced a third-party action against affiliates of the Illinois corporation. The Illinois corporation and its affiliates filed a separate action in Utah, but the Utah court stayed that action in favor of the action pending in Illinois.

        The Illinois corporation and its affiliates countered by attempting to assert claims against the Company in a separate action in Utah. In the Utah action, the parties were challenging the Company's right to block their transfer of the stock at issue and attempting to recover for damage they claim to have suffered in the interim. The Utah action, however, was promptly stayed by that court in favor of the action pending in Illinois.

        The stock at issue was in the hands of the Company's transfer agent and a stock brokerage firm that clears the trades of introducing brokers. Both of these parties filed actions for interpleader, by which they were prepared to tender to the court the stock certificates to which the Company and the Illinois corporation each laid claim. In July 2000, that tender was effectuated, and the claims asserted by and against the transfer agent and brokerage firm were dismissed. The stock, therefore, was issued and was to remain issued in the name of the United States District Court until the dispute was resolved.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On July 26, 2001, the parties involved entered into a Settlement Agreement and Mutual Release of Claims. Under that agreement, the Company agreed to release all of its claims and to direct the court to execute an assignment of the stock at issue and deliver the stock to Alpha Tech for reissuance to various designated parties in exchange for releases of all claims by parties adverse to the Company in the case and dismissal of the actions in Illinois and Utah. The disputed shares have been distributed pursuant to the agreement of the parties. On August 1, 2001, and August 22, 2001, the referenced action was dismissed by the courts in Illinois and Utah, respectively.

        Dataview Consoles, Inc., a California corporation dba Swanson Engineering & Manufacturing Company, commenced an action against the Company and the Company's subsidiary, Desience Corporation, in the Los Angeles Superior Court on February 14, 2001. The complaint alleged that the Company and Desience owed Dataview $104,601 under several invoices for equipment manufactured for Desience by Dataview in 1997. Concurrently with the filing of the complaint, Dataview filed an application for a right to attach order against the Company and Desience to secure repayment of the debt alleged in the complaint. Effective as of April 3, 2001, the parties to the dispute entered into a settlement agreement under which the Company and Desience paid Dataview $63,584 and agreed to pay Dataview an additional $42,000 in twelve monthly installments of $3,500 beginning May 1, 2001. The settlement agreement also provides that the Company will be entitled to file a request for dismissal after the Company has made all of the installments payments in accordance with the settlement agreement. The settlement agreement also provides that the Company and Desience, on the one hand, and Dataview and its related party, on the other hand, shall all retain the unrestricted right to market, sell, distribute and manufacture or have manufactured under their own respective names all of the data control consoled products that Dataview had been manufacturing for Desience. As of September 30, 2001, the Company has made $17,500 in payments.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On March 8, 2001, Loudeye Technologies, Inc., commenced an action against the Company. The complaint alleged breach of contract for $44,107. The Company has certain defenses to this claim and intends to seek an out-of-court settlement of these claims. A formal answer has been filed to the Complaint.

        The Company is subject to certain legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

        (C) LETTERS OF INTENT
        ---------------------

        On November 9, 1999, the Company signed a Memorandum of Understanding with Lain International ("Lain"). Lain will make available to the Company all Spanish language, Spanish dubbed and Spanish sub-titled films for which it has Internet distribution rights. The Company will create a KKRS web channel devoted exclusively to these titles. The Company will maintain web visit status, accounting, and will pay Lain royalties on at least a quarterly basis, in an amount of 50% of the gross share of advertising, subscription and pay-per-view fees for the channel devoted to Lain films, minus 50% of encoding, bandwidth and advertising charges. As of September 30, 2001 and 2000, both parties were meeting their obligations under this memorandum of understanding. For the year ended September 30, 2001 and 2000, approximately $1,100 and $10,000, respectively, was paid and charged to operations under this agreement.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        (D) LICENSE AGREEMENT
        ---------------------

        On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewable automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, as amended to date, ION grants to the Company a license to use its products, the E*Web (R) and the X*Maker (R) computer software enabling the secure downloading and viewing of websites, for or in connection with the Company's websites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a website. No geographic or territorial restrictions apply to the use of the software. The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5% respectively, of the gross revenue. Furthermore, ION shall have the right to buy 5,000 shares of the Company's common stock at a price of $6.00 per share at any time between June 1, 1999 and December 31, 2005, 8,750 shares at $.20 until May 1, 2003, and 4,375 shares at
        $25.90 until May 1, 2003.

        In addition, on May 23, 2000, the Company agreed to pay ION $55,000 for software which will provide for the sale of electronic books on line. As of June 30, 2000, the required payment under this agreement was paid and charged to cost of sales account. As of September 30, 2001, the Company has completed its dealings with ION.

        (E) SERVICE AGREEMENTS
        ----------------------

        In June 2000, the Company entered into a one-year agreement with the Fortino Group, Inc. Based upon the terms of the contract, the Fortino Group agreed to provide media relations services in connection with the marketing and promotion of the Company's business, products and/or services. The Company agreed to pay approximately $300,000 for these services. As of September 30, 2000, $108,706 of this amount had been paid and charged to operations. During the year ended September 30, 2001, the Company received $75,000 of invoices for these services. However, the Company has disputed them due to a lack of performance and has not recorded the liability for such invoices at September 30, 2001.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On May 3, 2001, the Company entered into a service agreement with Collectible Concepts, a publicly traded corporation. The Company performed various technological services in exchange for $92,000 in the form of Collectible Concepts restricted stock valued at the closing price of $.023 per share on May 3, 2001, amounting to 4,000,000 shares. As of September 30, 2001 the stock was valued at $.011 per share and the Company recorded an unrealized loss on investment of $48,000. This amount is included in the Company's statement of comprehensive loss.

        (F) INTERNET DATA CENTER SERVICES AGREEMENTS
        --------------------------------------------

        Effective August 9, 1999, the Company entered into an agreement with Microsoft Corporation whereby Microsoft agreed to promote certain of the Company's web sites in consideration for the Company's promotion of specified Microsoft (R) Windows Media Technology (TM) on the Company's web sites through December 30, 2001. No expense or income has been recorded by the Company for the years ended September 30, 2001 and 2000 relating to this agreement because under APB No. 29, "Accounting For Non-monetary Transactions," the fair values of such web site promotions are not determinable within reasonable limits.

        On November 17, 1999, and effective December 7, 1999, the Company entered into an agreement with Microsoft Corporation. Microsoft is assisting the Company with the development of an audio/video enhanced website which delivers timely and relevant audiovisual content using Windows Media Technologies in a broadband network infrastructure.

        On March 6, 2000, the Company entered into a Jumpstart Program Agreement with Microsoft whereby Microsoft will assist the Company with the development of an audio/video enhanced website which delivers timely and relevant audiovisual content. No expense or income has been recorded by the Company relating to this agreement because under APB No. 29, "Accounting for Non-monetary Transactions," the fair values of such website promotions are not determinable within reasonable limits.

        On April 20, 2000, the Company entered into a distribution agreement with John Clark for the Internet distribution rights to his book "Dead Angel," which book pertains to Clark's relationship to Jerry Garcia. Kanakaris paid $7,000 to support completion of the book and $6,000 in expenses for promotional interviews with Cliff Garcia and others as well as a promotional party that was webcast on the Kanakaris website and made into a videotape. In consideration of this, Clark agreed to pay to the Company in perpetuity a 50% royalty on the gross sales of the book on the Internet and to pay to the Company 50% of all royalties generated for two years by the book, interview and party video, as well as all other ancillary rights. All royalties received from this agreement are included in Internet revenue.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        In May 2000, the Company entered into an agreement with Meiselman-Rede Media Group ("MRMG"). Based upon the terms of the agreement, the Company paid MRMG $100,000 in exchange for the future Internet distribution rights to the first sixteen two-minute duration episodes of a project known as "Paris Falls." Through September 30, 2001 the Company received eight of the episodes. Meiselman-Rede filed for bankruptcy and therefore, the Company does not expect to receive the remaining eight episodes. As of September 30, 2001, the Company wrote off the remaining prepaid amount of $50,000 to cost of sales.

        Under the terms of a second agreement with MRMG, the Company paid $100,000 in May 2000 for the exclusive Internet distribution rights to a film known as "LA River Story" and the right to receive 50% of the sums actually received by MRMG from the exploitation of this film in all types of media. Through September 30, 2001, the Company and MRMG were still in the process of editing this film. However, because of MRMG's filing of bankruptcy, the Company does not expect this project to materialize. All amounts paid were charged to operations.

        On May 1, 2001, the Company signed a Memorandum of Understanding with Ricoh Business Systems whereby Ricoh will provide its technology commonly described as "print on demand" services to the Company for purposes of delivering printed copies of books via the Company's WordPop.com web site. Based upon the terms of the agreement, the Company will pay a certain percentage of the sales price of the books as compensation to Ricoh.

        (G) INVESTOR RELATIONS
        ----------------------

        On September 20, 2000, the Company entered into an investor relations program with WallStreetWebcast.Com. The program is designed to introduce the Company's concept to investment professionals. As of September 30, 2001 and 2000, $30,000 and $12,500 had been paid and charged to operations, respectively.

        (H) CONSULTING
        --------------

         (i) On September 26, 2000, the Company entered into a consulting agreement with an individual to provide financial advisory services. The consultant will be used for general business matters with a goal to furthering the Company's business strategies. The term of the agreement is for twelve months from the effective date of the agreement.

                 In consideration for services to be rendered, the Company issued 25,000 non-qualified stock options which vested immediately upon the execution of the consulting agreement. The options were to expire 5 years from the effective date of the option agreement. The initial exercise price of the option was equal to the lesser of (i) $14.60 and (ii) the average of the lowest three trading prices during the twenty trading days immediately prior to the exercise of the options, discounted by 35% (See Notes 10 and 16(F)).

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

         (ii) On June 7, 2001, the Company entered into a one year consulting agreement. Based upon the terms of the agreement, the Company granted 50,000 shares of the Company's common stock valued at $165,000 plus warrants to purchase 100,000 shares of the Company's common stock a an exercise price of $2.00 per share. The exercise price was subsequently decreased to $1.00 per share. As of September 30, 2001, the consultant had exercised all warrants. The first 25,000 shares were purchased at an exercise price of $2.00 per share. The remaining 75,000 shares were purchased at an exercise price of $1.00 per share.

         (iii) On September 4, 2001, the Company entered into a one year consulting agreement with an individual who is affiliated with Alliance Equities, Inc. (See Note 6). Based upon the terms of the agreement, the Company will receive consulting services relating to management, strategic planning and marketing in connection with its business in exchange for 244,445 shares of the Company's common stock plus warrants to purchase 200,000 shares of the Company's common stock with an exercise price at $1.00 per share that expire on September 30, 2001. At September 30, 2001, 75,000 warrants were exercised and the Company received $68,500 and $6,500 was recorded as a consulting expense. The remaining 125,000 warrants expired and were no exercised. There was no charge to operations for the year ended September 30, 2001 to reflect the fair value of the warrants as computed under SFAS No. 12 using the Black-Scholes Model because the amount was determined to be immaterial.

(I) ADVERTISING AGREEMENT
-------------------------

On November 14, 2000, the Company entered into an advertising agreement with eConnect, a publicly traded corporation. The terms of the agreement granted eConnect the exclusive ability to place banner advertisements with hyperlinks o the home pages of CinemaPop.com and WordPop.com, the Company's web sites for movies and books. The Company also sent one e-mail message per month to its subscriber and web partner base with a message provided by eConnect which included information about eCash pads in trade magazine advertisements. Additionally, the Company provided the eConnect website with access to several video feature films so that it would demonstrate the eCash pad ordering system with a link.

The term of this agreement was for six months, with one six-month renewal option which was not exercised. In consideration for the services the Company rendered under this agreement, the Company was paid $1,000,000 (which was included in net sales) in the form of eConnect restricted stock valued at the closing price of $1.25 per share on November 14, 2000, amounting to 800,000 shares. As of September 30, 2001, the stock was valued at $.025 per share and the Company recorded a realized loss on impairment of investments in marketable securities of $980,000. This amount is included in the Company's statement of operations.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 6 REVOLVING LINE OF CREDIT
-------------------------------

        On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities, Inc. ("Alliance"), a Florida-based venture capital firm. Under the terms of the Agreement, as amended to date, Alliance will make available through December 30, 2003, a $7,000,000 revolving line of credit with interest on the unpaid principal at 10% per annum. Under the terms of the Agreement, the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to the Lender. Additionally the parties have agreed that any portion of the indebtedness may be paid back by the Company either with cash or by the issuance of common stock. Furthermore, in a separate Memorandum of Agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock. See Note 12(A) for issuance of convertible debt to Alliance. As of September 30, 2001, no amounts were outstanding under this line of credit and the Company had issued to Alliance 80,000 shares of the Company's common stock valued at approximately $554,400 for consulting services.

NOTE 7 COMMON STOCK AND PREFERRED STOCK
---------------------------------------

        The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock. The 1,000,000 shares of preferred stock issued in connection with the Big Tex business combination discussed in Note 1 (B) are convertible to common stock at an initial conversion rate of one share of common stock per share of Class A convertible preferred stock. Initially, each share of preferred stock was entitled to, among other things, three non-cumulative votes per share on all matters presented to the Company's stockholders for action.

        At a special meeting of the Company's stockholders held on May 24, 2000, the holders of the Company's preferred stock and common stock agreed to amend the Company's Articles of Incorporation so that the voting rights of the preferred stock were increased from 3 votes per share to twenty votes per share. As a result of this increase in voting rights, the Chairman of the Board, who is President and Chief Executive Officer, became entitled to exercise voting control over the Company.

        At a special meeting of the Company's stockholders held on March 14, 2001, the holders of preferred stock and common stock agreed to amend the Company's articles of incorporation so that the voting rights of the preferred stock were increased from twenty non-cumulative votes per share, voting together with the common stock on all matters on which the holders of common stock are entitled to vote, to 100 non-cumulative votes per share on such matters. This amendment was filed on May 2, 2001.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        with the Nevada Secretary of State. As a result of this increase in voting rights, the Chairman of the Board, who is President and Chief Executive Officer, became entitled to exercise voting control over the Company.

        On May 2, 2001, the Company filed an amendment to its articles of incorporation that increased the number of shares of common stock authorized from 100,000,000 shares to 250,000,000 shares.

        See Note 16(A) for subsequent common stock disclosure.

NOTE 8 PRIVATE PLACEMENTS
-------------------------

        During the years ended September 30, 2001 and 2000, the Company completed private placements wherein it sold to investors an aggregate of 140,834 and 30,800 common shares for cash of $243,500 and $303,251, respectively. Additionally, during 2001 and 2000 the Company issued common stock in lieu of compensation and for outside services.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 9 STOCK INCENTIVE PLANS AND EMPLOYEE STOCK OPTIONS
-------------------------------------------------------

        During the year ended September 30, 2000, the Board of Directors terminated the Company's 1999 stock incentive plan which had been adopted on July 9, 1999. In connection with this termination, the 117,500 options granted under this plan were cancelled.

        Effective as of May 24, 2000, the Company's Board of Directors and stockholders adopted a new stock option plan, entitled the 2000 Stock Option Plan (the "Plan"). The Plan was developed to provide a means whereby designated officers, employees and non-employee directors of the Company and its subsidiaries and employees of companies who do business with the Company may be granted incentive or non-qualified stock options to purchase common stock of the Company.

        The Plan authorizes the issuance of options to purchase up to an aggregate of 150,000 shares of the Company's common stock. Incentive stock options granted under the Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the option is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an incentive stock option granted to an optionee who owns more than 10% of the total voting securities of the Company on the date of grant, such exercise price shall not be less than 110% of fair market value on the date of grant, and the option period may not exceed five years. Non-qualified stock options granted under the Plan must have an exercise price of not less than 85% of fair market value of the common stock on the date the option is granted. Options may be exercised during a period of time fixed by the committee that administers the Plan, except that no option may be exercised more than 10 years after the date of grant.

        Effective March 14, 2001, the Company's board of directors approved a motion to cancel 126,875 options previously granted to various officers, directors and employees, with the consent of those officers, directors and employees.

        For financial statement disclosure purposes, the fair market value of each stock option granted during the year ended September 30, 2000 was estimated on the date of grant using the Black-Scholes Model in accordance with FASB No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 5.75%, volatility of 87% and expected term of three years. There were no options granted or exercised under this Plan during the year ended September 30, 2001.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation cost has been recognized for options issued to employees, officers and directors under the plans for the years ended September 30, 2001 and 2000. Had compensation cost for the Company's stock-based compensation plans been determined on the fair value basis at the grant dates for awards under the plans, consistent with Statement of Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), the Company's net loss for the years ended September 30, 2001 and 2000 would have been increased to the pro-forma amounts indicated below.

                                                  2001                 2000
                                            ----------------     ---------------

Net loss                As reported         $    (9,224,059)     $  (12,976,706)

                         Pro forma          $    (9,224,059)     $  (15,725,139)
Net loss per
share (basic and
diluted)                As reported         $         (3.27)     $        (8.69)
                         Pro forma          $         (3.27)     $       (10.53)

        The effect of applying SFAS No. 123 is not likely to be representative of the effects on reported net loss for future years due to, among other things, the effects of vesting.

        A summary of options held by employees, officers and directors under the Company's stock option plan as of September 30, 2001 and changes during the year ended September 30, 2001, is presented below:

                                                                    Weighted
                                                                    Average
                                             Number of              Exercise
                                              Options                Price
                                           -------------         -------------
Stock Options
-------------
  Balance at beginning of period                145,625          $      14.60
  Cancelled                                    (126,875)         $      14.40
  Granted                                             -                     -
  Exercised                                           -                     -
  Forfeited                                           -                     -
                                           -------------         -------------
  Balance at end of period                       18,750          $      14.20
                                           =============         =============
Options exercisable at end of period             18,750          $      14.20
                                           =============         =============
Weighted average fair value of options
 granted during the period                                       $          -
                                                                 =============

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

The following table summarizes information about stock options issued under the Company's stock option plan to employees, officers and directors and outstanding at September 30, 2001:

                              Options Outstanding                                               Options Exercisable
     ------------------------------------------------------------------------------   ---------------------------------------
                              Number              Weighted                                  Number
                            Outstanding            Average             Weighted           Exercisable             Weighted
        Range of                at                Remaining             Average               at                  Average
        Exercise             September           Contractual           Exercise            September              Exercise
          Price              30, 2001              l Life                Price             30, 2001                Price
     ---------------    -------------------   -----------------     ---------------   -------------------      --------------
     $        14.20               18,750        9 Years           $        14.20               18,750       $       14.20
     ===============    ===================                         ===============   ===================      ==============

NOTE 10 COMMON STOCK OPTIONS ISSUED FOR CONSULTING AND OTHER SERVICES
---------------------------------------------------------------------

        The Company issued 15,000 common stock options on December 31, 1999, at an exercise price of $10.40 per share as consideration for consulting services. The fair market value of the options, aggregating $91,351, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $91,351 was charged to consulting expense at the grant date (See Note 8).

        The Company issued 12,500 common stock options on January 12, 2000, at an exercise price of $5.00 per share as consideration for consulting services. The fair market value of the options, aggregating $322,268, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $322,268 was charged to consulting expense at the grant date (See Note
        8).

        The Company issued 16,500 common stock options on January 13, 2000, at an exercise price of $26.20 per share as consideration for consulting services. The fair market value of the options, aggregating $287,294, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $287,294 was charged to consulting expense at the grant date (See Note
        8).

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        The Company issued 4,375 common stock options on May 4, 2000, at an exercise price of $25.90 per share as consideration for consulting services. The fair market value of the options, aggregating $59,709, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 5.75%, expected option life 3 years. The $59,709 was charged to consulting expense at the grant date. This stock option was granted under the 2000 stock option plan and is included in the calculations in Note 9. The Company issued 25,000 common stock warrants on September 26, 2000, at an exercise price of $14.60 per share as consideration for consulting services. The fair market value of the options aggregating $125,407, was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 87%, risk-free interest rate 6.00%, expected option life 3 year. The $125,407 was recorded as a prepaid expense at the grant date (See Note 5(H(i)).

        The Company issued 75,000 common stock warrants on June 7, 2001, at an initial exercise price of $2.00 per share as consideration under a consulting agreement. The exercise price was subsequently adjusted to $1.00 per share. The fair market value of the options aggregating $189,502 was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 130%, risk-free interest rate 4.25%, expected option life 1 year. The $189,502 was charged to consulting expense at the grant date (See Note 5(H(ii)).

        In addition, the Company issued 25,000 common stock warrants on June 7, 2001, at an exercise price of $2.00 per share as additional consideration under the same consulting agreement. The fair market value of the options aggregating $51,149 was estimated on the grant date using the Black-Scholes option pricing method as required under SFAS No. 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 130%, risk-free interest rate 4.25%, expected option life 1 year. The $51,149 was charged to consulting expense at the grant date (See Note 5(H(ii)).

NOTE 11 COMMON STOCK RESALE REGISTRATIONS
-----------------------------------------

        In January 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 89,167 shares of the Company's common stock underlying convertible debentures described in Note 12 were registered for resale by various investors.

        In March 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 128,403 shares of the Company's common stock underlying convertible debentures and warrants issued in 1999 and described in Note 12(B) were registered for resale by the holders of the debentures and warrants.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        In July 2000, the Securities and Exchange Commission declared effective a registration statement on Form SB-2 whereby 761,595 shares of the Company's common stock underlying portions of the convertible debentures and warrants issued in 2000 and described in Notes 12(B) and (C) and were registered for resale by the holders of the debentures and warrants. In addition, the 43,334 shares registered in January 2000 and 64,661 of the shares registered in March 2000 were covered by the prospectus included in this registration statement.

        In a series of SB-2 registration statements, the Company registered underlying common stock required to be issued upon the conversion of the related convertible debentures and warrants. (See Note 12).

        As described in Note 16(B), the Company is obligated to register for resale shares of common stock that are issuable in connection with its 2002 debenture offering.

NOTE 12 CONVERTIBLE DEBT
------------------------

        (A) ALLIANCE EQUITIES
        ---------------------

        In order to provide working capital and financing for the Company's expansion, on August 5, 1999 the Company entered into an agreement with Alliance Equities ("the Purchaser") whereby the Purchaser acquired $520,000 of the Company's 10% Convertible Subordinated Debentures, due August 4, 2000.

        The Purchaser converted the debenture and accrued interest to common stock during the year ended September 30, 2000 at a conversion price of $12.00 per share.

        The debenture contained a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price would be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $130,000 in 1999. There was no amortization period for these financing costs since the debentures were convertible immediately upon issuance (See Note 11).

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        (B) ADDITIONAL DEBENTURE INVESTORS
        ----------------------------------

        In order to provide working capital and financing for the Company's expansion, on various dates during 1999 and 2000 the Company entered into several agreements with four accredited investors the ("Purchaser") whereby the Purchaser acquired $550,000, $1,000,000 and $4,500,000 of the Company's 10% Convertible Debentures, due September 29, 2000, February 1, 2001 and May 1, 2001, respectively.

        The Purchaser converted portions of the 2000 debentures and accrued interest at various times. The initial conversion price was equal to the lesser of $19.40 and 66.66% of the average closing bid price during the twenty trading days immediately preceding the conversion dates.

        Also, in order to provide working capital and financing for the Company's expansion, effective as of January 5, 2001, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of the Company's 12% Convertible Debentures due January 5, 2002 and March 9, 2002.

        The Purchasers made investments in tranches, the first in the aggregate amount of $650,000, which was received upon signing of the definitive investment agreements and the second, in the aggregate amount of $650,000, which was received in March 2001.

        Upon the issuance of the first $650,000 of convertible debentures, the Purchasers received five-year term warrants to purchase 0.15 shares of the Company's common stock for each $1.00 invested or which may have been invested in the two $650,000 tranches of convertible debentures. The initial exercise price of the warrants was equal to the lesser of
        (i) $2.50 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately preceding the exercise date. For all debentures issued in January and March 2001, interest is 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

        The debentures are immediately convertible into shares of the Company's common stock. The initial conversion price for the January and March 2001 debentures was equal to the lesser of (i) $3.00 and (ii) the average of the lowest three intraday trading prices during the twenty trading days immediately prior to the conversion date, discounted by 37.5%.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        As of April 30, 2001, $1,848,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, the Company entered into an agreement with the holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, the Company granted to the holders warrants to purchase up to an aggregate of 67,500 shares of common stock at an initial exercise price equal to the lesser of the average of the lowest three intraday trading prices during the twenty trading days immediately preceding the grant of the warrants, discounted by 33.34%, and the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding exercise of the warrants.

        In order to provide working capital and financing for the Company's expansion, as of June 29, 2001, the Company entered into a securities purchase agreement and related agreements with three accredited investors (the "Purchasers") for the purchase of $500,000 of the Company's 12% Convertible Debentures due June 29, 2002. The debentures bear interest at a rate of 12% per annum, payable quarterly in common stock or cash at the option of the Purchasers.

        The debentures initially were convertible into shares of common stock at the lesser of $2.00 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding conversion.

        Upon the issuance of the June 2001 debentures, the Purchasers received five-year term warrants to purchase 0.15 shares of the Company's common stock for each $1.00 invested. The initial exercise price of the warrants was equal to the lesser of $1.17 and the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding exercise.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        Pursuant to the rules and regulations of the SEC regarding beneficial conversion features, the Company expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price which amounted to approximately $996,000 and $2,977,500 in 2001 and 2000, respectively. There was no amortization period for these financing costs since the debentures were convertible immediately upon issuance.

        The Company's convertible debentures and related warrants contain anti-dilution provisions whereby, if the Company issues common stock or securities convertible into or exercisable for common stock at a price less than the conversion or exercise prices of the debentures or warrants, the conversion and exercise prices of the debentures or warrants shall be adjusted as stipulated in the agreements governing such debentures and warrants.

        As of June 29, 2001, the Company entered into a letter agreement with certain of its debenture investors, which letter agreement which provided various anti-dilution adjustments to the debentures and warrants issued in the April 2000, January 2001 and March 2001 debenture offerings. These adjustments were made partly in lieu of other adjustments that would have been imposed under the terms of the April 2000, January 2001 and March 2001 debenture offering documents. As a result of these adjustments, the conversion prices for the debentures held by these entities and issued in the April 2000, January 2001 and March 2001 offerings were reduced to the lesser of (i) $2.00 per share, and (ii) 50% of the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding the conversion of the debentures. In addition, the exercise prices of the warrants issued in connection with the April 2000, January 2001 and March 2001 offerings were reduced to the lesser of (i) $1.17 per share, and (ii) the average of the three lowest intraday trading prices of a share of our common stock for the twenty trading days immediately preceding the exercise of the warrants.

        The debentures contain a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        During the year ended September 30, 2001, the Company issued an aggregate of 1,552,514 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of $3,090,672 of principal plus related interest on the Company's convertible debentures (See Note 11).

        As of September 30, 2001, the Company was indebted for an aggregate of $2,756,500 on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

        As of September 30, 2001 and 2000, the Company was indebted for $2,218,500 and $2,470,000 respectively, on these convertible debentures (See Notes 16(B) and 16(F)).

        (C) BANK INSINGER DE BEAUFORT
        -----------------------------

        In order to provide working capital and financing for the Company's expansion, on February 4, 2000 and April 14, 2000 the Company entered into agreements with Bank Insinger De Beaufort ("the Purchaser") whereby the Purchaser acquired $500,000 and $1,500,000 of the Company's 10% Convertible Debentures, due February 1, 2001 and May 1, 2001, respectively.

        The Purchaser has converted portions of the 2001 and 2000 debentures and accrued interest at various times. The initial conversion price was equal to the lesser of $19.40 and 66.66% of the average closing bid price during the twenty trading days immediately preceding the conversion dates (see note 11).

        The debenture contains a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $280,000. There is no amortization period for these financing costs since the debentures are convertible immediately upon issuance.

        As of September 30, 2001 and 2000, the Company was indebted for $70,000 and $1,250,000 respectively, on these convertible debentures to Bank Insinger.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

NOTE 13 INCOME TAXES
--------------------

        The Company's tax expense differs from the "expected" tax expense (benefit) for the years ended September 30, 2001 and 2000 (computed by applying the Federal corporate tax rate of 34 percent to loss before taxes) as follows:
                                                  2001                2000
                                             ---------------    ---------------
        Computed "expected" tax (benefit)    $   (1,966,000)    $   (2,824,000)
        Change in valuation allowance             1,966,000          2,824,000
                                             ---------------    ---------------
                                             $            -     $            -
                                             ===============    ===============

        As discussed in Note 1(M), the tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2001 and 2000 are as follows:

                                                   2001               2000
                                             ---------------    ---------------
        Deferred tax assets:

        Net operating loss carryforward      $    5,665,000     $    3,699,000
                                             ---------------    ---------------
        Total gross deferred tax assets           5,665,000          3,699,000
        Less valuation allowance                 (5,665,000)        (3,699,000)
                                             ---------------    ---------------
                                             $            -     $            -
                                             ===============    ===============

        At October 1, 2000, the valuation allowance was approximately $3,699,000. The net change in the valuation allowance during the year ended September 30, 2001 was an increase of approximately $1,966,000. As of September 30, 2001, the Company has net operating loss carryforwards in the aggregate of approximately $16,501,000 which expire in various years through 2021.

NOTE 14 SEGMENT INFORMATION
---------------------------

        As discussed in Note 1(A), the Company's operations are classified into two reportable business segments: Kanakaris Wireless which supplies Internet products for electronic commerce and Desience Corporation which designs and installs modular consoles primarily for various business and government agencies. Both of the Company's business segments have their headquarters and major operating facilities located in the United States. The principal markets for the Company's products are in the United States. There were no intersegment sales or purchases. Financial information by business segment is summarized as follows:

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

                                   Internet       Modular
            2001                   Commerce       Consoles        Total
------------------------------   ------------   ------------  -------------

Revenues                         $ 1,186,681    $   513,136   $ 1,699,817
Segment profit (loss)             (9,251,149)        27,090    (9,224,059)
Total assets                       1,135,953         34,771     1,170,724
Additions to long-lived assets        49,221              -        49,221
Depreciation and amortization        146,682            249       146,931

                                   Internet       Modular
            2000                   Commerce       Consoles        Total
------------------------------   ------------   ------------  -------------

Revenues                         $     22,594    $    591,244   $    613,838
Segment profit (loss)             (13,012,736)         36,030    (12,976,706)
Total assets                        2,384,966         103,235      2,488,201
Additions to long-lived assets        503,636           1,254        504,890
Depreciation and amortization          63,004           3,087         66,091

NOTE 15 RELATED PARTY TRANSACTIONS
----------------------------------

        During the year ended September 30, 2001, the Company issued 611,130 shares of its common stock to officers, directors, accountants and related party consultants, having an aggregate fair market value of $1,935,250.

NOTE 16 SUBSEQUENT EVENTS
-------------------------

        (A) REVERSE STOCK SPLIT
        -----------------------

        On November 8, 2001, the Board of Directors and a majority of the voting power of the Company's stockholders approved an amendment to the Restated Articles of Incorporation to reflect a one-for-twenty reverse split of the issued and outstanding shares of common stock which has been retroactively reflected in the accompanying financial statements. All shares and per shares amounts have been restated to reflect the one-for-twenty reverse split. The Amendment became effective upon its filing with the Nevada Secretary of State on December 7, 2001.

        (B) CONVERTIBLE DEBENTURES
        --------------------------

        In January 2002, the Company issued to Bank Insinger de Beaufort Safe Custody NV an aggregate of $200,000 of the Company's 12% Convertible Debentures due January 9, 2003, which were accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock. The net proceeds of the offering, after payment of some related expenses, were $165,500.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        Bank Insinger may, at its option, purchase an additional $200,000 of the Company's 12% convertible debentures and warrants to purchase up to 600,000 shares of common stock within thirty days after the effective date of a registration statement that the Company is required to file on behalf of Bank Insinger within thirty days after the issuance of the initial $200,000 of debentures. The debentures and warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the twenty trading days immediately preceding a conversion or exercise.

        (C) LETTERS OF INTENT
        ---------------------

        (i) Aircraft Systems Engineering & Certification, Inc.
        ------------------------------------------------------

        On November 5, 2001, the Company entered into a letter of intent with Aircraft Systems Engineering & Certification, Inc. ("Seller") to purchase all of the common stock of the Seller on a closing date which has yet to be determined.

        Under the terms of the letter, the Company will acquire these shares with cash, issuance of unsecured promissory notes and the issuance of the Company's common stock. Furthermore, upon the eighteen-month anniversary of the closing, the Seller shall receive common stock warrants to purchase additional Company shares.

        When a closing date has been established, the Company shall make a contribution of capital for a mutually agreed upon use of proceeds. Also, on the six-month anniversary of the closing date, the Company will make a second contribution of capital for a mutually agreed upon use of proceeds.

        At the closing, the Company shall assume certain indebtedness of the Seller to the extent specifically identified in the definitive agreement.

        Following the acquisition, the seller shall be entitled to designate up to two seats on the Board of Directors of the Company and the Company shall be entitled to designate one seat on the Board of Directors of the Seller.

        As of the date of this report, the transaction has not closed.

        (ii) Stovact, Inc.
        ------------------

        On November 5, 2001, the Company entered into a letter of intent with Stovact, Inc. ("Seller") to purchase all of the assets of the Seller on a closing date which has yet to be determined.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        Under the terms of the letter, the Company will acquire these assets with cash when a closing date is established. The Company shall advance an additional cash payment at the six-month anniversary from the closing date.

        At the closing, the Company shall permit the business (post-acquisition) to assume certain trade indebtedness previously incurred by the Seller and mutually agreed upon between the parties. Furthermore, upon the eighteen-month anniversary of the closing, the Seller shall receive common stock warrants to purchase Company shares, based upon a formula mutually acceptable to both parties as specifically identified in the definitive agreement.

        Following the acquisition, the Seller shall be entitled to designate up to two seats on the Board of Directors of the Company and the Company shall be entitled to designate one seat on the Board of Directors of the Seller.

        As of the date of this report, the transaction has not closed.

        (D) SERVICE AGREEMENT
        ---------------------

        On October 9, 2001, the Company entered into a service agreement with Mind Pointe, Inc. Based upon the terms of the contract, Mind Pointe, Inc. will provide web hosting, development services, and programming and design assistance for the Company's website. The Company will pay approximately $17,000 each month for these services.

        On November 5, 2001, the Company entered into a consulting agreement to obtain assistance in entering and developing international markets. The cost is $185,000 for three months from December 1, 2001 through March 1, 2002.

        (E) STOCK ISSUANCES
        -------------------

        During October 2001 and November 2001, the Company issued an aggregate of 897,966 shares of common stock having a fair value of $173,955 to various debenture investors representing the conversion of principal and interest.

        On October 2, 2001, the Company issued 125,000 shares of common stock to a consultant upon the exercise of a common stock purchase warrant issued in connection with a consulting agreement. The Company received approximately $35,000 as consideration. This amount reflects a repricing adjustment of the exercise price for the warrants.

        On October 17, 2001, the Company issued 180,000 shares of common stock having a fair value of $136,800 to Company personnel for services provided between October 1, 2001 and December 31, 2001.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        On October 26, 2001, and November 29, 2001, the Company entered into separate consulting agreements to obtain assistance in strategic planning and acquisitions. The terms of the agreements are for six months and twelve months, respectively. Based upon the terms of the agreements the Company issued 1,583,442 shares of the its common stock having a fair value of $447,001 for consulting services. In addition, the Company provided the consultant the option to purchase 156,250 shares of common stock at an exercise price of $.80 per share, and 425,000 shares at an exercise price of $.40 per share, respectively. As of the date of this report, all of the shares were issued to the consultant and the Company received approximately $221,000 upon the exercise of the warrants. This amount reflects a repricing adjustment of the exercise price for the warrants.

        On November 28, 2001, pursuant to a consulting agreement, the Company issued 303,572 shares of common stock to a consultant having a fair value of approximately $85,000.

        On December 3, 2001, the Company entered into a settlement agreement with a former officer in satisfaction of certain claims, whereby 125,000 shares of common stock, 62,500 of which shares have registration rights, were issued having a fair value of $37,500.

        (F) ADJUSTMENTS TO OUTSTANDING SECURITIES
        -----------------------------------------

        In January 2002, the Company entered into an agreement with Bank Insinger de Beaufort Safe Custody NV, Bristol Investment Fund, Ltd., Bristol Capital, LLC, and Paul Kessler, who is a principal of Bristol Capital, LLC. Under the agreement, the conversion price of the 10% Convertible Debenture due May 1, 2002 that Bank Insinger purchased in the Company's April 2000 offering was amended to be the lesser of $.055 and the average of the lowest three intraday trading prices during the twenty trading days immediately preceding a conversion. In addition, the exercise prices of the warrants issued to Bank Insinger in the February 2000, April 2000 and May 2001 offerings, the warrants issued to Bristol Investment Fund in the January 2001 offering, the warrants issued to Bank Insinger in the April 2000 offering that were transferred to Bristol Capital, and the option issued to Paul Kessler pursuant to a consulting agreement dated as of September 26, 2000 were amended so that the exercise prices are equal to the lowest three intraday trading prices during the twenty trading days immediately preceding an exercise. The expiration dates of each of the warrants and options described in the preceding sentence were extended so that each is exercisable until the seventh anniversary of its issuance.

NOTE 17 LIQUIDITY
-----------------

        During the year ended September 30, 2001 the Company incurred a negative cash flow from operating activities of $2,569,400 and at September 30, 2001 had a working capital deficiency of $3,542,822 and an accumulated deficit of $30,565,000. As of that date, the Company had $51,000 in cash, $122,000 in accounts receivable - net, and $111,000 in notes receivable from stockholders and related parties. The Company had accounts payable and accrued expenses of $1,087,000 and outstanding convertible debentures of $2,757,000, including convertible debentures issued prior to the beginning of fiscal year 2001. To the extent convertible debentures the Company has issued are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 2001 AND 2000
                        ---------------------------------

        The Company has a $7,000,000 revolving line of credit from Alliance Equities which can be drawn upon by the Company for up to $500,000 per month (See Note 6). In January 2002, the Company issued an aggregate of $200,000 of the Company's 12% Convertible Debentures due January 9, 2003 (See Note 16(B)). The investor may, at its option, purchase an additional $200,000 of the Company's 12% convertible debentures within thirty days after the effective date of a registration statement that the Company is required to file on behalf of the investor within thirty days after the issuance of the initial $200,000 of debentures. However, the investor is not committed to purchase the additional debentures, and the Company believes that its continued operations could be dependent on securing additional sources of liquidity through debt and/or equity financing.

        The Company has been working toward identifying and obtaining new sources of funding. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Further, the Company's current debenture financing documents contain notice and right of first refusal provisions and the grant of a security interest in substantially all of the Company's assets in favor of a debenture investor, all of which provisions will restrict the Company's ability to obtain debt and/or equity financing.

         If adequate funds are not available, the Company may be required to delay, scale back or eliminate portions of its operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require the Company to relinquish rights to certain of its technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of the Company's proprietary technology and other important assets and could also adversely affect the Company's ability to fund its continued operations and its product and service development efforts that historically have contributed significantly to its competitiveness.

         In an effort to increase sales related to the Company's wireless business, the Company is implementing an enhanced marketing and sales strategy. For example, the Company is selling advertising sponsorships to its AK.TV 24-hour streaming Internet television channel. The Company also is completing research and development of additional attributes to its CinemaWEAR(TM) technology with the goal of launching an interactive personal meeting site within the AK.TV interactive channel.

         Also, the Company is enhancing its efforts to obtain online user registration for movie viewing on AK.TV, soliciting monthly subscriptions to and pay-per-view sales of movie viewing on AK.TV, introducing revenue-sharing web partner programs and improving tracking of the Company's market share. The Company believes that if it is successful in implementing the above business strategies, the Company will generate increased revenues from its wireless content and technology business segment.

         In an effort to increase sales of the Company's data control console products by increasing the Company's production capacity for its Desience Division OPCON Modular System, the Company reached agreement with two established manufacturers to provide for the Company's original equipment manufacturing production needs. In addition, the Company launched a marketing campaign that includes high-impact sales literature and a cutting-edge web site at www.desience.com. The Company believes that if it successful in implementing its business strategies for its modular consoles segment, the Company will generate increased revenues from this segment.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheet
                                December 31, 2001
                                   (Unaudited)

ASSETS
------

Current assets:
 Cash and cash equivalents                                            $   44,071
 Accounts receivable                                                     163,296
 Inventories                                                               1,960
 Current maturities of notes receivable -
    shareholders and related parties                                      36,280
 Interest receivable                                                      44,007
 Prepaid expenses                                                         21,041
 Advances to suppliers                                                       700
                                                                      ----------

      TOTAL CURRENT ASSETS                                               311,355
                                                                      ----------

Property and equipment, net of accumulated
 depreciation and amortization                                            43,787
                                                                      ----------

Other assets:
 Investments (at market value)                                            62,400
 Film library - net of amortization                                      359,748
 Goodwill - net of amortization                                          329,444
 Other                                                                     2,135
                                                                      ----------

      TOTAL OTHER ASSETS                                                 753,727
                                                                      ----------

      TOTAL ASSETS                                                    $1,108,869
                                                                      ==========

     See accompanying notes to condensed consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheet
                                December 31, 2001
                                   (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
-------------------------------------------------

Current liabilities:
 Accounts payable and accrued expenses                             $  1,156,169
 Convertible debentures                                               2,642,500
 Due to former shareholder of subsidiary                                112,946
                                                                   -------------
      TOTAL CURRENT LIABILITIES                                       3,911,615
                                                                   -------------

Stockholders' equity (deficiency):
 Preferred stock, $0.01 par value; 5,000,000 shares
   authorized; 1,000,000 Class A Convertible issued
   and outstanding                                                       10,000
 Common stock, $0.001 par value; 250,000,000
   shares authorized; 8,486,073 issued and
   outstanding                                                            8,486
 Additional paid-in capital                                          30,126,300
 Accumulated deficit                                                (31,574,920)
 Deferred expense                                                    (1,323,012)
 Comprehensive loss                                                     (49,600)
                                                                   -------------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                        (2,802,746)
                                                                   -------------
      TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY (DEFICIENCY)                            $  1,108,869
                                                                   =============

     See accompanying notes to condensed consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                     Three Months   Three Months
                                                         Ended         Ended
                                                        Dec 31,       Dec 31,
                                                         2001          2000
                                                     ------------   ------------
Net sales                                            $   222,685    $   554,313

Cost of sales                                            124,010        256,097
                                                     ------------   ------------
      Gross profit                                        98,675        298,216
                                                     ------------   ------------

Operating expenses:
 Executive compensation                                  286,335        673,300
 Salaries                                                 39,932        161,194
 Payroll taxes and employee benefits                       4,695          6,954
 Consulting services                                     372,255      1,070,438
 Travel and entertainment                                 23,073         68,484
 Telephone and utilities                                   5,712         15,458
 Marketing, advertising and investor relations            21,769        393,164
 Professional fees                                       135,952        176,319
 Rent                                                      6,615          6,473
 Office and other expenses                                49,081         97,943
 Equipment rental and expense                              1,018            601
 Insurance                                                22,411         17,940
 Depreciation and amortization                            37,456         35,720
 Taxes - other                                                --          2,400
 Bank charges                                                371            277
 Website development                                         323         29,460
                                                     ------------   ------------
      TOTAL OPERATING EXPENSES                         1,006,998      2,756,125
                                                     ------------   ------------

   Loss before interest and other income
   (expense)                                            (908,323)    (2,457,909)

   Financing and other income (expense), net            (101,692)       (83,513)
                                                     ------------   ------------

   Net loss                                          $(1,010,015)   $(2,541,422)
                                                     ============   ============
   Net loss per common share -
      basic and diluted                              $      (.16)   $     (1.28)
                                                     ============   ============
   Weighted average common shares
      outstanding - basic and diluted                  6,445,633      1,978,990
                                                     ============   ============

     See accompanying notes to condensed consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
             Condensed Consolidated Statements of Comprehensive Loss
                                   (Unaudited)

                                                 Three Months       Three Months
                                                    Ended              Ended
                                                    Dec 31,            Dec 31,
                                                     2001               2000
                                                 ------------       ------------
Net Loss                                         $(1,010,015)       $(2,541,422)

Other comprehensive loss:
 Unrealized loss on securities                       (49,600)          (752,000)
                                                 ------------       ------------
Comprehensive loss                               $(1,059,615)       $(3,293,422)
                                                 ============       ============

     See accompanying notes to condensed consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows
              For the Three Months Ended December 31, 2001 and 2000
                                   (Unaudited)

                                                          2001         2000
                                                      ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                             $(1,010,015)  $(2,541,422)
 Adjustments to reconcile net loss
   to net cash used in operating activities:
      Amortization of goodwill                              7,372         7,091
      Depreciation and amortization                        30,085        28,629
      Deferred advertising income realized                     --      (250,000)
      Compensation, consulting, marketing and
        professional services, incurred in exchange
        for common stock                                  521,396     1,683,587
      Consulting services incurred in exchange
        for stock options                                  46,841        31,352
      Convertible debt-interest cost                       59,214       119,942
 Changes in assets and liabilities (Increase) decrease in:
         Accounts receivable                              (41,203)      (40,223)
         Inventory                                             --           998
         Prepaid expenses                                    (978)       51,438
         Advances to suppliers and security deposits           --          (175)
         Interest receivable                               (8,702)      (12,102)
   Increase (decrease) in:
         Accounts payable and accrued expenses             92,187       192,695
         Other current liabilities                        (23,349)           --
                                                      ------------  ------------
      NET CASH USED IN OPERATING ACTIVITIES              (327,152)     (728,190)
                                                      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                            --        (4,676)
 Decrease in notes receivable -
    shareholders and related parties                       74,530        74,529
 Proceeds from notes receivable - other                        --        24,000
 Acquisition of film library                                   --       (24,940)
                                                      ------------  ------------
      NET CASH PROVIDED BY
      INVESTING ACTIVITIES                                 74,530        68,913
                                                      ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from sale of common stock                       245,220        50,000
                                                      ------------  ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES           245,220        50,000
                                                      ------------  ------------
Net decrease in cash and cash equivalents                  (7,402)     (609,277)

Cash and cash equivalents, beginning of period             51,473       615,101
                                                      ------------  ------------
Cash and cash equivalents, end of period              $    44,071   $     5,824
                                                      ============  ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended December 31, 2001, the Company issued 2,302,128 shares of common stock for consulting services having a fair value of $686,907.

During the three months ended December 31, 2001, the Company issued 65,000 shares of common stock in lieu of compensation of $49,400.

During the three months ended December 31, 2001, the Company issued 897,991 shares of common stock having a fair value of $173,214 to various debenture investors representing the conversion of principal and interest.

During the three months ended December 31, 2001, the Company issued 581,250 stock options to a consultant for services having a fair value of $46,841.

During the three months ended December 31, 2000, the Company issued 247,147 shares of common stock for consulting, marketing and professional services having a fair value of $1,683,587.

During the three months ended December 31, 2000, the Company issued 306,261 shares of common stock having a fair value of $1,450,942 to various debenture investors representing the conversion of principal and interest.

During the three months ended December 31, 2000, the Company issued 25,000 stock options to a consultant for current and future services having a fair value of $125,407, of which $31,352 was expensed in the three months ending December 31, 2000; and $94,055 was expensed during the year ended September 30, 2001.

     See accompanying notes to condensed consolidated financial statements.


                             KANAKARIS WIRELESS AND SUBSIDIARIES
       Condensed Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
                         For the Three Months Ended December 31, 2001
                                         (Unaudited)


                              Common Stock Issued         Preferred Stock
                            ----------------------   ------------------------
                              Shares       Amount       Shares        Amount         APIC
                            ----------   ---------   ------------   ---------   ------------
Balances
September 30, 2001           4,514,704   $   4,514      1,000,000   $  10,000   $ 28,928,690

 Stock issued for cash:        706,250         707             --          --        244,513

 Stock issued for:
    Compensation                65,000          65             --          --         49,335
    Consulting services      2,302,128       2,302             --          --        684,605

 Converted debentures          897,991         898             --          --        172,316

 Issuance of common
   stock option for
   consultants                      --          --             --          --         46,841

 Unrealized loss on
  investment                        --          --             --          --             --

 Net (loss)                         --          --             --          --             --
                            ----------   ---------   ------------   ---------   ------------
Balances
December 31, 2001            8,486,073   $   8,486      1,000,000   $  10,000   $ 30,126,300
                            ==========   =========   ============   =========   ============

continued below:

                             Accumulated        Stock       Comprehensive
                               Deficit      Subscriptions       Loss            Total
                            -------------   -------------   -------------   -------------
Balances
September 30, 2001          $(30,564,905)   $ (1,108,101)   $    (48,000)   $ (2,777,802)

 Stock issued for cash:               --              --              --         245,220

 Stock issued for:
    Compensation                      --         126,562              --         175,962
    Consulting services               --        (341,473)             --         345,434

 Converted debentures                 --              --              --         173,214

 Issuance of common
   stock option for
   consultants                        --              --              --          46,841

 Unrealized loss on
  investment                          --              --          (1,600)         (1,600)

 Net (loss)                   (1,010,015)             --              --      (1,010,015)
                            -------------   -------------   -------------   -------------
Balances
December 31, 2001           $(31,574,920)   $ (1,323,012)   $    (49,600)   $ (2,802,746)
                            =============   =============   =============   =============

          See accompanying notes to condensed consolidated financial statements.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) Basis of presentation
     -------------------------

     The condensed consolidated financial statements included herein have been prepared by Kanakaris Wireless, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Kanakaris Wireless believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with its financial statements for the year ended September 30, 2001 included in its Form 10-KSB. The financial information presented reflects all adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of operations for the three months ended December 31, 2001 are not necessarily indicative of the results to be expected for the full year ending September 30, 2002, or any other period.

     (B) Business Organization and Activity
     --------------------------------------

     Kanakaris Wireless, which on June 2, 2000 changed its name from Kanakaris Communications, Inc. (formerly Big Tex Enterprises, Inc.) (the "Company"), was incorporated in the State of Nevada on November 1, 1991. The Company develops and supplies Internet products for electronic commerce, an on-line on-demand movie network and operates a subsidiary which designs and installs modular data control consoles. The Company has introduced a website called AK.TV, an interactive TV channel viewable in devices including Pocket PCs, laptop and desktop computers and TV's.

     (C) Business Combinations
     -------------------------

     On October 10, 1997 (the "Acquisition Date"), Kanakaris Internetworks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the Seller had no continuing affiliation with KIW, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive 5% of funds which are to be allocated to Desience arising from KIW's next securities offering as a non-refundable advance on the royalty. As of December 31, 2001, no advances have been given. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities, and prior

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

     shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of KIW. The fair value of the assets and liabilities acquired pursuant to the acquisition of Desience was $148,776 and $468,120, respectively, which resulted in goodwill of $319,344 at the Acquisition Date since no trademarks, copyrights, existing or identified long term requirement contracts or other intangibles existed at that date. Additions to goodwill resulting from the royalty for the three months ended December 31, 2001 and 2000 were $8,250 and $11,730, respectively.

     Desience is not a high technology company, but designs and installs specialized business furniture for a variety of industries utilizing base designs developed in 1985. No changes have been made or are contemplated to be made to the basic furniture design, with the exception of minor additions or accoutrements. Because of the relative stability of the design of the furniture, management considered the goodwill attributable to the acquisition to be greater than 10 years. However, because of the potential for changes to the basic design in the future, management decided that a life of twenty years was not appropriate. Consequently a 15-year life was adopted.

     On November 25, 1997, KIW and its stockholders (the "Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 1,300,000 shares (300,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, Big Tex changed its name to Kanakaris Communications, Inc., which was subsequently changed to Kanakaris Wireless.

     Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the Big Tex acquisition was accounted for as an acquisition of Big Tex by KIW and a recapitalization of KIW.

     (D) Principles of Consolidation
     -------------------------------

     The condensed consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries Kanakaris Internetworks Inc., and Desience. All significant intercompany balances and transactions have been eliminated in consolidation.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

     (E) Earnings Per Share
     ----------------------

     Earnings (loss) per share is computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." The assumed exercise of outstanding common share equivalents was not utilized in 2001 since the effect was anti-dilutive.

2.   COMMITMENTS AND CONTINGENCIES

     (A) Legal Actions
     -----------------

     Dataview Consoles, Inc., a California corporation dba Swanson Engineering & Manufacturing Company, commenced an action against the Company and the Company's subsidiary, Desience Corporation, in the Los Angeles Superior Court on February 14, 2001. The complaint alleged that the Company and Desience owed Dataview $104,601 under several invoices for equipment manufactured for Desience by Dataview in 1997. Concurrently with the filing of the complaint, Dataview filed an application for a right to attach order against the Company and Desience to secure repayment of the debt alleged in the complaint. Effective as of April 3, 2001, the parties to the dispute entered into a settlement agreement under which the Company and Desience paid Dataview $63,584 and agreed to pay Dataview an additional $42,000 in twelve monthly installments of $3,500 beginning May 1, 2001. The settlement agreement also provides that the Company will be entitled to file a request for dismissal after the Company has made all of the installments payments in accordance with the settlement agreement. The settlement agreement also provides that the Company and Desience, on the one hand, and Dataview and its related party, on the other hand, shall all retain the unrestricted right to market, sell, distribute and manufacture or have manufactured under their own respective names all of the data control consoled products that Dataview had been manufacturing for Desience. For the three months ended December 31, 2001, the Company made $10,500 in payments.

     On March 8, 2001, Loudeye Technologies, Inc., commenced an action against the Company. The complaint alleged breach of contract for $44,107. The Company has certain defenses to this claim and intends to seek an out-of-court settlement of these claims. A formal answer has been filed to the Complaint.

     The Company is subject to certain legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

     (B) Service Agreements
     ----------------------

     On October 9, 2001, the Company entered into a service agreement with Mind Pointe, Inc. Based upon the terms of the contract, Mind Pointe, Inc. will provide web hosting, development services, and programming and design assistance for the Company's website. The Company will pay approximately $17,000 each month for these services.

     On November 5, 2001, the Company entered into a consulting agreement to obtain assistance in entering and developing international markets. For the three months ended December 31, 2001, $28,333 was charged to operations under this agreement.

3.   REVOLVING LINE OF CREDIT

     On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities, Inc. ("Alliance"), a Florida-based venture capital firm. Under the terms of the Agreement, as amended to date, Alliance will make available through December 30, 2003, a $7,000,000 revolving line of credit with interest on the unpaid principal at 10% per annum. Under the terms of the Agreement, the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to the Lender. Additionally the parties have agreed that any portion of the indebtedness may be paid back by the Company either with cash or by the issuance of common stock. Furthermore, in a separate Memorandum of Agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock. As of December 31, 2001, no amounts were outstanding under this line of credit.

4.   DEBENTURE INVESTORS

     In order to provide working capital and financing for the Company's expansion, on various dates during 2001 and 2000, the Company entered into several agreements with four accredited investors the ("Purchaser") whereby the Purchaser acquired the Company's 10% and 12% Convertible Debentures, due on various dates.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

     The Purchasers have converted portions of the 2001 and 2000 debentures and accrued interest into shares of common stock fo the Company at various times at the initial conversion prices as stated on the respective debenture agreements.

     The debentures contain a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreements governing such debentures. (See Note 6.)

     As of December 31, 2001, the Company was indebted for an aggregate of $2,642,500 on these convertible debentures.

5.   STOCKHOLDERS' EQUITY AND STOCK ISSUANCES

     A. Debenture Investors
     ----------------------

     During October 2001 and November 2001, the Company issued an aggregate of 897,991 shares of common stock having a fair value of approximately $173,000 to various debenture investors representing the conversion of principal and interest.

     B. Consulting
     -------------

     (i) On October 2, 2001, the Company issued 125,000 shares of common stock to a consultant upon the exercise of a common stock purchase warrant issued in connection with a consulting agreement. The Company received approximately $35,000 as consideration. This amount reflects a repricing adjustment of the exercise price for the warrants. The original exercise price was stated in the Company's registration statement on Form S-8 filed on September 17, 2001.

     (ii) On October 17, 2001, the Company issued 180,000 shares of common stock having a fair value of $136,800 to Company personnel for services provided between October 1, 2001 and December 31, 2001.

     (iii)On October 26, 2001, as amended November 29, 2001, the Company entered into a consulting agreement to obtain assistance in strategic planning and acquisitions. The term of the agreement was initially for six months, but was amended to include a six month extension retroactive to the October 26, 2001 commencement date. Based upon the terms of the agreement, the Company issued 1,583,442 shares of the its common stock having a fair value of $447,001 for consulting services. In addition, the Company provided the consultant the option to purchase 156,250 shares of common stock at an exercise price of $.80 per share, and 425,000 shares at an exercise price of $.40 per share, respectively. As of December 31, 2001, all of the shares were issued to the consultant and the Company received

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

          approximately $211,000 upon the exercise of the warrants. This amount reflects a repricing adjustment of the exercise price for the warrants. The original exercise price was stated in the Company's registration statement on Form S-8 filed on November 30, 2001.

     (iv) On November 28, 2001, pursuant to a consulting agreement, the Company issued 303,572 shares of common stock to a consultant having a fair value of approximately $85,000.

     (v) On December 18, 2001, the Company issued 40 shares of common stock having a fair value of approximately $6 to complete rounding calculations in connection with its 1 for 20 reverse stock split.

     (vi) On December 19, 2001, the Company issued 200,000 shares of common stock for consulting services having a fair value of $29,800.

     C. Settlement Agreement
     -----------------------

     On December 3, 2001, the Company entered into a settlement agreement with a former officer in satisfaction of certain claims, and issued 125,000 shares of common stock having a fair market value of $37,500, 62,500 of which shares have registration rights.

     D. Reverse Stock Split
     -----------------------

     On November 8, 2001, the Board of Directors and a majority of the voting power of the Company's stockholders approved an amendment to the Restated Articles of Incorporation to reflect a one-for-twenty reverse split of the issued and outstanding shares of common stock which has been retroactively reflected in the accompanying financial statements. All shares and per shares amounts have been restated to reflect the one-for-twenty reverse split. The Amendment became effective upon its filing with the Nevada Secretary of State on December 7, 2001.

6.   ADJUSTMENTS TO OUTSTANDING SECURITIES

     In January 2002, the Company entered into an agreement with Bank Insinger de Beaufort, Bristol Investment Fund, Ltd., Bristol Capital, LLC, and Paul Kessler, who is a principal of Bristol Capital, LLC. Under the agreement, the conversion price of the 10% Convertible Debenture due May 1, 2002 that Bank Insinger purchased in the Company's April 2000 offering was amended to be the lesser of $.055 and 50% of the average of the lowest three intraday trading prices during the twenty trading days immediately preceding a conversion. In addition, the exercise prices of the warrants issued to Bank Insinger in the February 2000, April 2000 and May 2001 offerings, the warrants issued to Bristol Investment Fund in the January 2001 offering, the warrants issued to Bank Insinger in the April 2000 offering that were transferred to Bristol Capital, and the option issued to Paul Kessler pursuant to a consulting agreement dated as of September 26, 2000 were amended so that the exercise prices are equal to 50% of the average of the lowest three intraday trading prices during the twenty trading days immediately preceding an exercise. The expiration dates of each of the warrants and options described in the preceding sentence were extended so that each is exercisable until the seventh anniversary of its issuance.

     During the three months ended December 31, 2001, the Company issued an aggregate of 879,991 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of approximately $114,000 of principal plus related interest on the Company's convertible debentures.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

     As of December 31, 2001, the Company was indebted for an aggregate of $2,642,500 on these convertible debentures. To the extent debentures issued by the Company are converted into shares of common stock, the Company will not be obligated to repay the converted amounts.

7.   SEGMENT INFORMATION

                                        Internet       Modular
                                        Commerce       Consoles       Total
                                      ------------   ------------  ------------
     For the three months ended December 31:

                2000
     -------------------------------
     Revenues                         $   261,076    $   293,237   $   554,313
     Segment profit (loss)             (2,584,243)        42,821    (2,541,422)
     Total assets                       1,986,574        141,566     2,128,140
     Additions to long-lived assets        29,616             --        29,616
     Depreciation and amortization         35,658             62        35,720

                2001
     -------------------------------
     Revenues                         $    15,095    $   207,590   $   222,685
     Segment Profit (loss)             (1,073,031)        63,016    (1,010,015)
     Total assets                       1,061,330         47,539     1,108,869
     Additions to long-lived assets            --             --            --
     Depreciation and amortization         37,393             63        37,456

8.   RELATED PARTY TRANSACTIONS

     During the three months ended December 31, 2001, the Company issued 180,000 shares of its common stock to officers, directors and related party consultants, having an aggregate fair market value of $136,800.

                       KANAKARIS WIRELESS AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

9.   SUBSEQUENT EVENTS

     In January 2002, the Company issued to Bank Insinger de Beaufort Safe Custody NV an aggregate of $200,000 of our 12% Convertible Debentures due January 9, 2003, which were accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock. The net proceeds of the offering, after payment of some related expenses, were $165,500. Bank Insinger may, at its option, purchase an additional $200,000 of the Company's 12% convertible debentures and warrants to purchase up to 600,000 shares of common stock within thirty days after the effective date of a registration statement that the Company is required to file on behalf of Bank Insinger within thirty days after the issuance of the initial $200,000 of debentures. The debentures and warrants are immediately convertible into or exercisable for shares of common stock at an initial per share price equal to the lesser of $.055 and 50% of the average of the lowest three intraday trading prices during the twenty trading days immediately preceding a conversion or exercise.

     On January 5, 2002, approximately $150,000 of convertible debentures matured. Although the Company is in the process of registering stock to satisfy this obligation upon conversion by the debenture holders of these debentures into shares of the Company's common stock, as of February 14, 2002, the Company has not yet completed the registration.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation and Bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

         Our Articles of Incorporation also provide that a director of Kanakaris Wireless shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from limitation or liability is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of a director of Kanakaris Wireless in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of his or her role as an officer or in any other capacity, nor would it affect the director's responsibilities under the federal securities laws or any other law. However, we have purchased directors and officers liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

         Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as Kanakaris Wireless that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. As of September 30, 2001, we believe we met the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code,
Section 317 which governs indemnification of directors, officers and others.
Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of Kanakaris Wireless for breach of a director's duties to Kanakaris Wireless or our stockholders except for liability:

     o for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     o for acts or omissions that a director believes to be contrary to the best interests of Kanakaris Wireless or our stockholders or that involve the absence of good faith on the part of the director;

     o for any transaction for which a director derived an improper personal benefit;

     o for acts or omissions that show a reckless disregard for the director's duty to Kanakaris Wireless or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Kanakaris Wireless or our stockholders;

     o for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Kanakaris Wireless or our stockholders; and

     o for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

         Some of the selling security holders and Kanakaris Wireless each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments those persons may be required to make in connection with this registration.

         To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Kanakaris Wireless under the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

          SEC registration fee ............................. $  235.10
          NASD filing fee...................................         0
          Printing and engraving expenses...................       100
          Legal fees and expenses...........................    30,000
          Blue Sky fees and expenses........................       500
          Accounting fees and expenses......................     5,000
          Miscellaneous.....................................     1,000
                                                             ----------
                Total....................................... $36,835.10
                                                             ==========

All of the above expenses will be paid by the Registrant.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In January 1999, we issued an aggregate of 85,584 shares of common stock to two accredited investors in private offerings in exchange for $102,700 in cash.

         In March 1999, we issued an option to purchase up to 8,750 shares of common stock at an exercise price of $.20 per share to one consultant in exchange for consulting services.

         In March 1999, we issued 7,500 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $175,500.

         In April 1999, we issued 31,750 shares of common stock to two accredited investors in a private offering in exchange for $317,500 in cash.

         In April 1999, we issued 1,750 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $91,875.

         In April 1999, we issued an aggregate of 20,805 shares of common stock to five consultants in a private offering, 20,300 shares of which were issued in exchange for services rendered with an estimated value of $583,625 and 505 shares of which were issued in satisfaction of certain accounts payable by us in the amount of $10,000.

         In June 1999, we issued an aggregate of 17,250 shares of common stock to five consultants in a private offering in exchange for services rendered with an estimated value of $452,640.

         In July 1999, we issued 2,500 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $53,125.

         In August 1999, we issued an aggregate of 12,750 shares of common stock to four investors in private offerings in exchange for $100,000 in cash.

         In August 1999, we issued an aggregate of 16,850 shares of common stock to six consultants in private offerings in exchange for consulting services rendered with an estimated value of $358,063.

         During August and September 1999, we issued an aggregate of $1,070,000 of our 10% convertible subordinated debentures to four accredited investors in two private offerings. The net offering proceeds were approximately $998,500 in cash.

         In October 1999, we issued 1,250 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $18,750.

         In November 1999, we issued an aggregate of 50,050 shares of common stock to two consultants in private offerings in exchange for consulting services rendered with an estimated value of $750,750.

         In December 1999, we issued an aggregate of 6,800 shares of common stock to four accredited investors in private offerings in exchange for $68,000 in cash

         In December 1999, we issued 20,000 shares of common stock to one consultant for consulting services rendered with an estimated value of $200,000.

         In December 1999, we granted options to purchase up to an aggregate of 211,000 shares of common stock at an exercise price of $10.40 per share (the fair market value on the date of grant) to six individuals, including two executive officers/directors, one director, one employee and two consultants.

         In January 2000, we issued an aggregate of 24,184 shares of common stock to seven consultants in private offerings in exchange for consulting services rendered with an estimated value of $724,032.

         In January 2000, we issued an aggregate of 89,167 shares of common stock to four accredited investors upon conversion of 10% convertible debentures.

         In January 2000, we issued 700 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $5.00 per share.

         In February 2000, we issued 1,500 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $5.00 per share.

         In February 2000, we issued 2,500 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $84,375.

         In February 2000, we issued an aggregate of $1,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 15,000 shares of common stock to three accredited investors in a private offering. The net offering proceeds were approximately $870,000 in cash.

         In March 2000, we issued an aggregate of 8,250 shares of common stock to four consultants in private offerings in exchange for consulting services with an estimated value of $990,000.

         In April 2000, we issued 10,300 shares of common stock upon partial exercise by a former employee of an option with an exercise price of $5.00 per share.

         In April 2000, we issued 2,500 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $112,000.

         In April 2000, we issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 45,000 shares of common stock to four accredited investors in a private offering. The net offering proceeds were approximately $2,600,000 in cash.

         In April 2000, we issued an aggregate of 734 shares of common stock, warrants to purchase up to 734 shares of common stock at an initial exercise price of $34.50 and warrants to purchase up to 734 shares of common stock at an initial exercise price of $39.00 to one consultant in a private offering in exchange for consulting services.

         In April 2000, we issued an aggregate of 39,437 shares of common stock to three accredited investors upon conversion of $750,000 in principal amount of 10% convertible debentures and interest payable on those debentures.

         In May 2000, we issued an option to purchase up to 4,375 shares of common stock at an exercise price of $25.90 per share pursuant to our 2000 Stock Option Plan to one consultant in connection with an amendment to an existing consulting agreement.

         In May 2000, we issued to eleven employees and executives and one non-employee director options to purchase up to an aggregate of 97,500 shares of common stock at an exercise price of $14.10 pursuant to our 2000 Stock Option Plan.

         In May 2000, we issued to seven individuals and four entities an aggregate of 40,470 shares of common stock in exchange for consulting services rendered with a value of approximately $850,964.

         In June 2000, we issued an aggregate of 39,405 shares of common stock to one accredited investor upon conversion of $500,000 in principal amount of two 10% convertible debentures and interest payable on those debentures.

         In June 2000, we issued an aggregate of 8,156 shares to one individual and one entity in exchange for consulting services rendered with a value of approximately $129,680.

         In June, July and August 2000, we issued an aggregate of 13,001 shares of common stock to one individual upon exercise of options with an exercise price of $15.00 per share.

         In July, August and September 2000, we issued an aggregate of 51,686 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $530,000 of principal plus related interest on our convertible debentures.

         In August 2000, we issued 9,000 shares of common stock valued at $135,000 to a consultant for services rendered.

         In August 2000, we issued 1,500 shares of common stock valued at $22,500 to an employee who subsequently became a director of Kanakaris Wireless in exchange for services rendered.

         In August 2000, we issued an aggregate of $1,500,000 of 10% convertible debentures and accompanying warrants to purchase up to 22,500 shares of common stock to three accredited investors in a private offering. The net offering proceeds were approximately $1,305,000 in cash.

         In August 2000, we issued to three employees who were also directors of Kanakaris Wireless to purchase up to an aggregate of 48,125 shares of common stock at an exercise price of $15.00 per share pursuant to our 2000 Stock Option Plan.

         In September 2000, we issued 1,250 shares of common stock valued at $13,500 to one individual in exchange for services rendered.

         In September 2000, we issued to a consultant for services rendered an option to purchase up to 25,000 shares of common stock at an exercise price of the lesser of $14.60 and 65% of the average of the lowest three trading prices during the 20 trading days immediately preceding exercise.

         In October 2000, we issued an aggregate of 26,882 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $105,000 of principal plus related interest on our convertible debentures.

         In November 2000, we issued an aggregate of 134,823 shares of common stock to four investors in connection with regular interest payments and upon conversion of an aggregate of $675,000 of principal plus related interest on our convertible debentures.

         In November 2000, we issued 2,500 shares of common stock valued at $19,000 to a consultant who subsequently became a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 5,000 shares of common stock valued at $38,000 to a consultant who subsequently became a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 2,500 shares of common stock valued at $19,000 to a consultant who was also a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 2,500 shares of common stock valued at $19,000 to a consultant as compensation for consulting services rendered.

         In November 2000, we issued 70,000 shares of common stock valued at $532,000 to a consulting company as compensation for consulting services rendered.

         In November 2000, we issued 12,500 shares of common stock valued at $95,000 to an employee who was also a director of Kanakaris Wireless as compensation for services rendered.

         In November 2000, we issued 2,500 shares of common stock valued at $17,000 to a consultant as compensation for consulting services rendered.

         In December 2000, we issued 2,500 shares of common stock valued at $11,750 to a consultant who was also a director of Kanakaris Wireless as compensation for consulting services rendered.

         In December 2000, we issued an aggregate of 19,231 shares of common stock to one individual upon exercise of options with an exercise price of $15.00 per share.

         In December 2000, we issued an aggregate of 144,558 shares of common stock to four investors upon conversion of an aggregate of $551,000 of principal plus related interest on our convertible debentures.

         In December 2000, we issued 100,000 shares of common stock valued at $510,000 to an executive employee who was also a director of Kanakaris Wireless as a stock bonus for services rendered.

         In December 2000, we issued an aggregate of 21,250 shares of common stock valued at $108,375 to two consultants as compensation for consulting services rendered.

         On January 5, 2001, we issued an aggregate of $650,000 of 12% convertible debentures and accompanying warrants to purchase up to 195,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $3.00 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants are exercisable into shares of common stock at the lesser of $2.50 per share and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise.

         In January 2001, we issued an aggregate of 18,040 shares of common stock as payment of interest owed on the debentures purchased by four accredited investors in the April 2000 offering. Also, we issued 67,112 shares of common stock to one of the investors upon conversion of $200,000 in principal amount plus interest on the debentures purchased by it in the April 2000 offering. Finally, we issued an aggregate of 90,863 shares of common stock, of which 38,617 shares were issued to each of two of the investors, upon conversion by each of them of $123,462 in principal amount plus interest on the debentures purchased by each of them in the April 2000 offering and of which 13,629 shares were issued to the fourth investor upon conversion of $43,575 in principal amount plus interest on the debenture it purchased in the April 2000 offering.

         In February 2001, we issued an aggregate of 25,701 shares of common stock, of which 10,923 shares were issued to each of two accredited investors upon conversion by each of them of $31,875 in principal amount plus interest on the debentures each of them purchased in the January 2001 offering, and of which 3,855 shares were issued to another accredited investor upon conversion of $11,250 in principal amount plus interest on the debenture it purchased in the January 2001 offering.

         On March 9, 2001, we issued an aggregate of $650,000 of 12% convertible debentures in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $3.00 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion.

         In March 2001, we issued an aggregate of 93,961 shares of common stock to four accredited investors upon conversion of an aggregate of $175,000 of principal plus related interest on our convertible debentures.

         In April 2001, we issued 1,250 shares of common stock valued at approximately $3,750 to one entity in settlement of a dispute.

         In April 2001, we issued 12,500 shares of common stock valued at $31,250 to a director and officer as compensation for services rendered.

         In April 2001, we issued an aggregate of 71,250 shares of common stock valued at $142,500 to four directors and officers and three employees as compensation for services rendered.

         In April 2001, we issued 12,500 shares of common stock valued at $25,000 to our accountants for services rendered.

         As of April 1, 2001 we issued 15,000 shares of common stock valued at $42,180 to one consultant for services rendered.

         In April 2001, we issued an aggregate of 153,163 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of $170,000 of principal plus related interest on our convertible debentures.

         As of April 30, 2001, $1,748,500 of the original $4,500,000 principal balance of 10% Convertible Debentures due May 1, 2001 remained outstanding. As of April 30, 2001, we entered into an agreement with the four accredited holders of these debentures to extend the due date of these debentures to May 1, 2002. In consideration for the extension, we granted to the investors warrants to purchase up to an aggregate of 1,350,000 shares of common stock at an initial exercise price equal to the lesser of the average of the lowest three intraday trading prices during the 20 trading days immediately preceding the grant of the warrants, discounted by 37.5%, and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise of the warrants.

         In May 2001, we issued 14,881 shares of common stock valued at $31,250 to an officer and director as compensation for services rendered.

         In May 2001, we issued 36,663 shares of common stock to one accredited investor upon conversion of $50,000 of principal plus related interest on our convertible debentures.

         In May 2001, we issued 375,000 shares of common stock to our Chairman of the Board, President and Chief Executive Officer as compensation for services rendered and to be rendered.

         In June 2001, we issued 10,000 shares of common stock valued at $24,400 to one consultant for services rendered.

         In June 2001, we issued 81,531 shares of common stock to four accredited investors upon conversion of an aggregate of $140,000 of principal plus related interest on our convertible debentures.

         In June 2001, we issued 50,000 shares of common stock valued at $170,000 and an option to purchase up to 100,000 shares of common stock at $2.00 per share to one consultant for services to be rendered. We subsequently reduced the exercise price to $1.00 per share with respect to 75,000 shares covered by this option. We issued 25,000 shares of common stock to the consultant in June 2001 at $2.00 per share and 75,000 shares of common stock to the consultant in July 2001 at $1.00 per share upon exercise of the option.

         On June 29, 2001, we issued an aggregate of $500,000 of 12% convertible debentures in a private offering to three accredited investors. Each of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $2.00 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 75,000 shares of common stock.

         In July 2001, we issued an aggregate of 50,000 shares of common stock valued at $165,000 to one consultant as compensation for services rendered.

         In July 2001, we issued an aggregate of 158,609 shares of common stock to five accredited investors in connection with regular interest payments and upon conversion of an aggregate of $100,000 of principal plus related interest on our convertible debentures.

         In August 2001, we issued an aggregate of 342,007 shares of common stock to four accredited investors upon conversion of an aggregate of $172,000 of principal plus related interest on our convertible debentures.

         In September 2001, we issued an aggregate of 178,603 shares of common stock to three accredited investors upon conversion of an aggregate of $34,500 in principal plus related interest on our convertible debentures.

         In September 2001, we issued an aggregate of 244,445 shares of common stock valued at $185,778 to one consultant as compensation for services rendered and 200,000 shares of common stock upon the exercise of a warrant at an exercise price of $1.00 per share.

         In October 2001, we issued an aggregate of 747,181 shares of common stock to five accredited investors upon conversion of an aggregate of $68,500 in principal plus related interest on our convertible debentures.

         In October 2001, we issued an aggregate of 180,000 shares of common stock valued at $75,600 to seven persons as compensation for services rendered, of whom two were directors and officers, two were directors and employees, one was an employee, one was a director and consultant and one was a consultant.

         In November 2001, we issued an aggregate of 150,808 shares of common stock to three accredited investors upon conversion of an aggregate of $20,000 of principal plus related interest on our convertible debentures.

         In November 2001, we issued an aggregate of 1,887,016 shares of common stock valued at $572,330 to two consultants as compensation for services rendered. We also issued 156,250 shares of common stock upon the exercise of a warrant at an exercise price of $.80 per share and 425,000 shares of common stock upon the exercise of a warrant at an exercise price of $.40 per share.

         In December 2001, we issued an aggregate of 125,000 shares of common stock valued at $37,500 to one individual in settlement of a dispute.

         In December 2001, we issued an aggregate of 200,000 shares of common stock valued at $30,000 to one entity for services rendered.

         In January 2002, we issued an aggregate of 65,200 shares of common stock valued at $7,954 to one consultant as compensation for services rendered.

         On January 9, 2002 we issued an aggregate of $200,000 of 12% convertible debentures in a private offering to one accredited investor. The investor, if certain conversion limitations are disregarded, is a beneficial owner of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.055 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 600,000 shares of common stock at a per share exercise price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

         In January 2002, in connection with the issuance of our January 2002 debentures, we issued warrants to purchase an aggregate of 60,000 shares of common stock to two entities as a transaction fee, which warrants are exercisable at a per share exercise price equal to the lesser of $.055 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding an exercise.

         In February 2002, we issued to two entities 6% convertible promissory notes due November 30, 2002 in the aggregate principal amount of $372,550. The promissory notes are immediately convertible into shares of common stock at an initial per share price equal to the lesser of $.085 and the average of the three lowest intraday sale prices during the 20 trading days immediately preceding a conversion.

         On March 29, 2002 we issued an aggregate of $500,000 of 12% convertible debentures in a private offering to four accredited investors. Two of the investors, if certain conversion limitations are disregarded, are beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.035 per share and 50% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion. The debentures were accompanied by warrants to purchase up to an aggregate of 1,500,000 shares of common stock at a per share exercise price equal to the lesser of $.035 and the average of the lowest three intraday trading prices during the 20 trading days immediately preceding a conversion or exercise.

         In March 2002, we issued an aggregate of 740,000 shares valued at $74,000 to seven officers and directors as compensation for services rendered.

         In March 2002, we issued an aggregate of 160,000 shares valued at $16,000 to two consultants as compensation for services rendered.

         In March 2002, we issued an aggregate of 150,000 shares valued at $14,250 to four consultants as compensation for services rendered.

         In April 2002, we issued 300,000 shares valued at $30,000 to one consultant as compensation for services rendered.

         In April 2002, we issued an aggregate of 1,065,767 shares of common stock to three accredited investors upon conversion of an aggregate of $38,400 in principal plus related interest on our convertible debentures.

         In April 2002, we issued an aggregate of 1,250,000 shares of common stock valued at $112,500 to two directors and officers as compensation for services rendered.

         In April 2002, we issued an aggregate of 200,000 shares of common stock valued at $18,000 to one consultant and ten employees as compensation for services rendered.

         In May 2002, we issued 714,285 shares of common stock to an accredited investor in a private placement transaction in exchange for $30,000 in cash.

         In May 2002, we issued an aggregate of 71,429 shares of common stock valued at $4,929 to one consultant as compensation for services rendered.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.

ITEM 27. EXHIBITS.

         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         2.1................................Stock Purchase Agreement dated as of October 10, 1997 by and between Christel H. Uttenbogaart and Kanakaris
                                            InternetWorks, Inc.(1)

         2.2................................Acquisition Agreement dated as of November 25, 1997 between
                                            Big Tex Enterprises, Inc. and Kanakaris InternetWorks, Inc.(1)

         2.3................................Asset Purchase Agreement between Desience Corporation, a wholly- owned subsidiary of Kanakaris Wireless, and Russ Bassett
                                            Corp., dated as of March 4, 2002. (15)

         2.4................................Asset Purchase Agreement dated as of March 29, 2002 by and between the Registrant, FFM Acquisition Corp., Fast Forward Marketing, Inc.
                                            and Intervisual Books, Inc. (16)

         2.5................................Amendment to Asset Purchase Agreement dated as of April 8, 2002 by and between the Registrant, FFM Acquisition Corp., Fast
                                            Forward Marketing, Inc. and Intervisual Books, Inc. (16)

         3.1................................Amended and Restated Articles of Incorporation of the
                                            Registrant (4)

         3.2................................Amended and Restated Bylaws of the Registrant (4)

         3.3................................Amendment to Article III of the Amended and Restated Bylaws
                                            adopted by the Registrant's Board of Directors on January 23,
                                            2001 (6)

         3.4................................Amendment to Article IX of the Amended and Restated Bylaws
                                            adopted by the Registrant's Board of Directors on January 23,
                                            2001 (6)

         3.5................................Amendments to Articles II, III and IX of the Amended and Restated
                                            Bylaws adopted by the Registrant's Board of Directors on February 5,
                                            2001 (7)

         3.6................................Amendment to Article III of the Amended and Restated Bylaws
                                            adopted by the Registrant's Board of Directors on June 21,
                                            2001 (9)

         3.7................................Amendment to Restated Articles of Incorporation of the Registrant (8)

         3.8................................Certificate of Designations, Preferences and Rights of Series B
                                            Convertible Preferred Stock of Kanakaris Wireless (16)

         4.1................................Specimen Common Stock Certificate (1)

         4.2................................Convertible Debenture Purchase Agreement dated as of
                                            February 4, 2000 between the investors named therein
                                            and the Registrant (3)

                                      II-9




         4.3................................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (3)

         4.4................................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to AJW Partners, LLC (3)

         4.5................................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (3)

         4.6................................Stock Escrow and Security Agreement dated as of February 4,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (3)

         4.7 ...............................Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named
                                            therein (3)

         4.8 ...............................Convertible Debenture Purchase Agreement dated as of
                                            April 13, 2000 between the investors named therein
                                            and the Registrant (4)

         4.9............................... 10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (4)

         4.10...............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of AJW Partners, LLC (4)

         4.11...............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (4)

         4.12...............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Equilibrium Equity, LLC (4)

         4.13...............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (4)

         4.14...............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to AJW Partners, LLC (4)

         4.15...............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (4)

         4.16...............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Equilibrium Equity, LLC (4)

         4.17...............................Registration Rights Agreement dated as of April 13, 2000 by and between the Registrant and the investors named
                                            therein (4)

         4.18...............................Stock Escrow and Security Agreement dated as of April 13,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (4)

                                      II-10




         4.19...............................Form of 10% Convertible Debenture due May 1, 2001 made in August
                                            2000 by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         4.20...............................Form of Stock Purchase Warrant dated as of August 2000 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         4.21...............................Securities Purchase Agreement dated as of January 5, 2001 by and among the investors named therein and the Registrant (5)

         4.22...............................Form of Convertible Debenture due January 5, 2002 made by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         4.23...............................Registration Rights Agreement dated as of January 5, 2001 by and between the Registrant and the investors named
                                            therein (5)

         4.24...............................Form of Stock Purchase Warrant dated as of January 5, 2001 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         4.25...............................License Agreement dated as of February 18, 1999 between the
                                            Registrant and ION Systems, Inc. (1)

         4.26...............................First Amendment to License Agreement dated effective as of
                                            March 22, 1999 by and between the Registrant and ION
                                            Systems, Inc. (1)

         4.27...............................Second Amendment to License Agreement dated as of May 4,
                                            2000 by and between the Registrant and ION Systems, Inc. (4)

         4.28...............................Form of Convertible Debenture due March 9, 2002 made by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (9)

         4.29...............................Securities Purchase Agreement dated as of June 29, 2001 between the Registrant and AJW Partners, LLC, New Millennium Capital
                                            Partners II, LLC and Alliance Equities, Inc. (9)

         4.30...............................Form of 12% Convertible Debenture due June 29, 2002 made by the
                                            Registrant in favor of each of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

         4.31...............................Form of Stock Purchase Warrant dated June 29, 2001 issued by the Registrant to each of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

         4.32...............................Registration Rights Agreement dated as of June 29, 2001 by and between the Registrant and AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

                                      II-11




         4.33...............................Letter Agreement dated as of June 29, 2001 by and among the
                                            Registrant and AJW Partners, LLC, New Millennium Capital Partners
                                            II, LLC and Equilibrium  Equity, LLC (9)

         4.34...............................Letter dated December 13, 2001 from Alliance Equities, Inc.
                                            to the Registrant regarding Extension of Line of Credit (14)

         4.35...............................Securities Purchase Agreement dated as of January 9, 2002 by and between Bank Insinger de Beaufort Safe Custody NV and
                                            the Registrant (14)

         4.36...............................Convertible Debenture due January 9, 2003 made by the
                                            Registrant in favor of Bank Insinger de Beaufort Safe
                                            Custody NV (14)

         4.37...............................Registration Rights Agreement dated as of January 9, 2002 by and between the Registrant and Bank Insinger de Beaufort
                                            Safe Custody NV (14)

         4.38...............................Stock Purchase Warrant dated as of January 9, 2002 issued by the Registrant to Bank Insinger de Beaufort Safe Custody NV (14)

         4.39...............................Security Agreement dated as of January 9, 2002 by and between the Registrant and Bank Insinger de Beaufort Safe Custody NV (14)

         4.40...............................Letter Agreement dated January 9, 2002 by and between the
                                            Registrant and Bank Insinger de Beaufort Safe Custody NV,
                                            Bristol Investment Fund, Ltd., Bristol Capital, LLC and
                                            Paul Kessler (14)

         4.41...............................Agreement dated as of February 28, 2002 by and between the
                                            Registrant and Rutan & Tucker, LLP

         4.42...............................6% Convertible Promissory Note due November 30, 2002 made by the Registrant in favor of Rutan & Tucker, LLP

         4.43...............................Agreement dated as of February 28, 2002 by and between the
                                            Registrant and Haynie & Company

         4.44...............................6% Convertible Promissory Note due November 30, 2002 made by the Registrant in favor of Haynie & Company

         4.45...............................Stock Purchase Warrant dated as of January 9, 2002 issued by the Registrant to Bristol Capital, LLC

         4.46...............................Stock Purchase Warrant dated as of January 9, 2002 issued by the Registrant to Alexander Dunham Capital Group, Inc.

         4.47...............................Restated 12% Convertible Debenture due June 29, 2002 made by the Registrant in favor of Alliance Equities, Inc.

         4.48...............................Letter Agreement dated May 4, 2002 between the Registrant and the Hopkins Family Trust

         5.1................................Opinion of Rutan & Tucker, LLP (*)

         10.1...............................Kanakaris Communications, Inc. 2000 Stock Option Plan (4)(#)

         10.2...............................encoding.com Terms and Conditions and related purchase orders (2)

         10.3...............................Windows Media(TM) Technology Promotion Agreement dated
                                            February 18, 1999 between Microsoft Corporation and the
                                            Registrant (1)

         10.4...............................Memorandum of Understanding dated November 9, 1999 by and between Lain International and the Registrant (5)

         10.5...............................Sublease Agreement dated as of October 8, 1999 by and between
                                            Belfiore-Fitzgerald and the Registrant (1)

         10.6...............................License Agreement dated as of February 18, 1999 between the
                                            Registrant and ION Systems, Inc. (1)

                                      II-12




         10.7...............................First Amendment to License Agreement dated effective as of
                                            March 22, 1999 by and between the Registrant and ION
                                            Systems, Inc. (1)

         10.8...............................Second Amendment to License Agreement dated as of May 4,
                                            2000 by and between the Registrant and ION Systems, Inc. (4)

         10.9...............................Memorandum of Understanding dated November 1, 1999 by and between SyCoNet.com Inc. and the Registrant (1)

         10.10..............................Promissory Note dated May 17, 2000 made by Alex Kanakaris in favor of the Registrant (#)(4)

         10.11..............................Agreement for Payment of Royalties dated as of April 20, 2000 between the Registrant and John Clark (4)

         10.12..............................Memorandum of Understanding dated February 25, 1999 between the Registrant and Alliance Equities (1)

         10.13..............................Memorandum of Understanding dated April 7, 1999 between the
                                            Registrant and Alliance Equities (1)

         10.14..............................Revolving Line of Credit Agreement dated as of December 10, 1999 by and between the Registrant and Alliance Equities (2)

         10.15..............................Memorandum dated December 28, 2000 from Alliance Equities to the Registrant extending Revolving Line of Credit Agreement (5)

         10.16..............................Promissory Note dated May 19, 1997 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.17..............................Promissory Note dated February 26, 1997 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.18..............................Promissory Note dated September 30, 1997 made by Alex
                                            Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.19..............................Promissory Note dated April 7, 1997 made by John McKay in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.20..............................Promissory Note dated January 8, 1998 made by John McKay in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.21..............................Promissory Note dated January 8, 1998 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.22..............................Promissory Note dated January 8, 1998 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.(#)(1)

         10.23..............................Promissory Note dated January 7, 2000 made by the Registrant in favor of Alex F. Kanakaris (#)(3)

         10.24..............................Promissory Note dated December 27, 1999 made by the Registrant in favor of Branch Lotspeich (#)(3)

         10.25..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and Alex F. Kanakaris (#)(3)

         10.26..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and Branch Lotspeich (#)(3)

         10.27..............................Non-Qualified Stock Option Agreement dated December 31,
                                            1999 between the Registrant and John R. McKay (#)(3)

         10.28..............................Agreement dated October 21, 1999 between eConnect and the
                                            Registrant (1)

         10.29..............................Windows Media(TM) ICP Broadband Jumpstart Program Agreement
                                            dated as of March 6, 2000 between the Registrant and
                                            Microsoft Corporation (4)

         10.30..............................Windows Media(TM) ICP Broadband Jumpstart Program Agreement
                                            dated effective as of December 7, 1999 between the Registrant and Microsoft Corporation (1)

                                      II-13




         10.31..............................Convertible Debenture Purchase Agreement dated as of
                                            February 4, 2000 between the investors named therein
                                            and the Registrant (3)

         10.32..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (3)

         10.33..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of AJW Partners, LLC (3)

         10.34..............................10% Convertible Debenture due February 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (3)

         10.35..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (3)

         10.36..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to AJW Partners, LLC (3)

         10.37..............................Stock Purchase Warrant dated as of February 4, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (3)

         10.38..............................Stock Escrow and Security Agreement dated as of February 4,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (3)

         10.39..............................Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named
                                            therein (3)

         10.40..............................Convertible Debenture Purchase Agreement dated as of
                                            April 13, 2000 between the investors named therein
                                            and the Registrant (4)

         10.41..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of New Millennium Capital
                                            Partners II, LLC (4)

         10.42..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of AJW Partners, LLC (4)

         10.43..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Bank Insinger de
                                            Beaufort (4)

         10.44..............................10% Convertible Debenture due May 1, 2001 made by the Registrant in favor of Equilibrium Equity, LLC (4)

         10.45..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to New Millennium Capital
                                            Partners II, LLC (4)

         10.46..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to AJW Partners, LLC (4)

         10.47..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Bank Insinger de
                                            Beaufort (4)

         10.48..............................Stock Purchase Warrant dated as of April 13, 2000 issued by the Registrant to Equilibrium Equity, LLC (4)

         10.49..............................Registration Rights Agreement dated as of April 13, 2000 by and between the Registrant and the investors named
                                            therein (4)

                                      II-14




         10.50..............................Stock Escrow and Security Agreement dated as of April 13,
                                            2000 between the Registrant, Owen Naccarato and the investors named therein (4)

         10.51..............................Debenture Purchase Agreement dated as of August 5, 1999 between the Registrant and Alliance Equities (1)

         10.52..............................Kanakaris Communications, Inc. 10% Convertible Subordinated
                                            Debenture due August 4, 2000 made by the Registrant in
                                            favor of Alliance Equities (1)

         10.53..............................Registration Rights Agreement dated as of August 5, 1999 between the Registrant and Alliance Equities (1)

         10.54..............................Kanakaris Communications, Inc. 10% Convertible Subordinated
                                            Debenture due September 29, 2000 made by the Registrant
                                            in favor of the Payee named therein (1)

         10.55..............................Stock Escrow and Security Agreement dated as of November 1,
                                            1999 between the Registrant, Owen Naccarato and the Holder named therein (1)

         10.56..............................Registration Rights Agreement dated as of September 29, 1999 by and between the Registrant and the Purchaser named therein (1)

         10.57..............................Form of 10% Convertible Debenture due May 1, 2001 made in August
                                            2000 by the Registrant in favor of AJW Partners, LLC, New
                                            Millennium Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         10.58..............................Form of Stock Purchase Warrant dated as of August 2000 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Equilibrium Equity, LLC (5)

         10.59..............................Securities Purchase Agreement dated as of January 5, 2001 by and among the investors named therein and the Registrant (5)

         10.60..............................Form of Convertible Debenture due January 5, 2002 made by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         10.61..............................Registration Rights Agreement dated as of January 5, 2001 by and between the Registrant and the investors named
                                            therein (5)

         10.62..............................Form of Stock Purchase Warrant dated as of January 5, 2001 issued by the Registrant to AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (5)

         10.63..............................The New York Internet Chamber of Commerce Charter
                                            Membership Agreement dated January 17, 2001 by and
                                            between The New York Internet Chamber of Commerce and
                                            the Registrant (6)

         10.64..............................Letter agreement dated as of April 30, 2001 by and among the
                                            Registrant and AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC, Bristol
                                            Investment Fund, Ltd. and Bank Insinger de Beaufort (8)

         10.65..............................Letter agreement dated December 29, 2000 between Haynie &
                                            Company, CPAs and the Registrant (#) (8)

         10.66..............................Form of Convertible Debenture due March 9, 2002 made by the Registrant in favor of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC, Equilibrium Equity, LLC and Bristol
                                            Investment Fund, Ltd. (9)

         10.67..............................Securities Purchase Agreement dated as of June 29, 2001 between the Registrant and AJW Partners, LLC, New Millennium Capital
                                            Partners II, LLC and Alliance Equities, Inc. (9)

         10.68..............................Form of 12% Convertible Debenture due June 29, 2002 made by the
                                            Registrant in favor of each of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

         10.69..............................Form of Stock Purchase Warrant dated June 29, 2001 issued by the Registrant to each of AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

         10.70..............................Registration Rights Agreement dated as of June 29, 2001 by and between the Registrant and AJW Partners, LLC, New Millennium
                                            Capital Partners II, LLC and Alliance Equities, Inc. (9)

                                      II-15




         10.71..............................Letter Agreement dated as of June 29, 2001 by and among the
                                            Registrant and AJW Partners, LLC, New Millennium Capital Partners
                                            II, LLC and Equilibrium  Equity, LLC (9)

         10.72..............................Consulting Agreement dated as of September 4, 2001 by and between the Registrant and Richard Epstein (10)

         10.73..............................Consulting Agreement dated as of October 26, 2001 by and between the Registrant and Kevin Welch (11)

         10.74..............................Common Stock Purchase Warrant dated as of October 26, 2001 by and between the Registrant and Kevin Welch (11)

         10.75..............................Consulting Agreement dated as of November 5, 2001 by and between the Registrant and Paul Lemmon (12)

         10.76..............................Common Stock Purchase Warrant dated as of November 29, 2001 made by the Registrant in favor of Kevin Welch (13)

         10.77..............................Consulting Agreement Extension dated as of November 29, 2001 by and between the Registrant and Kevin Welch (13)

         10.78..............................Letter dated December 13, 2001 from Alliance Equities, Inc.
                                            to the Registrant regarding Extension of Line of Credit (14)

         10.79..............................Securities Purchase Agreement dated as of January 9, 2002 by and between Bank Insinger de Beaufort Safe Custody NV and
                                            the Registrant (14)

         10.80..............................Convertible Debenture due January 9, 2003 made by the
                                            Registrant in favor of Bank Insinger de Beaufort Safe
                                            Custody NV (14)

         10.81..............................Registration Rights Agreement dated as of January 9, 2002 by and between the Registrant and Bank Insinger de Beaufort
                                            Safe Custody NV (14)

         10.82..............................Stock Purchase Warrant dated as of January 9, 2002 issued by the Registrant to Bank Insinger de Beaufort Safe Custody NV (14)

         10.83..............................Security Agreement dated as of January 9, 2002 by and between the Registrant and Bank Insinger de Beaufort Safe Custody NV (14)

         10.84..............................Letter Agreement dated January 9, 2002 by and between the
                                            Registrant and Bank Insinger de Beaufort Safe Custody NV,
                                            Bristol Investment Fund, Ltd., Bristol Capital, LLC and
                                            Paul Kessler (14)

         10.85..............................Agreement dated as of February 28, 2002 by and between the
                                            Registrant and Rutan & Tucker, LLP

         10.86..............................6% Convertible Promissory Note due November 30, 2002 made by the Registrant in favor of Rutan & Tucker, LLP

         10.87..............................Agreement dated as of February 28, 2002 by and between the
                                            Registrant and Haynie & Company

         10.88..............................6% Convertible Promissory Note due November 30, 2002 made by the Registrant in favor of Haynie & Company

         10.89..............................Securities Purchase Agreement dated as of March 29, 2002 by and among the Registrant and each of the purchasers identified therein (16)

         10.90..............................Form of 12% Secured Convertible Debenture due March 29, 2003 (16)

         10.91..............................Form of Common Stock Purchase Warrant dated March 29, 2002 (16)

         10.92..............................Registration Rights Agreement dated as of March 29, 2002 by and among the Registrant and each of the investors identified
                                            therein (16)

         10.93..............................Security Agreement dated as of March 29, 2002 by and among the
                                            Registrant and each of the secured parties identified therein (16)

         10.94..............................Security Agreement dated as of April 1, 2002 by and among the
                                            Registrant and each of the secured parties identified therein (16)

         10.95..............................Exchange Agreement dated as of April 10, 2002 by and between the
                                            Registrant and Bristol Capital, LLC (16)

         10.96..............................Registration Rights Agreement dated as of April 10, 2002 by and between the Registrant and Bristol Capital, LLC (16)

         21.1...............................Subsidiaries of the Registrant (16)

         23.1...............................Consent of Weinberg & Company, P.A., independent certified public accountants

         23.2...............................Consent of Rutan & Tucker, LLP (contained in the opinion included as Exhibit 5.1) (*)

         24.1...............................Power of Attorney (contained on the signature page to this registration statement)

---------------
# Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.
(*)      To be filed by Amendment.
(1) Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on November 19, 1999 (Registration No. 333-84909) and incorporated herein by reference
(2) Filed as an exhibit to the Registrant's Amendment No. 3 to Form SB-2 filed with the Securities and Exchange Commission on December 21, 1999 (Registration No. 333-84909) and incorporated herein by reference.
(3) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on March 3, 2000 (Registration No. 333-31748) and incorporated herein by reference.
(4) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on June 12, 2000 (Registration No. 333-39102) and incorporated herein by reference.
(5) Filed as an exhibit to the Registrant's Amendment No. 1 to Form 10-KSB filed with the Securities and Exchange Commission on January 25, 2001 (File No. 0-28213) and incorporated herein by reference.
(6) Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on January 29, 2001 (Registration No. 333-54514) and incorporated herein by reference.
(7) Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on February 6, 2001 (Registration No. 333-54514) and incorporated herein by reference.
(8) Filed as an exhibit to the Registrant's Post-Effective Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on May 7, 2001 (Registration No. 333-54514) and incorporated herein by reference.
(9) Filed as an exhibit to the Registrant's Form 10-QSB for the quarter ended June 30, 2001 filed with the Securities and Exchange Commission on August 16, 2001 (File No. 0-28213) and incorporated herein by reference.
(10) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on September 17, 2001
         (Registration No. 333-69476) and incorporated herein by reference.
(11) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on November 1, 2001
         (Registration No. 333-72618) and incorporated herein by reference.
(12) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on November 28, 2001
         (Registration No. 333-74040) and incorporated herein by reference.
(13) Filed as an exhibit to the Registrant's Form S-8 filed with the Securities and Exchange Commission on November 30, 2001
         (Registration No. 333-74238) and incorporated herein by reference.
(14)     Filed as an exhibit to the Registrant's Form 10-KSB filed with the

         Securities and Exchange Commission on January 15, 2002 (File No. 0-28213)and incorporated herein by reference.
(15) Filed as an exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 19, 2002 (File No. 0-28213) and incorporated herein by reference.
(16) Filed as an exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on April 22, 2002 (File No. 0-28213) and incorporated herein by reference.

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on May 8, 2002.

                                       KANAKARIS WIRELESS

                                       By: /S/ ALEX KANAKARIS
                                          --------------------------------------
                                          Alex Kanakaris, Chairman of the
                                          Board and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Kanakaris Wireless, a Nevada corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Alex Kanakaris as their true and lawful attorney-in-fact and agent; with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign such amendment and any or all further amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----

/S/ ALEX KANAKARIS                 Chairman of the Board,            May 8, 2002
----------------------------       President, Chief Executive
Alex F. Kanakaris                  Officer, and Director
                                   (Principal Executive
                                   Officer)

/S/ DAVID THOMAS SHOMAKER          Acting Chief Financial            May 8, 2002
----------------------------       Officer (Principal Financial
David Thomas Shomaker              Officer)

                                   Director                          May 8, 2002
----------------------------
John Robert McKay

/S/ LISA LAWRENCE                  Director                          May 8, 2002
----------------------------
Lisa Lawrence

                                      II-18




/S/ VAN HOLSTER                    Director                          May 8, 2002
----------------------------
Van Holster

/S/ ROSE FORBES                    Director                          May 8, 2002
----------------------------
Rose Forbes

/S/ CAROLINE MICHAELS              Director                          May 8, 2002
----------------------------
Caroline Michaels

                                   Director                          May 8, 2002
----------------------------
Charles Moore


                                    EXHIBITS
         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         4.41...............................Agreement dated as of February 28, 2002 by and between the
                                            Registrant and Rutan & Tucker, LLP

         4.42...............................6% Convertible Promissory Note due November 30, 2002 made by the Registrant in favor of Rutan & Tucker, LLP

         4.43...............................Agreement dated as of February 28, 2002 by and between the
                                            Registrant and Haynie & Company

         4.44...............................6% Convertible Promissory Note due November 30, 2002 made by the Registrant in favor of Haynie & Company

         4.45...............................Stock Purchase Warrant dated as of January 9, 2002 issued by the Registrant to Bristol Capital, LLC

         4.46...............................Stock Purchase Warrant dated as of January 9, 2002 issued by the Registrant to Alexander Dunham Capital Group, Inc.

         4.47...............................Restated 12% Convertible Debenture due June 29, 2002 made by the Registrant in favor of Alliance Equities, Inc.

         4.48...............................Letter Agreement dated May 4, 2002 between the Registrant and the Hopkins Family Trust

         23.1...............................Consent of Weinberg & Company, P.A., independent certified public accountants

         24.1...............................Power of Attorney (contained on the signature page to this registration statement)


                                      II-20